UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

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PARKER-HANNIFIN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARKER HANNIFIN
PROXY STATEMENT
2026

Parker

ENGINEERING YOUR SUCCESS.

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the Company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets.
The Win Strategy™
The Win Strategy is our business system that defines the goals and initiatives that drive growth, transformation and success.

The Win Strategy™

Our Vision: Engineering Your Success

Goals

Engaged People	Customer Experience	Profitable Growth	Financial Performance
STRATEGIES	STRATEGIES	STRATEGIES	STRATEGIES
• Safety #1 • Environment, Social & Governance • Ownership – Entrepreneurial • High Performance Teams & Leaders • Culture of Kaizen	• Quality Solutions On Time • Digital Leadership • Ease of Doing Business	• Strategic Positioning • Market-Driven Innovation • System Solutions • Strong Distribution • Grow Share • Acquisitions	• Simplification • Lean Enterprise • Strategic Supply Chain • Value Pricing

Our Culture & Values

Parker

Win Strategy 3.0
July 2024

Our Values
Our values shape our culture and our interactions with stakeholders and the communities in which we operate and live.

Winning Culture

We insist on integrity and ethical behavior and we value compassion, respect and inclusion in all aspects of our global business. We seek to raise the quality of life through responsible, global stewardship.

Passionate People

We are empowered – every idea counts and every role has a voice. We are committed to safety and realize the value of our collective efforts. We believe our strength comes from the relationships and trust we establish with each other, our customers, suppliers, distributors and the world we serve.

Valued Customers

We partner with our customers to increase their productivity and profitability, ensuring their success as well as ours. We are committed to serving our customers through innovation, value creation and the highest quality system solutions.

Engaged Leadership

We lead by example, demonstrating our values in all circumstances and at all times. Our character, experience and abilities are the foundation of Parker's operational excellence. We hold ourselves accountable for achieving the results our stakeholders expect. We listen to and encourage one another, and take pride in our growth and accomplishments.

Our Purpose
Our purpose statement defines our unique contribution to the world, creating a strong sense of pride and inspiration for our global team members.
Enabling Engineering Breakthroughs that Lead to a Better Tomorrow

Notice of Annual Meeting of Shareholders

DATE AND TIME October 28, 2026 (Wednesday) 9:00 a.m. EDT	ADDRESS Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124	RECORD DATE September 4, 2026

To Our Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders of Parker-Hannifin Corporation. The meeting will be held at our headquarters located at 6035 Parkland Boulevard, Cleveland, Ohio 44124, on Wednesday, October 28, 2026 at 9:00 a.m., Eastern Daylight Time, for the following purposes:
Voting Items

1	Election of Directors	FOR each Director nominee

2	Approval of the Compensation of Our Named Executive Officers on a Non-Binding, Advisory Basis	FOR

3	Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm	FOR
and to transact such other business as may properly come before the meeting.
Shareholders of record at the close of business on September 4, 2026 are entitled to vote at the meeting. On September 4, 2026, 126,112,415 shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 18, 2026. Your vote is important, so if you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the proxy card. Please refer to the section “General Information About the Annual Meeting” for more information.
Thank you for your support of Parker-Hannifin Corporation.
By Order of the Board of Directors
Joseph R. Leonti
Secretary
September 18, 2026

How to Vote

VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 28, 2026.
This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, is available free of charge on our investor relations website (investors.parker.com).

2026 Proxy Statement	1

Table of Contents

3	Our Company
3	Business and Performance Highlights
4	Executive Compensation Highlights
5	Corporate Governance Highlights
7	Sustainability Highlights
9	Shareholder Engagement Highlights

10	Proxy Statement Summary/Voting Roadmap

11	Item 1 – Election of Directors
12	Director Nomination, Selection and Qualifications
13	Director Skills and Backgrounds
14	Director Biographies
14	Nominees for Election as Directors for Terms Expiring in 2027
19	Director Independence
19	Annual Elections; Majority Voting; No Cumulative Voting
19	Departure

20	Corporate Governance
20	Board and Committee Structure
20	Current Leadership Structure
21	Board Committees; Committee Charters
23	Meetings and Attendance; Executive Sessions
23	Director Education and Orientation Program
24	Board and Committee Evaluations
25	Board Strategic and Risk Oversight
25	Board’s Role in Strategic Oversight
26	Board’s Role in Risk Oversight
26	Communications with Directors
27	Other Governance Matters
27	Review and Approval of Transactions with Related Persons
27	Proxy Access
28	Stock Ownership Guidelines
28	Insider Trading and Prohibited Transactions in Company Securities
28	Governance Documents

29	Director Compensation
29	Compensation of Directors
30	Director Compensation for Fiscal Year 2026

31	Executive Compensation

31	Item 2 – Advisory Vote to Approve Named Executive Officer Compensation
32	Compensation Discussion & Analysis
32	Named Executive Officers
32	Executive Summary
37	Compensation Setting Process
42	Principal Elements of Executive Compensation
53	Other Compensation Policies and Practices
55	Accounting and Tax Considerations
55	Compensation Committee Report
56	Compensation Tables
56	Summary Compensation Table for Fiscal Year 2026
58	Grants of Plan-Based Awards for Fiscal Year 2026
59	Outstanding Equity Awards at June 30, 2026
61	Option Exercises and Stock Vested for Fiscal Year 2026
62	Pension Benefits for Fiscal Year 2026
63	Nonqualified Deferred Compensation for Fiscal Year 2026
64	Potential Payments Upon Termination or Change of Control at June 30, 2026
71	Chief Executive Officer Pay Ratio
72	Pay Versus Performance Disclosure
72	Pay Versus Performance Table
75	2026 Performance Measures

76	Item 3 – Ratification of the Independent Registered Public Accounting Firm
76	Audit Fees and All Other Fees
77	Audit Committee Pre-Approval Policies and Procedures
77	Report of the Audit Committee

78	Beneficial Ownership of Common Stock
78	Principal Shareholders

80	General Information About the Annual Meeting

81	Other Matters
81	General
83	Shareholders’ Proposals
83	Shareholder Recommendations for Director Nominees

2

Our Company

Parker-Hannifin Corporation is a Fortune 250 global leader in motion and control technologies. For more than a century, the Company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. The following sections provide highlights from our fiscal year 2026 across matters of importance to our shareholders, including business and financial performance, executive compensation, corporate governance, sustainability and shareholder engagement.
Business and Performance Highlights
Parker Delivered Another Record Year in Fiscal 2026

Segment Operating Margin	Cash Flow from Operations	Earnings per Share	Continued Dividend Increase

24.5% A RECORD 24.5% COMPARED TO 23.0% FOR FISCAL YEAR 2025	$4.4B A RECORD $4.4 BILLION COMPARED TO $3.8 BILLION FOR FISCAL YEAR 2025	$28.48 A RECORD $28.48 COMPARED TO $27.12 FOR FISCAL YEAR 2025	70th YEAR INCREASED ANNUAL DIVIDENDS PER SHARE PAID FOR THE 70TH YEAR IN A ROW
The Company delivered record performance across multiple financial metrics again in fiscal year 2026, reflecting the strength of our business system, The Win Strategy™, our disciplined execution, and the resilience of our portfolio. Despite continued volatility across the global economy, we remained focused on serving customers, expanding margins, generating strong cash flow, and creating long-term shareholder value. We also advanced our strategic portfolio transformation through the completed acquisitions of Curtis Instruments, Inc. and Filtration Group Corporation and continued progress toward the pending acquisition of CIRCOR’s Commercial and Defense Aerospace business, each of which is expected to strengthen our technology portfolio, expand our capabilities in attractive, highly-engineered markets and support our long-term growth. Throughout the year, we maintained safety as a core priority, reinforcing our commitment to protecting team members while delivering record results and positioning the Company for continued success.
Delivering Superior Total Shareholder Returns
Parker results in fiscal year 2026 built upon a pattern of success that has helped deliver substantial shareholder returns reflected in our 5-year stock performance.

Comparison of 5 Year Cumulative Total Return*

$400
$350
$300
$250
$200
$150
$100
$50
$0
6/21
6/22
6/23
6/24
6/25
6/26
Parker-Hannifin Corporation
S&P 500 Industrials
S&P 500

•$100 invested on 6/30/21 in stock or index, including reinvestment of dividends. Fiscal year ending June 30. Copyright© 2026 Standard & Poor's, a division of S&P Global. All rights reserved.

2026 Proxy Statement	3

Our Company
Executive Compensation Highlights
The tables below highlight the performance-based nature of our compensation program and how our program aligns with what we view as executive compensation best practices.
Elements of Executive Compensation

	Elements of Compensation		Purpose
Fixed	Base Salary		Attracts, retains and motivates the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy
Variable/ At-Risk	Annual Cash Incentive	Officer Annual Cash Incentive Plan ("Officer ACIP")
Incentivizes executive officers to maximize segment operating income, sales revenue and cash flow margin, metrics we believe align closely with total shareholder return and overall shareholder value, by focusing on key business strategies such as profitable and sustainable sales growth, value pricing, strategic supply chain, market-driven innovation, system solutions, strong distribution channels, lean initiatives, inventory control, strong receivable and payable controls, and other strategic imperatives

	Long-Term Equity Incentive	Long Term Incentive Performance ("LTIP") Awards
Incentivizes executive officers to maximize long-term revenue growth, EPS growth, and growth in average return on invested capital ("ROIC") by focusing on key business strategies such as market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth

Stock Incentives/ Stock Appreciation Rights ("SARs")
Incentivizes executive officers to maximize our stock price by focusing on various key business strategies such as sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price

Executive Compensation Practices

What We Do	What We Don’t Do

  Executive compensation program with pay-for-performance structure aligned with The Win Strategy
  The target total direct compensation package for our Chief Executive Officer is a mix of 9% fixed and 91% at-risk, and for our other Named Executive Officers is an average mix of 19% fixed and 81% at-risk
   Annual advisory vote to approve executive compensation with consistent high degree of approval
  One-year minimum vesting or performance period requirements for equity incentives under our 2023 Omnibus Stock Incentive Plan
  Clawback policies and provisions to recover or withhold time-based and performance-based compensation to executive officers in certain circumstances
  Anti-hedging and anti-pledging policy for Directors and executive officers
  Robust Stock Ownership Guidelines for Directors and executive officers

  Offer employment agreements to our executive officers
  Offer above-market earnings on contributions to deferred compensation accounts
  Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant
  Re-price stock options or SARs
  Cash out underwater stock options or SARs
  Include reload provisions in any stock option or SAR grant
  Permit Directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock
  Permit Directors or executive officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

4

Our Company
Corporate Governance Highlights
Our Board of Directors is committed to sound corporate governance practices, promoting the long-term interests of our shareholders and holding itself and management accountable for performance.

Board Composition
The metrics included in the graphics below reflect the structure and composition of our Board as of the record date, September 4, 2026. Each Director brings his or her own unique background and range of expertise, knowledge and experience, which we believe provides an optimal and broad mix of skills and qualifications necessary for our Board to effectively fulfill its oversight responsibilities.

Board Tenure	Independence	Age
8.4 years AVERAGE TENURE	90% INDEPENDENT	62 years AVERAGE AGE

Director Experience
Public Company Leadership	Manufacturing

Corporate Strategy & Culture	Technology & Innovation

Risk Management	Finance & Accounting

International	Sales & Marketing

Industrial/Aerospace Industries	Public Company CEO Experience

Gender Diverse	Racially/Ethnically Diverse

2026 Proxy Statement	5

Our Company

Board and Committee Practices
•Director retirement is mandatory (with no exceptions or conditions) after reaching age 72.
•Robust stock ownership guidelines for our Directors and executive officers (all of whom are compliant with such guidelines)
•Annual Board, Committee and individual Director evaluations
•Annual review of our Chief Executive Officer by all independent Directors
•Thoughtful management of our Directors' outside commitments – two Director Nominees do not sit on any other public company boards, six Director Nominees sit on one other public company board, and one Director Nominee sits on two other public company boards
•Average Director attendance at all of our Board of Directors and Committee meetings was over 96% and each of our Directors attended at least 75% of his or her meetings of our Board of Directors and his or her Committee meetings during fiscal year 2026.
•Each Committee of our Board of Directors has a published charter that is reviewed and evaluated at least annually.

Shareholder Rights	•Annual election of all Directors •Majority voting and resignation policy for uncontested Director elections •Proxy access permitted for eligible shareholders

Board Independence	•Board Committees are 100% comprised of independent Directors. •Independent Directors meet regularly and frequently (at least four times per year) without management.

Oversight of Risk
•Our Chairman of the Board and independent Lead Director ensure the entire Board of Directors maintains regular oversight of key risk areas, such as corporate strategy, management succession planning, cybersecurity, enterprise risk management, and sustainability matters. For more information on the Board's oversight responsibilities, see pages 25-26 of this Proxy Statement.

Guidelines and Codes of Conduct	•Published Global Code of Business Conduct applicable to our Board of Directors •Published Corporate Governance Guidelines

6

Our Company
Sustainability Highlights
We pursue a range of sustainability initiatives, taking into account the interests of our key stakeholders, including our shareholders, team members, customers and communities. We publish our annual Sustainability Report in line with the Sustainability Accounting Standards Board, addressing the many ways in which we apply our core technologies to make a positive impact on the world, including through our team members, social responsibility, environmental initiatives, product stewardship, and governance, ethics and compliance. We continuously monitor evolving sustainability disclosure practices and are working to align our sustainability disclosures with future requirements, including the Corporate Sustainability Reporting Directive. Key aspects of our sustainability strategy and performance are highlighted below.

Social Responsibility
Our social responsibility strategy, with the support of the Parker-Hannifin Foundation, empowers team members to make a difference in the communities we call home. We align our collective efforts with the Foundation's three areas of focus:
•STEM EDUCATION: Supporting schools, universities and community agencies to promote access to science, technology, engineering and mathematics education, and the resources and support needed to thrive in the classroom.
•COMMUNITY NEEDS: Supporting our team members, families and neighbors by contributing to the advancement and well-being of our communities.
•SUSTAINABILITY: Supporting long-term efforts to build sustainable communities, address key societal issues and create a better tomorrow.
For over 70 years, the Foundation has extended the goodwill of our team members with donations that benefit the communities where we operate. Together with the Foundation, we have donated over $120 million since 2010, including $14 million in fiscal year 2026.

Inclusion
An inclusive environment is a core tenet of our values and one of our key measures of success within The Win Strategy. We have an ongoing commitment to an inclusive and welcoming workplace where everyone feels valued and adds value, and different points of view are respected.
One important component of Parker’s inclusive workplace is the development and deployment of Business Resource Groups, each of which is open to all team members. In addition to our Business Resource Groups, we have processes in place to attract and retain team members with a wide range of backgrounds, perspectives and experiences, helping to support them with career plans and experienced mentors. Our goal is to promote a strong, inclusive work environment that will provide us the best talent to further strengthen our organization for success.

Safety
Safety is a core value shared by all team members, and we aspire to be the safest industrial company in the world, which we define as having the lowest annual recordable incident rate among our proxy peers. To track our safety progress, we have established key safety milestones. We have successfully reduced our Recordable Incident Rate by more than 50% since our fiscal year 2019.

Water Conservation
•Recognizing the growing scarcity of water in many regions, Parker maintains a water conservation initiative that focuses efforts on facilities in geographically higher risk areas and facilities utilizing higher volumes of water.
•Our goal is to implement water management best practices at 100% of sites in water-scarce locations (as defined by the World Resources Institute).

Waste and Materials Management
•We are committed to managing materials and waste responsibly, adhering to all applicable laws in the communities where we operate.
•We take a dual approach to reducing waste in our operations: proactive prevention and continuous improvement for reduction. Our Simple by Design innovation methods enable us to proactively remove potential waste during product development. Additionally, we utilize kaizen process improvements to reduce waste in critical aspects of our manufacturing process.

2026 Proxy Statement	7

Our Company

Supplier Partnerships
•We have implemented several supply chain initiatives to reduce our environmental footprint. This includes leveraging sustainable transport methods to reduce emissions associated with air freight, as well as transitioning to electronic documentation to reduce paper waste. Through kaizen initiatives, our team members continue to develop innovations to help achieve our environmental stewardship goals.
•Since 2012, we have been a member of the U.S. Environmental Protection Agency SmartWay® Transport Partnership aimed at identifying technologies and strategies to reduce carbon emissions and set goals and track progress toward reducing fuel consumption and improving the efficiency of freight transport.
•Our global supply chain team employs dual sourcing and other risk management strategies to promote the availability of materials needed for production. We also require our suppliers to comply with all applicable laws and regulations related to human rights, resource conservation and the environment.
•To support our progress toward our Scope 3 emissions target (discussed further under "Decarbonization Efforts" below), during fiscal year 2026, we implemented a new collection methodology to more thoroughly obtain our suppliers' carbon emissions data and climate commitments.

Technologies Enabling a Better Tomorrow
•Our interconnected portfolio of technologies features a broad range of highly efficient solutions engineered to improve performance and efficiency and to help end users reduce resource consumption and greenhouse gas emissions.
•We deliver components and systems that enable the adoption of cleaner and more efficient energy, electrification, light weighting and other innovations to provide a more positive, global environmental impact to companies across the industrial, mobile and aerospace markets, including:
•A comprehensive suite of engineered materials such as thermal management, coatings, adhesives and vibration control that enable more electric applications;
•A broad range of motion and control technologies to support the use of various clean energy sources such as batteries, fuel cells, hydrogen, sustainable fuels and renewable energy;
•A strong motion technology offering with electro-hydraulic, electromechanical, and pneumatic actuators, valves, pumps, motors, controllers, software and conveyance for more electric aerospace, mobile and industrial applications; and
•A broad platform of filtration technologies to accelerate a cleaner and more sustainable world.
•In fiscal year 2026, we strengthened our electrification product portfolio by completing the acquisition of Curtis Instruments, Inc., which specializes in motor control, battery management and vehicle instrumentation for electric and hybrid vehicles.
•Also during fiscal year 2026, we advanced our commitment to filtration solutions that protect and purify by announcing the acquisition of Filtration Group Corporation, the addition of which broadens our filtration technologies enabling cleaner power generation and transportation and introduces new clean water product solutions. We completed this acquisition in August 2026.

Decarbonization Efforts
We are committed to driving sustainable, long-term growth and doing so in a way that reduces carbon emissions in our operations and for our customers.
•We have committed to achieving near-total decarbonization (scope 1 and 2 emissions) within our operations by 2040. To continue our progress toward minimizing our carbon footprint and this goal, we are targeting reducing absolute emissions from our operations by 50% by 2030 (compared to a FY19 baseline).
•We have established a goal that suppliers representing two-thirds of our Scope 3 emissions will set science-based targets over the next four years.
•Our targets for Scopes 1, 2 and 3 emissions were reviewed and validated by the Science Based Target Initiative (SBTi) against its methodology during fiscal year 2026.
•We continue to pursue efforts to decarbonize our entire value chain, which are described under "Supplier Partnerships" and "Technologies Enabling a Better Tomorrow" above.
•We have reported energy and emissions data to CDP since 2008.

8

Our Company
Shareholder Engagement Highlights
We actively seek and highly value feedback from our shareholders. For example, in addition to our traditional investor relations outreach efforts, each year we proactively reach out to our shareholders to engage in conversations about our strategic priorities, corporate governance, executive compensation, sustainability initiatives, and other topics important to them.
In fiscal year 2026, we reached out to shareholders representing over 52% of our outstanding common stock, and our outreach was accepted by, and we engaged with, shareholders representing nearly 19% of our outstanding common stock. The following table describes our attendees and the primary topics discussed in our fiscal year 2026 engagements.

We Sought Input from Shareholders Representing	Company Representatives	Primary Topics Discussed

•General Counsel and Secretary •Our Environmental, Health, Safety and Sustainability leader •Investor Relations •Other members of management as needed
•Board composition, tenure, leadership structure, skills and refreshment process
•Director onboarding and education
•Environmental reporting frameworks
•Progress on sustainability goals
•Our safety culture
•Our commitment to performance-based executive compensation
•Compensation metrics tied to corporate governance and sustainability goals and initiatives
•Inclusion
•Weapons exposure
•Use and oversight of artificial intelligence

Each year, we also share and discuss the feedback we receive in these engagements with our Corporate Governance and Nominating Committee and our full Board of Directors. We have taken many positive actions and implemented many improvements over the years as a result of feedback received during these engagements, including the following:
•Continued to frequently and thoughtfully refresh our Board of Directors;
•Pursued and achieved Science Based Target Initiative (SBTi) validation of our Scope 1, 2 and 3 emissions targets and limited assurance of our Scope 1 and 2 emissions;
•Continued progress toward our safety and sustainability goals;
•Modified the Officer ACIP individual performance multiplier;
•Published our Products Statement - Aerospace & Defense Market;
•Published our Human Rights and Labor Standards Statement;
•Enhanced our Supplier Code of Conduct with respect to human rights; and
•Enhanced our disclosures on our website, in this Proxy Statement, and in our Sustainability Report.

2026 Proxy Statement	9

Proxy Statement Summary/Voting Roadmap

This summary highlights certain information relating to the voting items for our 2026 Annual Meeting of Shareholders. Additional details are found throughout this Proxy Statement.

Item 1 – Election of Directors

Shareholder approval is sought to elect the following Directors for a term that will expire at our Annual Meeting of Shareholders in 2027:

•Denise Russell Fleming •Lance M. Fritz •Linda A. Harty	•Jennifer A. Parmentier •E. Jean Savage •Laura K. Thompson	•James R. Verrier •James L. Wainscott •Beth A. Wozniak

The Board of Directors unanimously recommends a vote “FOR” each of the nominees to the Board of Directors. See page 11 for details

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement on a non-binding, advisory basis.
See page 31 for details

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee recommends ratification of its appointment of Deloitte & Touche LLP ("D&T") as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2027. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2026, and has served as our independent auditor since fiscal year 2008.

The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending June 30, 2027.
See page 76 for details

10

Item 1 – Election of Directors
Shareholder approval is sought to elect Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Jennifer A. Parmentier, E. Jean Savage, Laura K. Thompson, James R. Verrier, James L. Wainscott, and Beth A. Wozniak as Directors for a term that will expire at our Annual Meeting of Shareholders in 2027.
Our Board of Directors has concluded that the nominees presented in this “Item 1—Election of Directors” collectively represent a highly-qualified and experienced group of individuals who will effectively serve the long-term interests of our business, our team members and our shareholders. Our Board of Directors believes that each nominee should serve on our Board for the coming year based on his or her record of effective past service on our Board and the specific experiences, qualifications, attributes and skills described in his or her biographical information presented in this “Item 1—Election of Directors” section.
Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person as our Board of Directors may recommend. However, our Board of Directors has no reason to believe that this circumstance will occur.

Board Nominees
			Committee Membership
Name	Principal Employment	Director Since	HRC	CGN	AC
Denise Russell Fleming	Executive Vice President, Technology & Global Services and Chief Information Officer of Becton, Dickinson & Company	2023
Lance M. Fritz	Former Chairman, President and Chief Executive Officer of Union Pacific Corporation	2021
Linda A. Harty	Former Treasurer of Medtronic plc	2007
Jennifer A. Parmentier	Chairman of the Board and Chief Executive Officer of Parker-Hannifin Corporation	2023
E. Jean Savage	President and Chief Executive Officer of Trinity Industries, Inc.	2024
Laura K. Thompson*	Former Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company	2019
James R. Verrier	Former President and Chief Executive Officer of BorgWarner, Inc.	2016
James L. Wainscott (Lead Director)	Former Chairman, Chief Executive Officer and President of AK Steel Holding Corporation	2009
Beth A. Wozniak	Chair and Chief Executive Officer of nVent Electric plc	2025

AC Audit Committee			Member
HRC Human Resources and Compensation Committee			Chair
CGN Corporate Governance and Nominating Committee

*The Corporate Governance and Nominating Committee recommended, and the Board of Directors approved, that, if elected as a Director at our 2026 Annual Meeting of Shareholders, Laura K. Thompson will succeed Kevin A. Lobo as Chair of the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

2026 Proxy Statement	11

Item 1 – Election of Directors
Director Nomination, Selection and Qualifications
The Corporate Governance and Nominating Committee of our Board is responsible for identifying, evaluating and recommending potential Director candidates. The Corporate Governance and Nominating Committee ensures that Director recruiting, succession and refreshment are persistent areas of focus and regularly reviews the size, composition and independence of our Board, and any expected vacancies, in determining whether and to what extent to actively recruit new Directors or to replace departing Directors.
The Corporate Governance and Nominating Committee utilizes a variety of methods and processes to identify potential Director candidates, including through reputable third-party search firms, unsolicited recommendations from third-party search firms, and referrals from current or past members of our Board. In addition, the Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors provided that such recommendations comply with the procedures set forth under the caption “Shareholder Recommendations for Director Nominees” and will consider such candidates on the same basis as candidates recommended by other sources. The Corporate Governance and Nominating Committee generally will not, however, consider recommendations for Director nominees submitted by individuals who are not affiliated with us.
The Corporate Governance and Nominating Committee has developed and implemented a robust process to ensure that its formal Director searches are appropriately scoped and designed to produce a slate of potential candidates representing a broad range of backgrounds, educations, experiences, skills and viewpoints that will enable them, individually and collectively, to address the issues affecting our Board, our business, our team members and our shareholders, and optimize the functioning and decision-making and oversight roles of our Board and its Committees. The Corporate Governance and Nominating Committee currently focuses on the following key search and evaluation criteria but considers the entirety of each proposed candidate’s credentials and all available information that may be relevant to each candidate’s nomination.

Key Criteria	Overall Philosophy and Approach
Culture and Values
The Corporate Governance and Nominating Committee places high value on cultural fit. Our Directors must be able to work together to efficiently and effectively oversee the issues and risks facing our business, and have the commitment, integrity, honesty, judgment and professionalism required under our Corporate Governance Guidelines and Global Code of Business Conduct, and to otherwise serve the long-term interests of our Board of Directors, our business, our team members and our shareholders.

Scope of Experience
The Corporate Governance and Nominating Committee believes that a well-functioning Board of Directors encompasses a wide scope of experience, including international perspective, background, and expertise, and considers these factors when searching for qualified Director candidates. The members of our Board of Directors have experience in executive management and on boards of directors of public companies serving various industries and markets.

Skills and Qualifications
The Corporate Governance and Nominating Committee also believes it is essential to have a Board with the range of skills and experience needed to effectively evaluate, monitor and oversee the wide range of considerations presented by the size and scope of our Company, operations, products and markets. As a result, the Corporate Governance and Nominating Committee seeks to identify nominees who are independent and well equipped with a broad set of key skills, including those shown on the table on page 13.

The Corporate Governance and Nominating Committee, utilizing its robust and thoughtful approach to Director recruiting, succession and refreshment, has built an experienced and independent Board with a valuable range of backgrounds that provides significant oversight over our plans and strategies for growth, financial performance and shareholder value creation.

2019 Laura K. Thompson	2021* Jillian C. Evanko Lance M. Fritz William F. Lacey	2023 Jennifer A. Parmentier Denise Russell Fleming	2024 E. Jean Savage	2025 Beth A. Wozniak	8 new Directors since 2019

*    Ms. Evanko did not stand for reelection in fiscal year 2025 as a result of increased professional commitments. Mr. Lacey resigned in fiscal year 2023 to pursue a new career opportunity.

12

Item 1 – Election of Directors
Director Skills and Backgrounds
Our thoughtful approach to and persistent focus on Director refreshment and succession has enabled us to construct a Board that is well–equipped and positioned to continue effectively exercising strong oversight and governance and representing the interests of our shareholders. Driven by culture, values and purpose, our Board is highly committed to fulfilling its duties and responsibilities and contributing to our ongoing success.
Each of our Director Nominees has an extensive personal and professional background, which not only provides her or him with the skills and experience needed to serve in such a critical oversight role for a company of our size, scope and scale, but also ensures she or he has and brings to our Board unique views and perspectives. From a professional standpoint, for example, our Director Nominees are or have been executive-level leaders at large publicly-traded companies and have substantial experience serving on boards of large, publicly-traded companies. As a result, individually and collectively, they are exceptional leaders and contributors, have a wide range of skills, experience and backgrounds, add significant value to our Board, and are otherwise highly qualified to serve.
The following table provides a high-level view of our Director Nominees’ experience in the areas identified by our Board as important from an oversight and strategic perspective. This table reflects that our Board refreshment and succession efforts have produced a Board with a comprehensive mix of key skills and qualifications needed to provide strong oversight and governance.
For more information on our Director Nominees, including additional details on the depth, differentiation and strategic alignment of their backgrounds, experience and contributions to our Board, see “Director Biographies” starting on page 14 of this Proxy Statement.

Director Experience

Public Company Leadership Experience serving as CEO, COO, CFO, or other senior leadership roles, and/or on the Board of Directors of publicly traded companies of significant size and complexity.	●	●	●	●	●	●	●	●	●

Corporate Strategy & Culture
Experience developing and implementing strategies to drive and enhance culture, values, purpose, engagement, customer experience, profitable growth and financial performance.
	●	●	●	●	●	●	●	●	●

Risk Management
Experience identifying, managing and mitigating significant business risks (financial, operational, compliance, reputational, etc.) including those related to sustainability, governance, cybersecurity, human capital and supply chain.
	●	●	●	●	●	●	●	●	●

International Experience conducting business inside and outside the U.S., or other meaningful exposures to non-U.S. cultures, markets, economies, etc.	●	●	●	●	●	●	●	●	●

Industrial/Aerospace Industries Experience in the industrial and aerospace markets in which we operate or in those with similar business requirements, priorities, risks and challenges.	●		●	●	●	●	●	●	●

Manufacturing Experience managing manufacturing operations, capabilities, capital needs, supply chains, cost and operating efficiencies, etc.	●	●	●	●	●	●	●	●	●

Technology & Innovation Experience in engineering, research and development, product and/or process innovation, information technology, digitization, e-commerce, data management, etc.	●	●		●	●	●	●	●	●

Finance & Accounting Experience in financial management, reporting and controls, capital allocation, capital markets, mergers and acquisitions, etc.	●	●	●	●	●	●	●	●	●

Sales & Marketing Experience growing revenue and market shares through effective sales and marketing, customer relationships and channel management, reputation and brand building, etc.	●	●		●	●	●	●	●	●

2026 Proxy Statement	13

Item 1 – Election of Directors
Director Biographies
Nominees for Election as Directors for Terms Expiring in 2027
As discussed on page 13 of this Proxy Statement, our Director Nominees have a broad range of personal and professional experience that makes each of them proficient in most or all areas identified by our Board as important from an oversight and strategic standpoint. Individually, however, each of them brings unique views and perspectives and distinct areas of depth and strength that are well aligned with The Win Strategy and otherwise of key strategic importance, and they effectively leverage those differentiators to make significant contributions for us and our Board.
The following biographies provide more information on each of our Director Nominees, including their areas of particular depth and strength and their independence, tenure, age, committee assignments, career highlights, and public company directorships.

Denise Russell Fleming

Strategic Alignment & Differentiators
Ms. Fleming has more than 30 years of experience in IT, business transformation and technology solutions, and therefore brings to our Board particularly deep expertise in cybersecurity, artificial intelligence, risk management, information technology and digital transformation. Her career has led her to roles with significant companies (Becton Dickinson, Boeing, BAE Systems and Sprint), giving her and enabling her to contribute unique insights on aerospace and defense, medical technology and other industries of strategic importance to us. Ms. Fleming's strong expertise in cybersecurity and information technology enables her to provide important strategic perspectives on emerging technologies, process optimization opportunities, and cyber and artificial intelligence risk management and mitigation.

Career Highlights
•Current Executive Vice President, Technology and Global Services and Chief Information Officer at Becton, Dickinson & Company (medical technology) since July 2022
•Vice President, Information Technology at Boeing Defense, Space & Security (aerospace and defense) from December 2016 to June 2022
•Several information technology leadership roles at BAE Systems, Inc. (aerospace and defense) from 2010 to 2016
•Several marketing, customer support, P&L and operations roles at Sprint Nextel Corporation (telecommunication technology) from 1997 to 2010
Current Public Company Directorships
•None
Past Public Company Directorships
•None

Independent Director Since: 2023 Age: 56 Committee Assignments: •Audit •Corporate Governance and Nominating

Key Areas of Skill & Experience (From Matrix on Page 13)

Technology & Innovation

Risk Management

Industrial/Aerospace Industries

14

Item 1 – Election of Directors

Lance M. Fritz

Strategic Alignment & Differentiators
Mr. Fritz brings to our Board significant business oversight, leadership and management experience, having served as Chairman of the Board and President and Chief Executive Officer of Union Pacific Corporation from 2015-23, and in various operations, sales and marketing, and labor relations roles at significant companies (Union Pacific, Fiskars, Cooper Industries and GE). He has also served on multiple public company boards. Mr. Fritz has particularly deep experience and thus provides important strategic insights on strategy and operations, labor relations, and supply chain, purchasing and logistics. His inputs provide invaluable guidance and support for, among other things, our ongoing strategies for operational excellence, supply chain, and team member engagement.

Career Highlights
•Chairman of the Board from October 2015 to August 2023 and President and Chief Executive Officer from February 2015 to August 2023 at Union Pacific Corporation (rail transport)
•President and Chief Operating Officer of Union Pacific Railroad Company (the principal operating company of Union Pacific Corporation) from February 2014 to February 2015
•Numerous operating, labor relations, sales and marketing, and other leadership roles with Union Pacific from July 2000 to February 2014
•Prior to Union Pacific, held various roles of increasing responsibility at Fiskars, Cooper Industries and General Electric from 1985 to 2000, including in engineering, manufacturing, audit, finance, and operations
Current Public Company Directorships
•Fiserv Inc. (NYSE: FI; since 2024)
Past Public Company Directorships
•Union Pacific Corporation (NYSE: UNP; 2015-2023)

Independent Director Since: 2021 Age: 63 Committee Assignments: •Human Resources and Compensation •Corporate Governance and Nominating

Key Areas of Skill & Experience (From Matrix on Page 13)

Public Company Leadership

Manufacturing

Risk Management

Linda A. Harty

Strategic Alignment & Differentiators
Ms. Harty brings to our Board decades of finance executive leadership and board experience across multiple industries, including industrials, healthcare, telecommunications, and consumer products. She has had particular emphasis on long-term strategy and sustained profitable growth, capital allocation, M&A and portfolio optimization, treasury, and tax. Her extensive service on boards of publicly traded companies has also included committee chair and lead director roles. Ms. Harty’s broad and deep experience and expertise enables her to make particularly valuable strategic contributions regarding our accounting and financial processes and controls, external reporting, internal audit and compliance functions, capital allocation, and risk management programs.

Career Highlights
•Treasurer at Medtronic plc (medical technology) from February 2010 to April 2017
•Segment SVP & CFO and Treasurer at Cardinal Health, Inc. (healthcare) from January 2004 to December 2009
•Various financial, operational and corporate finance leadership roles at RTM Restaurant Group, BellSouth, ConAgra Brands Inc., and Kimberly-Clark from 1982 to 2004
Current Public Company Directorships
•Westinghouse Air Brake Technologies Corporation (NYSE: WAB; since 2016)
Past Public Company Directorships
•Chart Industries, Inc. (NYSE: GTLS (now BKR); 2021-2026)
•Syneos Health, Inc. (Nasdaq: SYNH (now private); 2017-2023)

Independent Director Since: 2007 Age: 66 Committee Assignments: •Audit •Corporate Governance and Nominating

Key Areas of Skill & Experience (From Matrix on Page 13)

Finance & Accounting

Risk Management

Corporate Strategy & Culture

2026 Proxy Statement	15

Item 1 – Election of Directors

Jennifer A. Parmentier

Strategic Alignment & Differentiators
Ms. Parmentier brings to our Board extensive operational and industry expertise. As our Chairman and Chief Executive Officer, she has ultimate responsibility for leading and overseeing our global businesses and internal and external affairs. Ms. Parmentier leads with purpose and leverages and drives The Win Strategy to ensure our continued success in driving culture and values, team member engagement, customer experience, profitable growth, and financial performance. Her substantial depth in all aspects of our business and affairs enables her to provide invaluable leadership and insights in our Board room, including around our global operations and functions, strategy development and deployment, and competitive strength and positioning.

Career Highlights
•Current Chairman of the Board since January 2024 and current Chief Executive Officer since January 2023 of Parker-Hannifin Corporation
•Also at Parker-Hannifin Corporation, Chief Operating Officer from August 2021 to December 2022, Vice President and President - Motion Systems Group from February 2019 to August 2021, Vice President and President - Engineered Materials Group from September 2015 to February 2019, and various other operations leadership roles from 2008 to 2015
•Prior to Parker, held various operations leadership roles at Ingersoll Rand Trane Residential Systems and Magna Corporation from 1989 to 2008
Current Public Company Directorships
•Nordson Corporation (Nasdaq: NDSN; since 2020)
Past Public Company Directorships
•None

Chairman and CEO Director Since: 2023 Age: 59 Committee Assignments: •None

Key Areas of Skill & Experience (From Matrix on Page 13)

Public Company Leadership

Corporate Strategy & Culture

International

E. Jean Savage

Strategic Alignment & Differentiators
Ms. Savage brings to our Board particularly deep experience leading and transforming industrial enterprises and optimizing operations and functions, both in her current role as Chief Executive Officer of Trinity Industries and in other leadership roles at Caterpillar and Parker during her professional career. She has also served on multiple public company boards. Ms. Savage is particularly strong in industrial operations, technology and innovation, lean manufacturing, quality control, sales and marketing, and leveraging the unique customer-side perspective she gained from her many years at Caterpillar to provide especially meaningful insights on our efforts to strengthen customer experience via zero defects, on-time delivery, demand and capacity planning, and other initiatives.

Career Highlights
•Current President and Chief Executive Officer of Trinity Industries, Inc. (rail car products and services) since February 2020
•Vice President, Surface Mining and Technology at Caterpillar Inc. (construction and mining equipment, engines, industrial gas turbines and diesel-electric locomotives) from August 2017 to January 2020 and other senior leadership roles within Caterpillar spanning operations, technology and innovation, and quality and continuous improvement from 2002 to 2017
•Engineering and General Manager roles at Parker-Hannifin Corporation from 1988 to 2002
•Former Military Intelligence Officer in the U.S. Army Reserves
Current Public Company Directorships
•Trinity Industries, Inc. (NYSE: TRN; since 2018)
Past Public Company Directorships
•WestRock Company (NYSE: WRK (now SW); 2022-2024)

Independent Director Since: 2024 Age: 62 Committee Assignments: •Audit •Human Resources & Compensation

Key Areas of Skill & Experience (From Matrix on Page 13)

Public Company Leadership

Industrial/Aerospace Industries

Sales & Marketing

16

Item 1 – Election of Directors

Laura K. Thompson

Strategic Alignment & Differentiators
Ms. Thompson brings to our Board particularly deep expertise in financial management, oversight and reporting, having served as Executive Vice President and Chief Financial Officer and in many other leadership roles in her 35-year career at The Goodyear Tire & Rubber Company. She has also served on multiple public company boards. Ms. Thompson is especially strong in corporate accounting and finance, investor relations, business development, mergers and acquisitions, internal audit, capital allocation, and enterprise IT. She leverages those strengths very effectively to provide meaningful strategic guidance and contributions regarding our key financial management, investor relations, business development and IT initiatives.

Career Highlights
•Executive Vice President of The Goodyear Tire & Rubber Company (tire manufacturing) from December 2013 to March 2019 and Chief Financial Officer of Goodyear from December 2013 until October 2018
•Multiple other leadership positions at Goodyear, including as Vice President of Finance from 2009 to 2013 and Vice President of Business Development from 2005 to 2009
•Prior to those positions, held various finance roles of increasing responsibility at Goodyear from 1986 to 2005
Current Public Company Directorships
•Wesco International, Inc. (NYSE: WCC; since 2019)
•Titan International, Inc. (NYSE: TWI; since 2021)
Past Public Company Directorships
•None

Independent Director Since: 2019 Age: 62 Committee Assignments: •Audit(1) •Corporate Governance and Nominating

Key Areas of Skill & Experience (From Matrix on Page 13)

Finance & Accounting

Technology & Innovation

(1)The Corporate Governance and Nominating Committee recommended, and the Board of Directors approved, that, if elected as a Director at our 2026 Annual Meeting of Shareholders, Laura K. Thompson will succeed Kevin A. Lobo as Chair of the Audit Committee.

Risk Management

James R. Verrier

Strategic Alignment & Differentiators
Mr. Verrier brings to our Board substantial enterprise leadership and management expertise having served as President and Chief Executive Officer and in many other leadership roles in his extensive professional career at BorgWarner Inc. Mr. Verrier contributes a global perspective from years of leading an international business and is particularly strong in corporate strategy and culture, human resources, sales and marketing, compliance, supply chain management, and quality control, all of which are of key strategic importance for us. His experience in the automotive industry and as a customer enables him to provide important inputs and perspectives that help us develop and implement effective strategies for growth, innovation and customer experience in automotive and other strategically important industries and markets.

Career Highlights
•Board Advisor to Borg Warner Inc. (powertrain solutions) from August 2018 to February 2019 and Chief Executive Officer and member of the Board of Directors of Borg Warner Inc. from January 2013 to July 2018
•Multiple other leadership positions at BorgWarner, including as President from March 2012 to July 2018, Chief Operating Officer from March 2012 to December 2012, and other roles within operations management, quality control and human resources from 1989 to 2012
•Prior to BorgWarner, held quality engineer positions at Lucas Aerospace, Rockwell Automation, and Britax Wingard in the United Kingdom from 1979 to 1989
Current Public Company Directorships
•None
Past Public Company Directorships
•Borg Warner Inc. (NYSE: BWA; 2013-2018)

Independent Director Since: 2016 Age: 63 Committee Assignments: •Audit •Human Resources and Compensation (Chair)

Key Areas of Skill & Experience (From Matrix on Page 13)

Public Company Leadership

International

Manufacturing

2026 Proxy Statement	17

Item 1 – Election of Directors

James L. Wainscott

Strategic Alignment & Differentiators
Mr. Wainscott brings to our Board extensive enterprise leadership, operations and financial expertise, having served as Chairman and Chief Executive Officer, Chief Financial Officer, and Treasurer during his decades-long career at AK Steel Holding Corporation, and previously in leadership roles at National Steel Corporation. He has also served on multiple public company boards. Mr. Wainscott has particular strength and depth and provides invaluable strategic inputs in a broad range of areas, including corporate strategy, finance and accounting, international trade, supply chain, labor relations, and sales and marketing. And as our independent Lead Director since 2016, Mr. Wainscott has worked closely with our leadership team to ensure he and the Board have a deep understanding and transparency into our internal and external affairs.

Career Highlights
•Chairman of the Board of AK Steel Holding Corporation (steel producer) from January 2006 to May 2016 and President, Chief Executive Officer and member of the Board of Directors of AK Steel Holding Corporation from October 2003 to January 2016
•Multiple other leadership positions at AK Steel, including Chief Financial Officer from 1998 to 2003 and Treasurer from 1995 to 1998
•Prior to AK Steel, held various finance roles of increasing responsibility at National Steel Corporation from 1982 to 1995
Current Public Company Directorships
•CSX Corporation (Nasdaq: CSX; since 2020)
Past Public Company Directorships
•AK Steel Holding Corporation (NYSE: AKS (now CLF); 2003-2016)

Independent (Lead Director since 2016) Director Since: 2009 Age: 69 Committee Assignments: •Corporate Governance and Nominating (Chair) •Human Resources and Compensation

Key Areas of Skill & Experience (From Matrix on Page 13)

Public Company Leadership

Corporate Strategy & Culture

Finance & Accounting

Beth A. Wozniak

Strategic Alignment & Differentiators
Ms. Wozniak brings to our Board extensive leadership experience and a comprehensive understanding of business operations, strategy development and deployment, mergers and acquisitions, and sales and marketing, having served as Chief Executive Officer of nVent Electric since 2018 and Chair of the Board of nVent since 2023, as well as a background in engineering. She has also served on multiple public company boards. Ms. Wozniak’s strong and recognized experience driving and enhancing corporate culture, along with her business and leadership experience across the aerospace, automation, and industrial manufacturing sectors, strengthen our Board’s oversight capabilities of these strategically important areas.

Career Highlights
•Current Chair of the Board of nVent Electric plc (electrical connection and protection solutions) since May 2023 and Chief Executive Officer and member of the Board of Directors of nVent Electric plc since May 2018
•At Pentair plc, from which nVent was separated into an independent, publicly-traded company, President, Electrical from January 2017 to May 2018 and President, Flow & Filtration Solutions from September 2015 to January 2017
•Various leadership roles spanning operations, business integration, quality, and engineering at Honeywell International, Inc., its predecessor, Allied Signal, Inc., and Atlantis Aerospace from 1987 to 2015
Current Public Company Directorships
•nVent Electric plc (NYSE: NVT; since 2018)
Past Public Company Directorships
•Carrier Global Corporation (NYSE: CARR; 2021-2024)

Independent Director Since: 2025 Age: 61 Committee Assignments: •Human Resources and Compensation •Corporate Governance and Nominating

Key Areas of Skill & Experience (From Matrix on Page 13)

Public Company Leadership

Corporate Strategy & Culture

Industrial/Aerospace Industries

18

Item 1 – Election of Directors
Director Independence
Our Corporate Governance Guidelines require at least a majority of our Directors to be “independent” as defined in the listing standards established by the New York Stock Exchange. Our Board of Directors has also adopted standards for Director independence, which are set forth in our Independence Standards for Directors.
Of the ten current members of our Board of Directors, nine are independent based on our Board of Directors’ consideration of the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. In addition, each of the Audit Committee, the Corporate Governance and Nominating Committee and the Human Resources and Compensation Committee of our Board of Directors is composed entirely of independent Directors. As a result, independent Directors directly oversee critical matters such as our executive compensation program, our Corporate Governance Guidelines, policies and practices, the integrity of our financial statements and our internal controls over financial reporting.
Our Board of Directors has affirmatively determined that the following nine individuals who currently serve as Directors are independent: Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Kevin A. Lobo, E. Jean Savage, Laura K. Thompson, James R. Verrier, James L. Wainscott, and Beth A. Wozniak. Our Board of Directors also affirmatively determined that Joseph Scaminace, our former Director who served in fiscal year 2026, was independent.
Among other things, our Board of Directors does not consider a Director to be independent unless it affirmatively determines that the Director has no material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Corporate Governance and Nominating Committee and our Board of Directors annually reviews and determines which of its members are independent based on the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. During such review, our Corporate Governance and Nominating Committee and our Board of Directors broadly consider all facts and circumstances that they deem relevant, including any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between us and any of our Directors.
After considering the facts and circumstances applicable to each Director, our Board of Directors determined that Mses. Fleming, Savage, and Wozniak and Mr. Lobo served as executives of companies that have existing customer and/or supplier relationships with us. Our Corporate Governance and Nominating Committee and our Board of Directors further analyzed these relationships and found that each of Mses. Fleming, Savage, and Wozniak and Mr. Lobo does not receive any direct or indirect personal benefits as a result of these relationships, that the relationships were on ordinary course, competitive terms, and that the amounts paid to or by us under such relationships fell significantly below the threshold for independence provided in the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. Our Board of Directors thus affirmatively concluded that each of Mses. Fleming, Savage, and Wozniak and Messrs. Fritz and Lobo is independent.
Annual Elections; Majority Voting; No Cumulative Voting
Our Amended and Restated Regulations provide for the annual election of our entire Board of Directors. Accordingly, each Director elected at this Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.
Our Amended Articles of Incorporation provide for a majority voting standard in the annual election of our Directors. Accordingly, at each Annual Meeting of Shareholders, each candidate for Director is elected only if the votes “for” the candidate exceed the votes “against” the candidate, unless the number of candidates exceeds the number of Directors to be elected. If the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes will be elected. Abstentions and broker non-votes will not be counted as votes “for” or “against” a candidate, and shareholders are not able to cumulate votes in the election of Directors.
Departure
As previously announced, Kevin A. Lobo notified us in March 2026 of his intention to not stand for reelection to our Board of Directors at our 2026 Annual Meeting of Shareholders due to his election to the board of directors of another public company.

2026 Proxy Statement	19

Corporate Governance

Board and Committee Structure
Current Leadership Structure
Our Board of Directors currently employs a dual leadership structure. We have a Lead Director, who is also the Chair of the Corporate Governance and Nominating Committee, and a Chairman of the Board, who is our Chief Executive Officer.

Jennifer A. Parmentier Chairman of the Board since 2024

James L. Wainscott Lead Independent Director since 2016

Our Lead Director is elected solely by the independent members of our Board of Directors and holds a position separate and independent from our Chairman of the Board. Our Corporate Governance Guidelines provide that the Chair of the Corporate Governance and Nominating Committee will serve as our Lead Director and that the Chair of the Corporate Governance and Nominating Committee is elected every five years.
The specific authorities, duties and responsibilities of our Lead Director are described in our Corporate Governance Guidelines. Among other things, our Lead Director presides over and supervises the conduct of all meetings of our independent Directors, calls meetings of our independent Directors, and prepares and approves all agendas and schedules for meetings of our Board.
Our Board believes that having a Lead Director who is elected by our independent Directors ensures that our Board will at all times have an independent Director in a leadership position. At the same time, our Board of Directors believes that it is important to maintain flexibility in its leadership structure to allow for a member of management to serve in a leadership position alongside the Lead Director if our Board of Directors determines that such a leadership structure best meets the needs of our Board, our business, our team members and our shareholders.
Our Board has determined that this leadership structure is currently more efficient and effective than a structure that employs a single, independent Chairman of the Board. Our Board of Directors views this structure as one that ensures both independence in leadership and a balance of knowledge and authority. For example, our leadership structure employs both a Chairman of the Board who possesses an intimate working knowledge of our day-to-day business, plans, strategies and initiatives, and a Lead Director who has a strong working relationship with our non-management, independent Directors. These two individuals combine their unique knowledge and perspectives to ensure that management and our independent Directors work together as effectively as possible. Among other things, our Chairman of the Board ensures that our Board addresses strategic issues that management considers critical, while our Lead Director ensures that our Board addresses strategic issues that our independent Directors consider critical.
Our Board recognizes, however, that no single leadership model may always be appropriate. Accordingly, our Board of Directors regularly reviews its leadership structure to ensure that it continues to represent the most efficient and effective structure for our Board of Directors, our business, our team members and our shareholders.

20

Corporate Governance
Board Committees; Committee Charters
Our Board has established and delegated certain authorities and responsibilities to three committees: the Human Resources and Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee. Each Committee of our Board is governed by a written charter, which is posted and available on the Governance page of our investor relations website at investors.parker.com. Shareholders may request copies of these charters, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary, or by calling (216) 896-3000.
All members of each Committee are independent under the listing standards of the New York Stock Exchange as well as our Independence Standards for Directors. Each Committee regularly reports its activities to the full Board of Directors.
Each of our Committees works with members of our Human Resources, Internal Audit, Enterprise Compliance, Legal, and other departments to oversee and evaluate risks relevant to each Committee.

Human Resources and Compensation Committee

Members: James R. Verrier (CHAIR), Lance M. Fritz, Kevin A. Lobo, E. Jean Savage, James L. Wainscott, Beth A. Wozniak	Number of meetings in fiscal year 2026: 4

KEY OVERSIGHT RESPONSIBILITIES
•Administering, structuring, and determining our executive compensation program.
•Maintaining stock ownership guidelines for executive officers and non-employee Directors and overseeing compliance with rules and regulations applicable to our executive compensation program.
•Working with its independent executive compensation consultant and our human resources, legal and other management personnel to oversee and evaluate risks relating to our compensation policies and practices for all team members, our succession planning and talent development strategies and initiatives, and other human resources issues.

Corporate Governance and Nominating Committee

Members: James L. Wainscott (CHAIR), Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Laura K. Thompson, Beth A. Wozniak	Number of meetings in fiscal year 2026: 4

KEY OVERSIGHT RESPONSIBILITIES
•Evaluating and recommending to our Board of Directors qualified nominees for election as Directors and qualified Directors for Committee membership and establishing evaluation procedures for the performance of our Board of Directors and its Committees.
•Developing corporate governance guidelines and independence standards and considering other matters regarding our corporate governance structure.
•Working with our legal and other management personnel to oversee and evaluate risks relating to Director independence, qualifications and professional commitments; Board of Directors and Committee leadership, composition, function and effectiveness; alignment of the interests of our shareholders with the performance of our Board of Directors; compliance with applicable corporate governance rules and standards; and other corporate governance issues and trends.

2026 Proxy Statement	21

Corporate Governance

Audit Committee

Members: Kevin A. Lobo (CHAIR) (ACFE),(1) Denise Russell Fleming, Linda A. Harty (ACFE), E. Jean Savage (ACFE), Laura K. Thompson (ACFE), James R. Verrier	Number of meetings in fiscal year 2026: 5

The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of our Audit Committee is independent, as defined in our Independence Standards for Directors, and in compliance with the independence standards applicable to audit committee members under the New York Stock Exchange listing standards and under the federal securities laws.
KEY OVERSIGHT RESPONSIBILITIES
•Appointing, compensating, retaining, and overseeing our independent registered public accounting firm and evaluating its independence, approving all audit and non-audit engagements with our independent registered public accounting firm, and reviewing our annual and quarterly financial statements, internal and independent audit plans, the results of such audits and the adequacy of our internal control structure.
•Working with our internal audit, compliance, legal, and other departments, to oversee and evaluate significant risks (financial, tax, strategic, operational, legal, regulatory) and management policies, guidelines and processes for assessing and managing such risks.
•Meeting privately at each of its meetings with representatives from our independent registered public accounting firm and our Vice President – Audit and Compliance.
Our Board of Directors has determined that each of Linda A. Harty, Kevin A. Lobo, E. Jean Savage, and Laura K. Thompson are audit committee financial experts (designated above as ACFE) as defined in the federal securities laws.
(1)The Corporate Governance and Nominating Committee recommended, and the Board of Directors approved, that, if elected as a Director at our 2026 Annual Meeting of Shareholders, Laura K. Thompson will succeed Kevin A. Lobo as Chair of the Audit Committee.

22

Corporate Governance
Meetings and Attendance; Executive Sessions

During fiscal year 2026, there were ten meetings of our Board of Directors. Average Director attendance was over 96% across all meetings held by our Board of Directors and its Committees and each Director attended at least 75% of all meetings held by our Board of Directors and the Committees on which he or she served.
We hold a regularly scheduled meeting of our Board of Directors in conjunction with our Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders absent an appropriate reason. We held our Annual Meeting of Shareholders in person in 2025 and all of the members of our Board of Directors who were standing for election attended and were available to answer shareholder questions.
In accordance with the listing standards of the New York Stock Exchange, our non-management Directors are scheduled to meet regularly in executive sessions without management and, if required, our independent Directors will meet at least once annually. Additional meetings of our non-management Directors may be scheduled from time to time when our non-management Directors determine that such meetings are desirable. Our non-management Directors met four times during fiscal year 2026.

Director Education and Orientation Program
Our Director orientation program includes extensive meetings with management and other Directors and familiarizes new Directors with The Win Strategy and Parker’s businesses, strategies, policies and corporate governance framework; assists them in developing Company and industry knowledge; and educates them with respect to their fiduciary duties and legal responsibilities.
Our Board places high importance on the continuous development and education of our Board members. Directors have ongoing education and development opportunities through participation in Board and Committee meetings, and publications and activities offered by reputable third party organizations. Directors receive specialized presentations on an established cadence from senior-level leaders across our global businesses and functions. When appropriate, our Board also travels to put “feet on the ground” at Company locations to expand their knowledge and oversight of the Company. Most recently, the Board visited two of our facilities in Irvine, California as part of our regularly scheduled Board and Committee meetings in April 2026.

2026 Proxy Statement	23

Corporate Governance
Board and Committee Evaluations
Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Lead Director, the Corporate Governance & Nominating Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board Committees and each individual Director. The annual evaluation process consists of the following components:

Continuous Evaluation/Annual Review
•Through ongoing discussions at Board and Committee meetings, our Board and Committees are continually seeking ways to strengthen their governance and oversight practices and effectiveness.
•Toward the end of our fiscal year, each Director completes a questionnaire assessing the performance of the Board and its Committees on which he or she serves.
•Our Lead Director and Chairman also conduct evaluations of each individual Director toward the end of our fiscal year.

Assessment
•The questionnaire results are provided to the Board and to each of the Audit, Human Resources and Compensation and Corporate Governance and Nominating Committees, generally at our regularly scheduled Board and Committee meetings in August.
•The results of the individual Director evaluations are also shared with the Corporate Governance and Nominating Committee in August.
Discussion •The Board and each such Committee discuss the results and identify areas for continuous improvement. The results of the Committee sessions are communicated to the full Board.
Feedback
•As a result of the Board’s 2026 self-assessment process, the Board discussed continued Board refreshment and opportunities to further strengthen oversight of enterprise risk management, technology practices, risks, and opportunities (including artificial intelligence), and succession planning.

24

Corporate Governance
Board Strategic and Risk Oversight
Management and our Board of Directors and its Committees are collectively engaged in identifying, overseeing, evaluating and managing the strategic priorities and material risks facing our business to ensure that our strategies and objectives align with the goals of The Win Strategy and work to minimize such risks. Our Board believes that its current level of independence, its leadership structure, and the qualifications and experience of its members facilitate the effective identification, oversight, evaluation and management of our business strategy and related risks.
Board’s Role in Strategic Oversight

One of the Board’s primary responsibilities is overseeing management’s development and execution of The Win Strategy. In addition to the ongoing activities detailed in the paragraph to the right, our Board conducts an in-depth annual review of our corporate strategy and annual operating plan, which covers significant strategic topics such as our key markets, operational priorities under The Win Strategy, strategic positioning, financial and operational outlooks, capital allocation, balance sheet strength, debt portfolio and positions, share repurchase activity, and dividend history and strategies.

Led by our CEO, our executive management team develops and implements strategic goals and priorities under The Win Strategy. On a quarterly basis the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board including progress against business objectives, updates on the competitive landscape facing the Company, economic trends, acquisition and divestiture opportunities and other matters.

2026 Proxy Statement	25

Corporate Governance
Board’s Role in Risk Oversight
Management and our Board of Directors and its Committees view the risk management role of our Board of Directors and its Committees, and their relationship with management in the identification, oversight, evaluation and management of risk, as paramount to the short-term viability and long-term sustainability of our business.

BOARD OF DIRECTORS
OUTSIDE ADVISORS
Management and our Board of Directors and its Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing our business. These outside advisors include our independent registered public accounting firm, external legal counsel and insurance providers, and the independent compensation consultant retained by the Human Resources and Compensation Committee.

Our Board of Directors has the ultimate responsibility to monitor the risks facing our business. Among other things, our Board of Directors receives reports from our Audit Committee that review any business and operational risks identified through our enterprise risk management and integrated risk management programs, which are led by our Vice President—Audit and Compliance. As set forth in our Corporate Governance Guidelines, although it may delegate certain oversight responsibilities to its Committees, our full Board retains ultimate oversight responsibility over the Company’s strategies, initiatives, policies and risks related to corporate governance and sustainability matters, including in the areas of corporate strategy, purpose and values, environmental stewardship (e.g., climate targets and actions), social responsibility, team member safety, engagement and inclusion, cybersecurity, and external reporting.

LEAD DIRECTOR AND BOARD COMMITTEES

The Committees of our Board of Directors are each responsible for the various areas of risk oversight as described in the "Board and Committee Structure" and "Board Strategic and Risk Oversight" sections of this Proxy Statement. Management and the Chair of the applicable Committee ensure that any significant risks are reported to and addressed with the entire Board of Directors. Our Lead Director and the other Committee Chairs ensure that risk management is a recurring agenda item for meetings of our Board and its Committees. Our Lead Director meets regularly with our other independent Directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate our risk management efforts.

MANAGEMENT

Various members of management are responsible for our day-to-day risk management activities, including members of our Human Resources, Internal Audit and Compliance, Legal, Tax, Risk Management, Treasury, Finance, Environmental, Health, Safety and Sustainability, and Information Technology departments. Environmental, Health, Safety & Sustainability performance and risks are reviewed quarterly by senior management, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. We have an internal Cyber Security Committee comprised of our Vice President—Chief Digital and Information Officer and other senior members of our IT department. We also have a steering committee focused on artificial intelligence risk management, which is comprised of our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary, Executive Vice President—Human Resources and External Affairs, and Vice President—Chief Digital and Information Officer. These committees are charged with identifying, overseeing, evaluating and managing risks in their areas of responsibility and for ensuring that any significant risks are addressed with our Board or the appropriate Board Committees.

Communications with Directors
Our shareholders and other interested parties may communicate with our Board of Directors as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chair of the Audit Committee. All other communications will be provided to the individual Director(s) or group of Directors to whom they are addressed. Copies of all communications will be provided to all other Directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the Directors. Examples of communications that would be considered improper for submission include customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business and/or our subsidiaries, or communications that relate to improper or irrelevant topics.

26

Corporate Governance
Other Governance Matters
Review and Approval of Transactions with Related Persons
The Corporate Governance and Nominating Committee is responsible for considering questions of possible conflicts of interest of Directors and executive officers and for making recommendations to prevent, minimize or eliminate such conflicts of interest. Our Global Code of Business Conduct provides that our Directors, officers, and other team members and their spouses and other close family members must avoid interests or activities that create any actual or potential conflict of interest. These restrictions cover, among other things, interests or activities that result in receipt of improper personal benefits by any person as a result of his or her position as our Director, officer, or other team member or as a spouse or other close family member of any of our Directors, officers or other team members. Our Global Code of Business Conduct also requires our Directors, officers and other team members to promptly disclose any potential conflicts of interest to our Corporate Compliance Office. We also require that each of our executive officers and Directors complete a detailed annual questionnaire that requires, among other things, disclosure of any transactions with a related person meeting the minimum threshold for disclosure under the relevant U.S. Securities and Exchange Commission ("SEC") rules. All responses to the annual questionnaires are reviewed and analyzed by our legal counsel and, as necessary or appropriate, presented to the Corporate Governance and Nominating Committee for analysis, consideration and, if appropriate, approval.
The Corporate Governance and Nominating Committee will consider the following in determining if any transaction with a related person or party should be approved, ratified or rejected:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction;
•the importance of the transaction to the related person and to us;
•whether the transaction would impair the judgment or the exercise of the fiduciary obligations of any Director or executive officer;
•the possible alternatives to entering into the transaction;
•whether the transaction is on terms comparable to those available to third parties; and
•the potential for an actual or apparent conflict of interest.
During fiscal year 2026, we determined that no material related-party transactions exist that would require disclosure under SEC rules or otherwise require approval, ratification, or rejection of the Corporate Governance and Nominating Committee. This review included a review of the annual questionnaires and a detailed evaluation of the transactions reviewed and analyzed by our Board of Directors in determining Director independence as described in the “Director Independence” section of this Proxy Statement.
None of our Directors are related to each other and no arrangements or understandings exist pursuant to which any Director was selected as a Director or Director nominee.
Proxy Access
Our Amended and Restated Regulations permit a shareholder, or a group of up to twenty shareholders, owning three percent or more of the Company’s outstanding shares of Common Stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials a number of Director nominees up to a greater of (x) two, or (y) twenty percent of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in our Amended and Restated Regulations.

2026 Proxy Statement	27

Corporate Governance
Stock Ownership Guidelines
Our stock ownership guidelines align the financial interests of our executive officers and Directors with those of our shareholders by encouraging the accumulation and retention of our common stock by our Directors and executive officers. Our Board of Directors has approved the following amended stock ownership guidelines for our Directors and executive officers:

Participants	Guidelines
Chairman of the Board and Chief Executive Officer	6 times annual base salary
President and Chief Operating Officer	4 times annual base salary
Executive or Senior Vice Presidents	3 times annual base salary
Other Executive Officers	2 times annual base salary
Non-Management Directors	5 times annual retainer
The recommended time period for achieving compliance with the guidelines is five years from election or appointment to the position that is subject to the guidelines. The Human Resources and Compensation Committee reviews share ownership information each year to ensure compliance with the guidelines. As of June 30, 2026, all executive officers and Directors in their positions for at least five years were in compliance with the guidelines.
Insider Trading and Prohibited Transactions in Company Securities
We maintain an insider trading policy that applies to all of our Directors, officers, other team members and consultants. The insider trading policy prohibits those covered by the policy from engaging in transactions while aware of material nonpublic information about us or another company that could lead to violations of securities laws. It also prohibits covered individuals from engaging in certain transactions in prediction markets that are susceptible to market abuse. Additionally, the policy provides both pre-clearance procedures for the Company’s Directors and executive officers and blackout periods during which our Directors, officers and certain designated Parker employees are restricted from transacting in the Company’s securities.
The insider trading policy also prohibits speculative transactions in the Company’s securities, such as short sales and acquiring exchange-traded options (including puts, calls and other derivatives). Furthermore, the insider trading policy prohibits certain arrangements that could result in sales or transfers of Company securities without the covered person’s consent at times at which he or she is not permitted to trade in Company securities, including holding Company securities in margin accounts or pledging them as collateral. The insider trading policy generally permits, however, trading by our Directors and officers pursuant to a trading plan that is designed to meet the requirements of the policy and Rule 10b5-1 of the Securities Exchange Act of 1934, subject to pre-clearance procedures before the adoption, modification or termination of such a plan.
The insider trading policy also prohibits those covered by the policy from entering into hedging or monetization transactions (such as zero-cost collars and forward sale contracts) with respect to Company securities because such transactions may provide ownership of Company securities without the full risks and rewards of such ownership.
Governance Documents
Our Global Code of Business Conduct, our Corporate Governance Guidelines, and our Independence Standards for Directors are posted and available on the Corporate Governance page of our investor relations website at investors.parker.com. Shareholders may request copies of these documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary, or by calling (216) 896-3000. The information contained on or accessible through our website is not a part of this Proxy Statement.

28

Director Compensation

Compensation of Directors
Team members who also serve as Directors do not receive any additional compensation for their services as Directors. Accordingly, Jennifer A. Parmentier, who served as an executive officer during fiscal year 2026, did not receive additional compensation for her service as a Director and is not included in the Director Compensation for Fiscal Year 2026 table below. Ms. Parmentier is a Named Executive Officer for fiscal year 2026, and her fiscal year 2026 compensation is fully disclosed in the Summary Compensation Table for Fiscal Year 2026 on page 56 of this Proxy Statement.
During fiscal year 2026, non-employee Directors received an annual cash retainer and a restricted stock unit ("RSU") award. Our non-employee Directors are also eligible to participate in our Matching Gifts Program as described on page 55 of this Proxy Statement. The following table reflects the annual retainers of the non-employee Directors effective during fiscal year 2026:

	Approved August 6, 2024	Approved August 11, 2025
Annual Retainers	Effective beginning 10/23/2024	Effective beginning 10/22/2025
Lead Director and Corporate Governance and Nominating Committee Chair:	$230,000	$235,000
Audit Committee Chair:	$185,000	$190,000
Human Resources and Compensation Committee Chair:	$185,000	$190,000
Non-Chair Committee members:	$155,000	$160,000
In addition to the annual retainers described above, non-employee Directors are entitled to receive a $2,000 cash fee for attending each Board of Directors or Committee meeting that exceeds the number of regularly scheduled Board or Committee meetings in a fiscal year by more than two. On that basis, for fiscal year 2026, Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, E. Jean Savage, Laura K. Thompson, James R. Verrier, James L. Wainscott, and Beth A. Wozniak each received an additional payment of $4,000. During fiscal year 2026, non-employee Directors could elect to defer all or a portion of their annual retainers under our Deferred Compensation Plan for Directors.
Our non-employee Directors also receive a target value of $195,000 per year in RSUs (increased from fiscal year 2025 target value of $180,000). Accordingly, each non-employee Director who was serving as a non-employee Director on October 22, 2025 (the date of our 2025 Annual Meeting of Shareholders) was granted 258 RSUs under the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (the "2023 Equity Plan"). The terms of the RSUs provide that the RSUs will vest 100% on the later of (a) one year from the grant date; or (b) the date of our next Annual Shareholders Meeting (such later date, the "Vesting Date"), except that if a non-employee Director ceases to be a Director for any reason prior to the next Annual Meeting of Shareholders that occurs after the grant date, a pro-rated portion of his or her RSUs will vest on the Vesting Date and the remaining RSUs will be forfeited. In connection with her appointment to the Board during fiscal year 2026, Ms. Wozniak also received 41 RSUs under the 2023 Equity Plan on September 1, 2025, representing a pro-rata portion of the RSU award made to our non-employee Directors in fiscal year 2025, which RSUs vested on September 1, 2026. All RSUs earn dividend equivalent units paid as additional RSUs, which are subject to the terms and conditions of the original RSU award and are payable directly to each non-employee Director to whom they are issued.

2026 Proxy Statement	29

Director Compensation
Director Compensation for Fiscal Year 2026
The following table sets forth compensation information for our non-employee Directors for fiscal year 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Denise Russell Fleming	162,468	191,279	—	353,747
Lance M. Fritz	162,468	191,279	—	353,747
Linda A. Harty	162,468	191,279	15,000	368,747
Kevin A. Lobo	188,468	191,279	—	379,747
E. Jean Savage	162,468	191,279	—	353,747
Joseph Scaminace(3)	56,694	—	20,000	76,694
Laura K. Thompson	162,468	191,279	—	353,747
James R. Verrier	183,274	191,279	—	374,553
James L. Wainscott	237,468	191,279	15,000	443,747
Beth A. Wozniak	136,634	222,412	—	359,046
(1)This column represents the aggregate grant date fair value of RSUs granted under our 2023 Equity Plan in fiscal year 2026 and computed in accordance with Financial Accounting Standards Board ("FASB") ASC Topic 718. The amount for each grant was calculated using the closing stock price on the date of grant (or, if the grant date was not a trading day, the closing stock price on the trading day immediately preceding the day of grant) and factors in the dividend equivalent units that may be paid on the underlying RSU grants. Each of the non-employee Directors serving as a Director on October 22, 2025 received 258 RSUs with an aggregate grant date fair value of $191,279 on his or her grant date. Ms. Wozniak, who was elected in September 2025, also received 41 RSUs with an aggregate grant date fair value of $31,133 under our 2023 Equity Plan on September 1, 2025, which RSUs vested on September 1, 2026. As of June 30, 2026, each non-employee Director included in the table above, other than Ms. Wozniak, held 258 RSUs, and Ms. Wozniak held 299 RSUs. None of the non-employee Directors held options or SARs.
(2)The amounts reported in this column consist of matching gifts under our Matching Gifts Program. For more information, see page 55 of this Proxy Statement.
(3)Joseph Scaminace did not stand for reelection at the 2025 Annual Meeting of Shareholders and therefore was not granted RSUs in fiscal year 2026.

30

Executive Compensation

Item 2 – Advisory Vote to Approve Named Executive Officer Compensation
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether to vote for or against this Item 2.
At our 2023 Annual Meeting of Shareholders, shareholders voted in favor of annual frequency for the non-binding, advisory approval of the compensation of our named executive officers. We currently hold the non-binding, advisory vote to approve the compensation of our named executive officers on an annual basis, and the next such vote is therefore expected to take place at our 2027 Annual Meeting of Shareholders.
As described in detail throughout our Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program features, among other things, the following:
•A “pay-for-performance” structure, which helps ensure that a significant portion of the compensation for our executive officers is “at-risk,” is dependent on the short-term and long-term performance of our business and encourages and rewards performance that drives the key goals, operational priorities and metrics that we use to profitably grow our business and enhance shareholder value;
•A structure that helps ensure that our executive compensation program aligns the interests of our executive officers and our shareholders, is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers;
•A structure consistent with our philosophy of targeting executive compensation at market median, which allows us to remain competitive with companies that compete with us for talented team members and shareholder investment;
•Various executive compensation practices that contribute to good corporate governance, including clawback policies and provisions, stock ownership guidelines for Directors and executive officers, hedging, pledging and other stock ownership restrictions, and an annual compensation risk review; and
•Effective oversight and decision-making by a highly-independent Board of Directors and a Human Resources and Compensation Committee consisting entirely of independent Directors that retains an independent executive compensation consultant.
The vote on this Item 2 is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors or any of the Committees of our Board of Directors. However, our Board of Directors values the views of our shareholders and our Board of Directors and Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing future compensation policies and decisions.
Our Board of Directors believes that our executive compensation program is reasonable and well-structured, satisfies its objectives and philosophies and is worthy of shareholder support. Accordingly, our Board of Directors requests that our shareholders vote to approve the following resolution:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on a non-binding, advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON A NON-BINDING, ADVISORY BASIS.

2026 Proxy Statement	31

Executive Compensation
Compensation Discussion & Analysis
Named Executive Officers
Our named executive officers for fiscal year 2026, who we refer to as the Named Executive Officers, are:
•Jennifer A. Parmentier Chairman of the Board and Chief Executive Officer
•Todd M. Leombruno Executive Vice President and Chief Financial Officer
•Andrew D. Ross President and Chief Operating Officer
•Matthew A. Jacobson Vice President and President – Filtration Group
•Joseph R. Leonti Executive Vice President, General Counsel and Secretary
Executive Summary
Objectives and Philosophies of the Executive Compensation Program
The Win Strategy has been the foundation of our business and has represented the unified strategic vision of our team members worldwide since it was first introduced in 2001. The Win Strategy defines the key goals, operational priorities and metrics used to profitably grow our business. We are confident that our continuing focus on The Win Strategy maximizes long-term shareholder value by helping us realize our goal of top-quartile performance among our competitors and peers and steady appreciation of our stock price.
The Win Strategy also provides the means by which we measure and reward success. In fact, the objective of our executive compensation program is to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. The program is designed to:

Align the financial interests of our executive officers and our shareholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results.

Encourage and reward our executive officers for experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and to the success of our business.

Provide market competitive compensation to attract, retain and motivate highly-talented and ethical individuals at all levels who are focused on the long-term success of our business and who are equipped, motivated and poised to lead and manage our business presently and in the future.

Promote accountability by providing executive officers a mix of cash and equity compensation, allocating a greater proportion of the compensation for executive officers, as compared to other team members, to elements that are dependent on the performance of our business.

Maintain a level of flexibility sufficient to adjust for trends and changes in the continuously evolving global business and regulatory environment.

32

Executive Compensation
Fiscal Year 2026 Executive Compensation Program
Categories and Elements of Executive Compensation
Our executive compensation program covers all compensation paid to our executive officers. In fiscal year 2026 our executive officers included, among others, our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers serving in such capacity as of June 30, 2026, who are collectively the Named Executive Officers.
Our executive compensation program offers the categories and elements of compensation identified in the following table. Each element of compensation is more specifically defined and described in the “Principal Elements of Executive Compensation” section beginning on the page indicated in the table.

Category of Compensation	Element(s) of Compensation	Defined/Described Beginning on:
Base Salaries	Base Salaries	Page 42
Annual Cash Incentive Compensation	Officer ACIP Awards	Page 42
Long-Term Incentive Compensation	LTIP Awards	Page 46
	Stock Incentives	Page 48
Employee Benefits	Various	Page 49
Executive Perquisites	Various	Page 54
“Pay-for-Performance” — Structure, Key Financial Metrics and Impact on Compensation
Our executive compensation program is structured to ensure that a significant portion of the compensation for executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the program to achieve its objective to encourage and reward performance that implements the strategies and advances the goals of The Win Strategy. Our program is also structured to help ensure that the compensation for our executive officers is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Compensation Setting Process” section describes our policies and practices for allocating executive compensation among the various categories and elements.

2026 Proxy Statement	33

Executive Compensation
To illustrate, the following graphics show the approximate mix of fixed and at-risk annual and long-term cash and equity compensation represented by base salaries, annual cash incentive compensation and long-term incentive compensation for the Named Executive Officers for fiscal year 2026 at target levels. The percentages of total target compensation reflected in this chart were calculated using each Named Executive Officer’s fiscal year 2026 base salary earned, target annual cash incentive compensation, and target long-term incentive compensation (as approved in August 2025).

Jennifer A. Parmentier	Todd M. Leombruno	Andrew D. Ross

Matthew A. Jacobson	Joseph R. Leonti

 Base Salary      Target ACIP Award
  LTIP Awards and Target Stock Incentives (Long Term/Equity)
The “Principal Elements of Executive Compensation” section provides detailed discussion and analysis regarding how each element of compensation encourages and rewards performance that implements the strategies and advances the goals of The Win Strategy. Our compensation structure includes both fixed and at-risk compensation comprised of various cash and equity elements, and is generally as follows:

34

Executive Compensation
We provide base salaries, employee benefits and executive perquisites primarily to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals needed to implement and advance our strategies and goals. In addition, as illustrated in the following table, we provide annual cash incentive compensation and long-term incentive compensation primarily to encourage and reward performance that implements and advances The Win Strategy, including, in particular, our strategies and goals relating to financial performance and growth, by aligning these elements of compensation with our performance in certain key financial metrics that we use to measure the overall performance of our business.
We also ensure that base salary adjustments consider performance and results in certain corporate governance and sustainability related metrics embedded in The Win Strategy, such as, among others, team member safety, engagement and inclusion. Additionally, as detailed further below, the Human Resources and Compensation Committee has incorporated the achievement of strategic imperatives, including related to acquisitions and divestitures, extraordinary events, and our sustainability goals, into our Officer ACIP.
The following table shows the key financial metrics, key business strategies, and fiscal year 2026 results driven by each element of at-risk compensation provided to the Named Executive Officers.

Element of Compensation	Encourages executive officers to maximize	By focusing on various key business strategies, such as	Fiscal year 2026 results
Officer ACIP Award (cash)	segment operating income, sales revenue, cash flow margin, and other strategic imperatives continuous improvement in net income, lean initiatives, inventory controls, collection of receivables, control of payables and capital, and individual metrics tied to the achievement of strategic imperatives

Our results for segment operating income and sales revenue were above target performance, and our results for cash flow margin were above maximum performance, as explained in further detail below, resulting in a payout at 173.69% of target.

LTIP Awards (equity)	long-term revenue growth, earnings per share growth, and growth in average return on invested capital	market-driven innovation, on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing and profitable growth
Our results for revenue growth were at top quartile, and our results for earnings per share growth and growth in average return on invested capital were between the median and top quartile performance levels, resulting in a payout at 167.36% of target.

Stock Incentives/Stock Appreciation Rights (SARs) (equity)	our stock price	sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price	Our 2026 fiscal year end stock price was $978.12, as compared to $698.47 as of 2025 fiscal year end.

2026 Proxy Statement	35

Executive Compensation
Compensation Practices
The following table highlights some of the key aspects of our executive compensation program for fiscal year 2026. This table is not a substitute for, nor does it purport to include, all of the information provided in this Compensation Discussion and Analysis and the Compensation Tables presented later in this Proxy Statement.

What We Do	What We Don't Do

  Executive compensation program with pay-for-performance structure aligned with The Win Strategy
  The target total direct compensation package for our Chief Executive Officer is a mix of 9% fixed and 91% at-risk, and for our other Named Executive Officers is an average mix of 19% fixed and 81% at-risk
  Annual advisory vote to approve executive compensation with consistent high degree of approval
  One-year minimum vesting or performance period requirements for equity incentives under our 2023 Omnibus Stock Incentive Plan
  Clawback policies and provisions to recover or withhold time-based and performance-based compensation to executive officers in certain circumstances
  Anti-hedging and anti-pledging policy for Directors and executive officers
  Robust Stock Ownership Guidelines for Directors and executive officers

  Offer employment agreements to our executive officers
  Offer above-market earnings on contributions to deferred compensation accounts
  Grant stock options or SARs with an exercise price less than the fair market value of Parker’s common stock on the date of grant
  Re-price stock options or SARs
  Cash out underwater stock options or SARs
  Include reload provisions in any stock option or SAR grant
  Permit Directors or employees, or their respective related persons, to engage in short sales of Parker’s stock or to trade in instruments designed to hedge against price declines in Parker’s stock
  Permit Directors or executive officers to hold Parker securities in margin accounts or to pledge Parker securities as collateral for loans or other obligations

36

Executive Compensation
Compensation Setting Process
Roles and Responsibilities

HUMAN RESOURCES AND COMPENSATION COMMITTEE
The Human Resources and Compensation Committee, which we refer to in this Compensation Discussion and Analysis as the Committee, consists solely of independent Directors and has various duties and responsibilities with respect to the administration, oversight and determination of executive compensation. As described in the Committee’s Charter, which is posted and available on the Governance page of our investor relations website at investors.parker.com, these duties and responsibilities include:
•establishing our executive compensation program and philosophies and overseeing their development and implementation;
•reviewing and approving the performance and compensation of our Chief Executive Officer and other executive officers; and
•overseeing and evaluating any significant risks arising from our compensation policies and practices.
To assist in its risk oversight duties and responsibilities, the Committee ensures management and the Committee's independent compensation consultant conduct an annual compensation risk review. The results of this review are evaluated and discussed among management, the Committee and its independent executive compensation consultant and, if any significant risks are identified, the full Board of Directors. Based on the review conducted during fiscal year 2026, we believe that our current compensation policies and practices are designed to mitigate risks related to compensation, and such policies and practices do not create risks that are likely to have a material adverse effect on our business.
The Committee also retains the discretion to authorize periodic compensation adjustments due to promotions or increases in the responsibilities of our executive officers.
In fulfilling its duties and responsibilities, the Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Committee’s independent executive compensation consultant. The Committee is not bound by that input or advice or those recommendations. The Committee at all times exercises independent discretion in its executive compensation decisions. The Committee may, in its discretion, create subcommittees of its members and delegate to them any of its duties and responsibilities. It may also delegate certain authority to management with respect to our benefit plans, but it may not so delegate approval of executive officer compensation, stock plan design, Director compensation, or change in control plans and agreements.

BOARD OF DIRECTORS
Our Board of Directors approves all plans and programs which, by their terms, require approval of our Board. Our Board does not authorize or approve any other specific executive compensation matters. Our Board oversees the Committee’s activities and performance, including the identification, evaluation and monitoring of risks arising from our compensation policies and practices, and reviews all material information relating to executive compensation matters approved by the Committee. This oversight helps ensure that the Committee fulfills its duties and responsibilities and that the executive compensation program is reasonable and appropriate, meets its objectives and effectively serves the interests of our business and our shareholders.

EXECUTIVE OFFICERS
Our executive officers also play a role in the administration, oversight and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for his or her direct reports, which may include other executive officers. The performance goals are designed to promote individual performance consistent with the strategies and goals of The Win Strategy. Throughout the fiscal year, each executive officer’s performance is reviewed and evaluated against his or her performance goals. At the end of the fiscal year, each executive officer conducts a final performance review for each of his or her direct reports. Based on those reviews, our executive officers, other than our Chief Executive Officer, recommend any annual compensation adjustments and awards for their executive officer direct reports to our Chief Executive Officer.
Our Chief Executive Officer similarly reviews and evaluates her direct reports, which include each of the other Named Executive Officers except Mr. Jacobson, who directly reports to and was reviewed and evaluated by Mr. Ross. Our Chief Executive Officer also reviews and evaluates the recommendations made with respect to all of our other executive officers and makes any modifications that she deems appropriate. Our Chief Executive Officer then recommends to the Committee annual compensation adjustments and awards for all of our executive officers other than herself.
Our Chief Executive Officer, Executive Vice President—Human Resources & External Affairs and our Secretary attend all meetings of the Committee other than executive sessions. None of these officers attend discussions regarding their individual compensation. Our executive officers prepare and provide to the Committee performance summaries for certain executive officers, which are used by the Committee to understand and measure the performance and effectiveness of our annual cash incentive compensation and long-term incentive compensation. Our executive officers also periodically consult with and assist the Committee in calculating incentive compensation payouts, establishing and monitoring performance goals and addressing other appropriate executive compensation matters.

2026 Proxy Statement	37

Executive Compensation
Compensation Consultants and Competitive Market Analysis
The Committee regularly monitors, reviews and evaluates our executive compensation program to help ensure that it provides reasonable compensation ranges at competitive, appropriate and effective levels. The Committee engages Mercer Consulting, an independent human resources and compensation consulting firm, which we refer to as Mercer, to assist the Committee in its monitoring, review and evaluation responsibilities, and to otherwise provide assistance and guidance to the Committee on executive officer and Director compensation matters. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The Committee first engaged Mercer in fiscal year 2009 following a robust procurement process involving multiple consulting firms. The Committee selected Mercer based on its level of expertise and financial and strategic fit. Mercer reports directly to the Committee and attends all meetings of the Committee. The Committee has sole authority for the appointment, removal, replacement, compensation and oversight of Mercer and its affiliates for executive officer and Director compensation matters.
Mercer provides a wide range of executive officer and Director compensation consulting services for the Committee. Mercer prepares and provides to the Committee a comprehensive annual review of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation for all of our executive officers. Mercer uses this annual review to advise the Committee with respect to the effectiveness and competitiveness of our executive compensation program. The Committee considers this annual review when establishing compensation levels and otherwise to ensure that our executive compensation program remains competitive and effective.
Mercer uses proxy statement data and surveys published by leading human resources and compensation consultants to conduct market analyses of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation offered to executives of other diversified industrial companies with revenues and market values comparable to ours, which we refer to as the Peer Group or Peer Group companies. Mercer also uses broader market data on companies outside of the Peer Group to the extent that it is available and appropriate.
The Committee regularly reviews and, when necessary or advisable, updates the Peer Group to make sure it consists of companies that directly compete with us for talented team members and shareholder investment, and it otherwise represents a meaningful group of peers. In evaluating the Peer Group companies, the Committee looks for companies in the diversified industrials sector and/or the aerospace and defense sector with characteristics and business strategies similar to ours. The Peer Group companies used for purposes of fiscal year 2026 compensation decisions were the same as those used for purposes of fiscal year 2025 compensation decisions and consisted of the following companies:

Peer Group Companies

•3M Company •Caterpillar Inc. •Cummins Inc. •Deere & Company •Dover Corporation •Eaton Corporation plc •Emerson Electric Co.	•Flowserve Corporation •Fortive Corporation •Honeywell International Inc. •Illinois Tool Works Inc. •Ingersoll Rand Inc. •ITT Inc.	•Johnson Controls International plc •Moog Inc. •RTX Corporation •Rockwell Automation, Inc. •Textron Inc. •Trane Technologies plc

Mercer also provided other compensation consulting services to the Committee during fiscal year 2026, including:
•preparing for and participating in the Committee’s meetings and conference calls, including advance and subsequent meetings with the chair of the Committee and senior management;
•gathering and analyzing market compensation data for review of our executive compensation program relative to a combination of proxy and survey data;
•conducting a pay-for-performance review to evaluate the level of alignment between our executive compensation program and performance levels relative to our Peer Group companies;
•preparing and providing to the Committee a comprehensive review of compensation provided to our non-management Directors;
•assessing our cash flow margin performance versus peers over a one, three and five-year period;
•working with management to conduct the annual compensation risk review; and
•periodically assisting management on other select executive compensation topics.

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Executive Compensation
In fiscal year 2026, we paid $285,496 in fees, administrative charges, out-of-pocket expenses and other costs to Mercer for executive officer and Director compensation consulting services provided to the Committee.
We also directly engage Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) in the ordinary course of business, without the approval of our Board of Directors or the Committee, to provide services in areas other than executive officer and Director compensation. In fiscal year 2026, these additional services included services as an insurance broker and providing benchmarking surveys for information on compensation and benefits for our team members generally.
In fiscal year 2026, we paid $3,221,638 in fees, administrative charges, commissions, out-of-pocket expenses and other costs to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) for these additional services. The majority of these fees were not paid pursuant to engagements of Marsh & McLennan Companies, Inc. by management, but were rather either paid by our third-party administrators to Marsh & McLennan Companies, Inc. relating to risk insurance and for insurance and prescription drug services provided under our team member health and welfare plans, or were direct engagements with Marsh & McLennan Companies, Inc. made by various divisions worldwide for market surveys related to those particular divisions. The consolidated revenues of Marsh & McLennan Companies, Inc. were $26.98 billion as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Mercer. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Mercer. The Committee also periodically reviews the relationship with Mercer to determine whether sufficient internal safeguards are in place to ensure that Mercer provides services to the Committee independent of any influence from management. The Committee identified the following safeguards:
•Mercer reports directly to the Committee and not to management on executive officer and Director compensation matters;
•at each Committee meeting, Mercer and the Committee meet in executive session without members of management present;
•all non-executive compensation services are provided by Mercer consultants who are not involved in providing executive officer and Director compensation consulting services to the Committee;
•the Committee has exclusive authority to retain and set the compensation for Mercer’s executive officer and Director compensation consulting services;
•the individual Mercer consultants to the Committee do not provide any services to us other than those provided for the Committee;
•the individual Mercer consultants to the Committee do not participate in any client development activities that are not directly related to executive officer or Director compensation services for the Committee; and
•the amounts paid to Mercer by the Committee are not directly impacted by any growth in the fees we pay to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer).
Consideration of 2025 Say-on-Pay Vote
At our 2025 Annual Meeting of Shareholders, we received approval based on the total votes cast of approximately 88% for our advisory “say-on-pay” vote to approve the compensation of our Named Executive Officers. The Committee and Mercer specifically considered the voting results when exploring potential changes to our executive compensation program in fiscal year 2026. The Committee did not make any changes to our executive compensation program for fiscal year 2026 that were directly driven by the say-on-pay vote. The Committee believes the voting results demonstrate strong, consistent support for our executive compensation program. The Committee will continue to explore with Mercer potential improvements to our executive compensation program to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market.

2026 Proxy Statement	39

Executive Compensation
General Policies and Practices Relating to Executive Compensation
Allocation of Executive Compensation
The Committee seeks to provide compensation, employee benefits and executive perquisites that are competitive with the market and help us attract, retain and motivate present and future executive officers. Annually, base salaries, target annual cash incentive compensation and target long-term incentive compensation for each executive officer are compared to the median of companies included in Mercer’s annual review with the objective that, in the aggregate, our target compensation remains generally aligned with the median of the Peer Group companies.
When deciding whether to increase or decrease the amount of any element of compensation, the Committee considers Mercer’s annual review, the annual performance reviews of the executive officers and the performance of our business as a whole. The Committee does not consider amounts realized from prior compensation in determining the levels of compensation paid to executive officers.
To help ensure that our executive compensation program meets its objectives to drive and support The Win Strategy, the Committee allocates the majority of compensation for executive officers to annual cash incentive compensation and long-term incentive compensation. Each of the at-risk elements of compensation within those categories is directly tied to appreciation of our stock price and/or to significant financial and operational performance goals. More than one-half of the targeted total compensation for the executive officers is, therefore, “at-risk” and may significantly fluctuate from year to year based on our financial, operational and stock performance. In addition, the Committee makes sure that executive officers have a greater proportion of their total compensation allocated to these at-risk elements than other team members. The Committee structures the program in this manner to better align the financial interests of our executive officers with the financial interests of our shareholders, to better ensure a “pay-for-performance” result and to promote internal equity by recognizing that our executive officers, as compared to other team members, have greater responsibility and influence over the performance of our business.
Our executive compensation program is also structured to offer a reasonable balance of annual and long-term, as well as cash and equity, elements of compensation. The program provides a mix of those elements specifically designed to encourage and reward performance that contributes to the advancement of The Win Strategy. The Committee does not have any formal policies or guidelines with respect to the allocation of executive compensation between annual and long-term elements, cash and equity elements or different forms of equity elements. In practice, however, the Committee has taken the following approaches.
•Allocation between annual and long-term elements. The Committee considers Mercer’s annual review as it sets each executive officer’s base salary and annual cash incentive compensation to ensure that it is reasonable in the context of the midpoint value of his or her comparable position within the Peer Group. The Committee also considers Mercer’s annual review as it sets the total target value of each executive officer’s long-term incentive compensation as a multiple of the midpoint of the base salary range of his or her comparable position within the Peer Group companies.
•Allocation between cash and equity elements. Base salaries and annual cash incentive compensation are paid in cash. Long-term incentive compensation is paid in equity because of the long-term nature of equity awards and our desire to encourage performance that drives long-term shareholder value.
•Allocation between different forms of equity elements. The Committee generally allocates 50% of the total target value of each executive officer’s long-term incentive compensation to LTIP Awards and 50% to Stock Incentives. The Committee takes this approach to balance the allocation between elements based on long-term financial, operational and strategic metrics and those based on long-term performance of our common stock.
The Committee generally makes all elements of executive compensation available to all executive officers and makes executive compensation decisions on a consistent and equitable basis. The Committee generally does not offer any element to an executive officer that is not available to other executive officers. The Committee also occasionally grants retention and/or recognition awards to executive officers who make extraordinary contributions to the Company’s success or for whom a retention incentive is appropriate.
Committee Discretion
The Committee does not change the predetermined performance goals or increase the amount of any at-risk compensation following the grant date except as permitted by applicable laws and regulations. The Committee may increase the amount of any award of annual cash incentive compensation if appropriate to account for corporate policy changes, executive compensation program changes and major corporate programs, and to account for the negative impact of acquisitions on goodwill and amortization expense, losses on dispositions of real property during plant moves or shutdowns and other unexpected occurrences that negatively impact awards.

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Executive Compensation
The Committee may reduce the amount of any award of annual cash incentive compensation or long-term incentive compensation made to the Named Executive Officers other than Stock Incentives. The Committee retains this downward discretion for the following purposes:
•to ensure greater control over final performance-based compensation amounts based on its assessment of the quality of our results relative to our various performance measures, the risks taken to attain those results and our overall financial performance;
•to help ensure that performance-based compensation continues to effectively serve the interests of our business and our shareholders; and
•to avoid inappropriately rewarding executive officers based on events or circumstances that were not expected at the beginning of the performance period.
Our calculation methodology for LTIP Award payouts also allows the Committee to exercise this discretion with respect to LTIP Award payouts.
Compensation Risk Review
The annual compensation risk review, first described on page 37, begins with a global assessment of any plans or programs that could potentially encourage excessive risk-taking or otherwise present significant risks to our business. The review also takes into account our individual business units to determine whether any of them carries a significant portion of our risk profile, structures compensation significantly different than others, or is significantly more profitable than others.
The review then evaluates whether the applicable plans and programs are likely to encourage excessive risk-taking or detrimental behavior, vary significantly from our risk-reward structure, or otherwise present significant risks to our business.
During our fiscal year 2026 compensation risk review, we also identified and evaluated various mechanisms that we currently have in place that may serve to mitigate any existing or potential risks arising from our compensation policies and practices, including the following:
•our executive officers and other management-level team members are compensated with a mix of annual and long-term incentives, fixed and at-risk compensation, cash and multiple forms of equity compensation;
•compensation packages gradually become more focused on long-term, at-risk and equity compensation as our team members ascend to and through management-level positions;
•our global compensation plans and programs generally utilize the same or substantially similar performance measures;
•we use multiple performance measures to determine payout levels under certain elements of incentive compensation and different performance measures for our annual incentives as compared to our long-term incentives;
•the performance of our team members is not evaluated or measured based solely on changes in our stock price;
•our incentive compensation programs generally limit payouts to a specified maximum, while those that do not are mitigated by other factors (e.g., stock appreciation rights are mitigated by long-term vesting periods and stock ownership guidelines);
•we do not offer “guaranteed” bonuses and all of our incentive compensation elements carry downside risk for participants;
•our executive officers are subject to specific stock ownership guidelines and clawback policies and provisions requiring forfeiture of certain elements of incentive compensation under certain circumstances;
•our compensation packages, including severance packages and supplemental pensions, are within market ranges;
•the Committee has the discretion to assess the quality of our results in relation to our various performance measures and the risks taken to attain those results in approving final incentive payouts;
•our decentralized organizational structure lessens the impact of any excessive risks taken by individual business units or operating groups; and
•our team members are evaluated, measured and assessed based on their compliance with our Global Code of Business Conduct and other internal policies and controls, and the extent to which they act in the best interests of our business and our shareholders.
During the annual compensation risk review, we also consider whether any changes to our compensation plans and programs may be necessary to further mitigate risk. No changes to our compensation plans and programs were made as a result of the fiscal year 2026 compensation risk review, as we concluded that there were no risks arising from our compensation policies and practices that would be reasonably likely to have a material adverse effect on us.

2026 Proxy Statement	41

Executive Compensation
Principal Elements of Executive Compensation
Base Salaries
Each of the Named Executive Officers receives an annual base salary to:
•encourage and reward individual performance in connection with the annual performance review process;
•recognize experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and the success of our business; and
•attract, retain and motivate the highly-talented and values-driven individuals we need to advance the goals of The Win Strategy.
The Committee establishes a base salary range for each Named Executive Officer by using Mercer’s annual review to analyze base salaries of persons holding comparable positions within the Peer Group companies and generally tries to target base salary amounts at approximately the median of the Peer Group companies. The Committee determines the base salary for each Named Executive Officer for the next fiscal year based on the Named Executive Officer’s annual performance review and compares the amount to the applicable established range to make sure that it is reasonable. Among other matters, annual performance reviews and base salary adjustments consider performance and results aligned with The Win Strategy, including in metrics tied to team member safety, engagement and inclusion. The Committee may increase base salaries, where appropriate, periodically throughout the fiscal year based on the results of interim performance reviews.
In fiscal year 2026, base salaries for the Named Executive Officers were generally increased in the range of approximately 3.8% to 5.9% in consideration of the factors described above and to better align with the Peer Group median for similarly situated persons at our Peer Group companies. The table below reflects the base salary rates as approved by the Committee in fiscal year 2026 as well as the total base salary actually paid to each of the Named Executive Officers during fiscal year 2026, which is also included in the "Salary" column of the Summary Compensation Table for Fiscal Year 2026.

Base Salaries

Named Executive Officers	FY2026 Base Salary Effective 9/1/25 ($)(1)	FY2026 Base Salary (Actual) 7/1/25-6/30/26 ($)
Jennifer A. Parmentier	1,550,000	1,537,500
Todd M. Leombruno	985,000	978,333
Andrew D. Ross	1,050,000	1,041,667
Matthew A. Jacobson(2)	650,000	660,417
Joseph R. Leonti	900,000	891,667
(1)Base salaries as approved in August 2025 and effective September 1, 2025.
(2)Mr. Jacobson's annual base salary of $650,000 was effective July 1, 2025 following his election to the role of Vice President and President - Filtration Group. His base salary was increased to $675,000 effective February 1, 2026 to align with the Peer Group median.
Annual Cash Incentive Compensation
In August 2025, the Committee established fiscal year 2026 target opportunities under the Parker-Hannifin Corporation Officer Annual Cash Incentive Plan (the “Officer ACIP”) for the Company's executive officers. The Officer ACIP provides for annual award payouts based on the achievement of performance goals. The performance goals are tied to three performance metrics (segment operating income weighted at 40%, sales revenue weighted at 20%, and cash flow margin weighted at 40%), with each metric evaluated at three performance levels (threshold, target or maximum). The performance levels equate to a percentage of the target payout with respect to the applicable metric (50% for threshold, 100% for target and 200% for maximum). The percentage payout for each metric will be interpolated for performance levels achieved between threshold and target and between target and maximum. The award payout may be further modified by applying a multiplier of up to plus or minus 20% based upon the Committee's evaluation of each Named Executive Officer's performance relating to certain strategic imperatives, but in no event can the total payout exceed the 200% maximum.

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Executive Compensation
Segment operating income is consolidated operating income as reported, excluding any effects of currency rate changes, acquisitions and divestitures. Sales revenue is consolidated net sales revenue as reported, excluding any effects of currency rate changes, acquisitions and divestitures. Cash flow margin is the percentage of sales represented by net cash flow from operating activities less capital expenditures, excluding any discretionary pension contributions and effects of acquisitions.
The Committee predetermines the performance goals applicable to each financial metric by analyzing our annual goals and objectives for each such metric and in consideration of Mercer’s annual review. Through this process the Committee directly and materially links annual cash incentive compensation to performance that drives and supports The Win Strategy.
The Committee identified segment operating income, sales revenue and cash flow margin as performance measures critical to the financial performance and profitable growth goals of The Win Strategy. Utilizing segment operating income encourages executive officers and other team members to increase sales and to reduce operating expenses and other costs associated with managing our working capital and investments, while the sales revenue metric encourages strong sales execution, product and innovation investments, and market share gains. The Committee determined to use cash flow margin because of its importance in driving increases in net income, implementing lean initiatives, controlling inventory, collecting receivables, controlling accounts payable, and optimizing capital expenditures.
The Officer ACIP incorporates an individual performance multiplier that the Committee may use to, in its discretion, adjust Officer ACIP payout amounts upward or downward by up to 20% based on the Committee's evaluation of each Named Executive Officer's individual performance related to certain strategic imperatives, which are defined as acquisitions and divestitures, extraordinary events, and reducing absolute emissions. During fiscal years 2023, 2024 and 2025, this individual performance multiplier also incentivized our corporate governance and sustainability initiatives and operating group performance. The Committee determined in each year that each executive officer had performed sufficiently to warrant a positive adjustment but used its discretion to not apply the multiplier, as it determined that the strong performance and results across all Officer ACIP metrics were sufficiently reflected and rewarded by the base payout in each year. Effective beginning with the fiscal year 2026 performance period, with support from Mercer, the Committee determined that corporate governance and sustainability initiatives and operating group performance are fundamental business expectations of executive officers that do not warrant additional incentivization and therefore approved a modification to the individual performance multiplier in the Officer ACIP to incentivize only certain strategic imperatives (i.e., acquisitions and divestitures, extraordinary events, and reducing absolute emissions). The Committee believes that the use of segment operating income, revenue growth and cash flow margin, combined with the performance multiplier as revised beginning in fiscal year 2026, aligns Officer ACIP awards to the most meaningful drivers of Company performance and shareholder value creation.
Setting Targets
The Committee allocates a significant portion of the total cash compensation for executive officers to annual cash incentive compensation, which is dependent on achieving predetermined financial and operational goals. For fiscal year 2026, Officer ACIP awards, at target, represented the following percentages of base salary for each of our Named Executive Officers.

Target Percentage of Base Salary

Named Executive Officers	Target Officer ACIP Award Percentage(1)
Jennifer A. Parmentier	170%
Todd M. Leombruno	100%
Andrew D. Ross	115%
Matthew A. Jacobson	80%
Joseph R. Leonti	85%
(1)Percentages remained consistent with target aggregate percentages under the annual incentive compensation program for fiscal year 2025, except for 5% increases in the target award percentages for each of Ms. Parmentier and Mr. Leonti. Ms. Parmentier's target Officer ACIP award percentage was increased to more closely align with the median of our Peer Group companies following a comparative market review by Mercer. Mr. Leonti's target Officer ACIP award percentage was increased in connection with his promotion to Executive Vice President, General Counsel and Secretary (previously Vice President, General Counsel and Secretary).

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Executive Compensation

Performance Targets
During the first quarter of the fiscal year, the Committee determines the target award opportunity set forth above for each of the executive officers and establishes the levels of performance for threshold, target and maximum payouts after evaluating our annual plan, Peer Group data and Mercer’s annual review. The Committee focuses on setting targets that are reasonable in relation to the median of similar compensation offered to executive officers for similar positions by the Peer Group companies.
Based on this data, for the segment operating income and sales revenue metrics, the Committee set target performance based on the midpoint of our initial guidance range that was communicated to investors on August 7, 2025, adjusted to eliminate the impact of currency fluctuations and acquisition and divestiture activity. The threshold and maximum performance for these metrics were then set at 90% and 110% of target performance respectively. The resulting threshold, target and maximum performance metrics are set forth in the table below.
With respect to cash flow margin, the Committee determined levels of performance for threshold, target and maximum payouts after evaluating our annual plan for cash flow margin and the one-year, three-year and five-year average cash flow margin within the Peer Group. Based on this data, the Committee estimated that 7%, 11% and 15% cash flow margins would represent bottom-quartile, median and top-quartile cash flow margin results, respectively, within the Peer Group companies during fiscal year 2026. After review and consideration of such data and our annual plan for cash flow margin, the Committee set threshold, target and maximum performance metrics for cash flow margin at 7%, 11% and 15%, respectively, for fiscal year 2026.

Performance Results
The following tables show how the 2026 Officer ACIP payout percentage was calculated (dollars in thousands):

	Below Threshold	Threshold	Target	Maximum

			Actual Segment Operating Income Performance: $5,763,704 % of Target Payout Earned: 167.7%

Segment Operating Income
(40% weight)	Less than $4,858,200	$4,858,200	$5,398,000	$5,937,800

			Actual Sales Revenue Performance: $21,004,287 % of Target Payout Earned: 133.0%

Sales Revenue
(20% weight)	Less than $18,300,600	$18,300,600	$20,334,000	$22,367,400

			Actual Cash Flow Margin Performance: 18.4% % of Target Payout Earned: 200.0%

Cash Flow Margin
(40% weight)	Less than 7%	7%	11%	15%
Payout %	0%	50%	100%	200%

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Executive Compensation

	% of Target Payout Earned	Weighted Payout %
Segment Operating Income	167.7%	67.10%
Sales Revenue	133.0%	26.59%
Cash Flow Margin	200.0%	80.00%
Total Weighted Payout %		173.69%

Performance Multiplier
The Committee also evaluated the performance of our executive officers with respect to certain strategic imperatives—acquisitions and divestitures, extraordinary events, and reducing absolute emissions. For fiscal year 2026, the Committee determined that the strong performance and results across all Officer ACIP metrics were sufficiently reflected and rewarded by the base payout of 173.69% and determined not to apply the multiplier. Accordingly, the final Officer ACIP payout percentage approved by the Committee was 173.69%.
The following tables show each of the Named Executive Officers' Officer ACIP target and actual amounts paid:

Officer ACIP Awards
Named Executive Officer	Base Salary Earned	Target Officer ACIP Award Amount(1)	Officer ACIP Award Amount
Jennifer A. Parmentier	$1,537,500	$2,613,750	$4,539,823
Todd M. Leombruno	$978,333	$978,333	$1,699,267
Andrew D. Ross	$1,041,667	$1,197,917	$2,080,662
Matthew A. Jacobson	$660,417	$528,333	$917,662
Joseph R. Leonti	$891,667	$757,917	$1,316,426
(1)Because Officer ACIP awards are calculated based on actual base salary received during the fiscal year, and base salary increases are not effective until September 1 each fiscal year, actual base salary paid in the fiscal year is generally below the base salary rate approved by the Committee in August and has a corresponding impact on Officer ACIP awards payouts.
Long-Term Incentive Compensation
The Named Executive Officers receive long-term incentive compensation consisting of long-term incentive performance awards, which we refer to as LTIP Awards, and stock appreciation rights, which we refer to as Stock Incentives. The target amounts of LTIP Awards and the number of Stock Incentives awarded to the Named Executive Officers are based on similar compensation awarded to persons holding comparable positions within the Peer Group companies.
LTIP Awards and Stock Incentives encourage long-term focus on shareholder value and are directly and materially linked to performance that advances both the financial performance and profitable growth goals of The Win Strategy over the long term. LTIP Award payouts are based on a comparison of our performance against the Peer Group companies in certain key financial metrics over a three-year performance period. The holders of Stock Incentives realize a payout only if our stock price increases above the applicable grant price over a three-year pro-rata vesting period and the applicable exercise period thereafter. LTIP Awards and Stock Incentives work together to align the long-term financial interests of our executive officers and shareholders.

Component	Description	2026	2027	2028
LTIP Awards
LTIP Awards are granted to eligible employees on an annual basis at the January meeting of the Committee. This meeting is typically scheduled several years in advance. Pro-rated LTIP Awards are also granted to individuals who become executive officers, are promoted to new executive officer positions, or are given increased responsibilities during a performance period.
		"Cliff" vesting after three-year performance period

Stock Incentives	Stock Incentives are granted to eligible team members on an annual basis at the August meeting of the Committee. This meeting is scheduled several years in advance.	Annual vesting over three-year performance period
		1/3	1/3	1/3

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Executive Compensation
The Committee does not grant LTIP Awards to executive officers in anticipation of the release of significant positive earnings announcements or other material non-public information likely to result in changes to the price of our common stock.
Stock Incentives, including stock appreciation rights and stock options, for our regular annual equity awards are typically approved by the Committee at a regularly-scheduled Committee meeting that occurs in August of each year. These grants are generally made effective on the date of such approval. Committee meetings are scheduled several years in advance and generally occur in the third week of August. Stock Incentive values to be utilized for such annual awards are determined as of the grant date based upon a Black-Scholes valuation model. Those values are then used to determine the number of Stock Incentives to be granted to recipients. The Committee does not take material nonpublic information into account when determining the timing and terms of such awards. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Consistent with its historical practice, the Committee granted Stock Incentives to our Named Executive Officers during its regularly-scheduled Committee meeting on August 20, 2025, which was during the period beginning four business days before the filing of our annual report on Form 10-K for the fiscal year ended June 30, 2025. Accordingly, as required by the SEC, we are providing the following information relating to these Stock Incentives:

Named Executive Officer	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
Jennifer A. Parmentier	8/20/2025	28,483	$742.97	7,841,940	2.35%
Todd M. Leombruno	8/20/2025	7,878	$742.97	2,168,971	2.35%
Andrew D. Ross	8/20/2025	9,292	$742.97	2,558,273	2.35%
Matthew A. Jacobson	8/20/2025	4,444	$742.97	1,223,522	2.35%
Joseph R. Leonti	8/20/2025	4,848	$742.97	1,334,751	2.35%
LTIP Awards
The Committee has adopted an Officer Long-Term Incentive Performance Plan, which we refer to as the Officer LTIP Plan, that operates under the 2023 Omnibus Stock Incentive Plan, which we refer to as the 2023 Equity Plan, to establish the terms and conditions for LTIP Awards granted to our executive officers. During the third quarter of fiscal year 2026, the Committee granted to each of the Named Executive Officers, under the terms of the Officer LTIP Plan and the 2023 Equity Plan, the following target LTIP Award shares for the calendar year 2026-27-28 performance period based on the following target LTIP Award values for the calendar year 2026-27-28 performance period:

Named Executive Officer	Target LTIP Award Values ($)(1)	Target LTIP Award Shares(2)
Jennifer A. Parmentier	7,050,000	8,026
Todd M. Leombruno	1,950,000	2,220
Andrew D. Ross	2,300,000	2,618
Matthew A. Jacobson(3)	1,100,000	1,252
Joseph R. Leonti(3)	1,200,000	1,366
(1)Target LTIP Award values were increased from the fiscal year 2025 target values to more closely align with the median of our Peer Group companies following a comparative market review by Mercer. For Mr. Leonti, the increase to his target LTIP Award value for fiscal year 2026 also reflected his promotion to Executive Vice President, General Counsel and Secretary (previously Vice President, General Counsel and Secretary) on August 20, 2025.
(2)Target LTIP Award share amounts were determined by dividing the Target LTIP Award Values by $878.43, which was the daily average stock price during the month immediately preceding the award grant (i.e., December 2025), and rounding to the nearest whole share.
(3)As a result of their promotions in fiscal year 2026, Mr. Jacobson and Mr. Leonti also received prorated LTIP Awards during fiscal year 2026 of the following target shares for the performance periods set forth below to realign their compensation to market levels for their new roles.
(a)Mr. Jacobson—CY23-24-25: 320; CY24-25-26: 780; and CY25-26-27: 867.
(b)Mr. Leonti—CY23-24-25: 47; CY24-25-26: 124; and CY25-26-27: 148.
The performance measures and percentile rank performance levels used to calculate the payout for these LTIP Awards are the same as set forth below for the calendar years 2026-27-28 LTIP Awards, except that the threshold performance level for the CY23-24-25 LTIP Awards was the 35th percentile.

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Executive Compensation
The target LTIP Award shares shown in this table are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2026 table. The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2026 includes the aggregate grant date fair value of these awards in fiscal year 2026.
Under the Officer LTIP Plan, the actual payouts for these LTIP Awards will be calculated following the three-year performance period ending December 31, 2028, as follows:
•The Committee will first determine if, during the performance period, we achieved an average return on average equity of 4% or an average free cash flow margin of 4%.
•If at least one of these threshold performance measures above is not achieved, participants will not receive a payout.
•If at least one of these threshold performance measures above is achieved, participants will become eligible to receive the maximum payout of 200% of the applicable target LTIP Award shares. The Committee will then, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate. The Committee determined that this calculation methodology would provide the Committee with more flexibility to ensure payout levels are as accurately reflective of the Company’s performance against the Peer Group (set forth above on page 38) as possible and are otherwise in the best interests of our business and our shareholders.
To provide the Committee with guidelines for exercising its discretion, the Officer LTIP Plan provides that the Committee may, among other things, following the calendar years 2026-27-28 performance period compare our revenue growth, growth in fully diluted earnings per share from continuing operations and average return on invested capital from continuing operations against the corresponding results of the Peer Group companies during their three most recent fiscal years. The Committee has identified long-term revenue growth, earnings per share growth and return on invested capital as performance measures critical to the financial performance and profitable growth goals of The Win Strategy because, among other things, they encourage our executive officers to provide on-time delivery of quality products, value-added services and systems, strategic supply chain, lean enterprise, value pricing, market-driven innovation and strong distribution.
For calendar year 2026-27-28 LTIP Awards, the Committee determined to keep the same weighting as the prior year for revenue growth, growth in fully diluted earnings per share from continuing operations, and average return on invested capital from continuing operations at 40%, 40% and 20%, respectively.
The following table illustrates how final LTIP Awards will pay out using the weightings as specified above for the applicable performance period:

Peer Group Percentile Rank:	Less than 25th	25th	50th	75th or higher
Payout%	0%	50%	100%	200%
At the end of calendar year 2028, if we achieve an average return on average equity or an average free cash flow margin of 4% or greater for the performance period, the Committee may exercise discretion in determining the appropriate payout by determining our percentile rank as compared to the Peer Group companies for each of the three performance measures. Using the table above, the Committee will calculate the portion of the target LTIP Award value earned with respect to each performance measure. The Committee will multiply each portion by its applicable weight and add up the total to determine the total LTIP Award payout for the calendar years 2026-27-28 performance period. This table illustrates that recipients of LTIP Awards granted during calendar year 2026 will receive the maximum payout of 200% of the applicable target LTIP Award shares if we rank at or above the 75th percentile among the Peer Group companies in the aggregate based on all three performance measures, and will receive no payout if we rank below the 25th percentile in the aggregate based on all three performance measures. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.
LTIP Award payouts for the calendar years 2026-27-28 performance period may only be paid after the end of the applicable three-year performance period in unrestricted shares of our common stock.
The Committee designed these LTIP Awards to reward executive officers directly in relation to our long-term performance against the Peer Group companies. The Committee determined that requiring performance in excess of the 50th percentile for a payout in excess of 100% would encourage executive officers to achieve performance above median Peer Group performance. The Committee also determined that requiring performance at the 75th percentile for a maximum payout, and awarding no payout for performance below the 25th percentile, would further encourage executive officers to achieve top-quartile performance within the Peer Group companies.
In addition, each of the Named Executive Officers received a payout during fiscal year 2026 under LTIP Awards granted during the third quarter of fiscal year 2023 for the three-year performance period ending December 31, 2025. We exceeded our threshold performance measures of 4% average return on average equity and 4% average free cash flow margin with an average return on average equity for the three-year performance period of 25.7% and average free cash flow margin for the three-year performance period of 15.8%, which caused

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each participant to be eligible for a payout of 200% of the applicable LTIP Award. The Committee decided to exercise discretion to determine the appropriate payout and determined that we achieved the following percentile rankings among the peer group companies disclosed in the Company's 2023 proxy statement with respect to the LTIP Award performance measures for the calendar years 2023-24-25 performance period:

Performance Measure	Result	Percentile Rank	Weighted Payout Percentage
Revenue Growth (40%)	19.09%	57.89	52.62%
Earnings Per Share Growth (40%)	61.45%	84.21	80.00%
Average Return on Invested Capital (20%)	18.59%	68.42	34.74%
The percentile rank performance levels used to calculate the payout for the calendar years 2023-24-25 LTIP Awards were the same as set forth above for the calendar years 2026-27-28 LTIP Awards, except that the threshold performance level was the 35th percentile. As a result, the Named Executive Officers received the following LTIP Award payouts during fiscal year 2026, which are included in the “Stock Awards—Number of Shares Acquired on Vesting” column of the Option Exercises and Stock Vested for Fiscal Year 2026 table: Ms. Parmentier—29,808; Mr. Leombruno—8,343; Mr. Ross—9,837; Mr. Jacobson—1,424; and Mr. Leonti—4,546. Each payment represents a total payout of 167.36% of the target LTIP Award shares for the three-year performance period ended December 31, 2025.
Stock Incentives
Each of the Named Executive Officers received Stock Incentives under our 2023 Equity Plan during the first quarter of fiscal year 2026. The Committee grants Stock Incentives to executive officers to encourage and reward efforts and accomplishments that advance the goals of The Win Strategy and make other contributions to maximize long-term shareholder value.
The number of Stock Incentives granted by the Committee is determined by utilizing the Black-Scholes valuation model to convert a target dollar value into the number of Stock Incentives to be granted. The Committee uses Mercer’s annual review to help ensure the target dollar values are reasonable in relation to the median of similar compensation offered within the companies included in Mercer’s annual review. The following table shows the target value and the number of Stock Incentives granted to each of the Named Executive Officers in the first quarter of fiscal year 2026:

Named Executive Officer	Target Values ($)(1)	Stock Incentive Grants (# of Underlying Shares)(2)
Jennifer A. Parmentier	7,050,000	28,483
Todd M. Leombruno	1,950,000	7,878
Andrew D. Ross	2,300,000	9,292
Matthew A. Jacobson	1,100,000	4,444
Joseph R. Leonti	1,200,000	4,848
(1)Target Stock Incentive values were increased from the fiscal year 2025 target values to more closely align with the median of our Peer Group companies following a comparative market review by Mercer.
(2)Target Stock Incentive grant share amounts were determined by using the Black-Scholes valuation model and rounding to the nearest whole share.
The fiscal year 2026 Stock Incentive grants shown above are also included in the “All Other Option Awards: Number of Securities Underlying Options” column of the Grants of Plan-Based Awards for Fiscal Year 2026 table and the “Option Awards—Number of Securities Underlying Unexercised Options—Unexercisable” column of the Outstanding Equity Awards at June 30, 2026 table. The “Option Awards” column of the Summary Compensation Table for Fiscal Year 2026 includes the aggregate grant date fair value of these awards in fiscal year 2026.
As required by the terms of our 2023 Equity Plan, these fiscal year 2026 Stock Incentives have an exercise price equal to the closing price of our common stock on the date of grant. The plan does not permit the re-pricing of Stock Incentives. The Committee analyzed the terms of our 2023 Equity Plan and considered Mercer’s annual review to establish all other terms of these Stock Incentives. These fiscal year 2026 Stock Incentives have a ten-year term and vest in one-third increments over three years following the grant date. When vested, each Stock Incentive will entitle the holder to receive the increase in value of one common share from the grant date to the date of exercise.
Upon exercise of fiscal year 2026 Stock Incentives, common shares will be issued directly to the holder. The appreciation in these Stock Incentives will be calculated by subtracting the grant price from the fair market value of the common shares at exercise, and multiplying the result by the number of Stock Incentives exercised. The number of common shares to be issued is determined by dividing that appreciation by the market price of the common shares at exercise.

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Employee Benefits
The Named Executive Officers are eligible to participate in various employee benefit plans and programs. These plans and programs reward experience, expertise, level of responsibility, continuity of leadership and advancement. We use these plans to ensure that our executive compensation program remains sufficiently competitive to attract, retain and motivate the executive officers and other team members necessary to advance the goals of The Win Strategy.
Qualified Benefit Plans
During fiscal year 2026, the Named Executive Officers participated in the following tax-qualified benefit plans and programs:
•The Parker Defined Benefit Pension Plan (formerly the Parker-Hannifin Consolidated Pension Plan), which we refer to as the Pension Plan, except for Ms. Parmentier and Messrs. Jacobson and Leonti, who are not eligible to participate in the Pension Plan; and
•The Parker Retirement Savings Plan, which we refer to as the Retirement Savings Plan.
PENSION PLAN
The Pension Plan is a qualified defined benefit pension plan in which most full-time non-union U.S. salaried employees hired prior to April 1, 2004 participate. The Pension Plan offers normal retirement, early retirement and death benefits. The monthly normal retirement benefit is the greater of a minimum benefit and an amount based on final average pay. The minimum benefit and final average pay amounts are calculated as follows:

Minimum Benefit:	$21.00 multiplied by years of service, up to a maximum of 40 years.
Final Average Pay Amount:
•0.75% of the highest five consecutive year average of monthly base salary and eligible annual cash incentive bonuses up to the social security wage base, multiplied by years of service up to a maximum of 35 years; plus
•1.36% of the highest five consecutive year average of monthly base salary and eligible annual cash incentive bonuses in excess of the social security wage base, multiplied by years of service up to a maximum of 35 years; plus
•0.50% of the highest five consecutive year average of monthly base salary and annual cash incentive bonuses multiplied by years of service in excess of 35 up to a maximum of five years.

The amount of the benefit is reduced by 6% per year for each year prior to age 65 if retirement occurs and payments commence before age 65 and after age 55. We elected to freeze new participation in the Pension Plan in 2004. All participants as of April 1, 2004 were given the option to either remain in the Pension Plan or terminate in favor of maintaining a retirement income account under the Retirement Savings Plan. Employees hired after April 1, 2004, including Ms. Parmentier and Messrs. Jacobson and Leonti, are not eligible to participate in the Pension Plan and instead maintain a retirement income account under the Retirement Savings Plan. Each of the Named Executive Officers who are in the Pension Plan elected to remain in and continue to accrue benefits under the Pension Plan.
RETIREMENT SAVINGS PLAN
The Retirement Savings Plan is a qualified defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Most full-time U.S. team members are eligible to participate in the Retirement Savings Plan. Participants may make pre-tax, Roth and post-tax contributions to the Retirement Savings Plan up to the applicable statutory limit. Effective January 1, 2022, we provide each participant with a matching contribution of 100% on the first 5% of pay contributed. As described above, certain participants also maintain a retirement income account within the Retirement Savings Plan. We generally provide to each holder of a retirement income account an annual contribution equal to 3% of the participant’s annual compensation up to the Internal Revenue Service statutory limit (currently $360,000 per year), except the contribution may be up to 6% for certain participants who have received grandparented treatment, including Ms. Parmentier and Mr. Leonti, who receive contributions of 4%. Participants accrue earnings on contributions based on the performance of various investment funds available within the Retirement Savings Plan. The contributions made by us under the Retirement Savings Plan for the Named Executive Officers during fiscal year 2026 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2026 on page 56.

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Non-Qualified Benefit Plans
During fiscal year 2026, the Named Executive Officers participated in the following non-qualified benefit plans and programs:
•The Parker-Hannifin Corporation Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan;
•The Parker-Hannifin Corporation Savings Restoration Plan, which we refer to as the Savings Restoration Plan;
•The Parker-Hannifin Corporation Executive Deferral Plan, which we refer to as the Executive Deferral Plan, except for Ms. Parmentier and Messrs. Ross and Jacobson;
•The Parker-Hannifin Corporation Pension Restoration Plan, which we refer to as the Pension Restoration Plan, except for Ms. Parmentier and Messrs. Jacobson and Leonti, who are not eligible to participate in the Pension Restoration Plan as they do not participate in the Pension Plan;
•The Parker-Hannifin Corporation Supplemental Executive Retirement Benefits Program, which we refer to as the Supplemental Retirement Program, except for Ms. Parmentier and Messrs. Leombruno, Jacobson and Leonti, who are not eligible to participate in the Supplemental Retirement Program; and
•The Parker-Hannifin Corporation Defined Contribution Supplemental Executive Retirement Program, which we refer to as the Defined Contribution Supplemental Executive Retirement Program, except for Mr. Ross, who is not eligible to participate in the Defined Contribution Supplemental Executive Retirement Program.
DEFERRED COMPENSATION PLAN
Effective January 1, 2023, the Deferred Compensation Plan is available to eligible team members or those eligible due to their prior Savings Restoration Plan participation. The Deferred Compensation Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Deferred Compensation Plan allows eligible participants to defer a portion of their pre-tax compensation, including ACIP awards, and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. LTIP Award payouts are not eligible for deferral under the Deferred Compensation Plan. Each participant may annually defer to his or her Deferred Compensation Plan account any portion of the compensation that he or she cannot defer under the Retirement Savings Plan due to the statutory limit. Participants are able to defer up to 50% of base compensation and up to 80% of incentive compensation. We provide each participant with a matching contribution of 100% on the first 5% of pay contributed. These matching contributions are reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. In addition, all participants who maintain a retirement income account within the Retirement Savings Plan also maintain a separate retirement income account within the Deferred Compensation Plan. We generally provide to each holder of a retirement income account an annual contribution equal to 3% of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit, except the contribution may be up to 6% for certain participants who have received grandparented treatment, including Ms. Parmentier and Mr. Leonti, who receive contributions of 4%. All deferrals and contributions are made under the Deferred Compensation Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrue earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances. Account balances in the Deferred Compensation Plan are paid as indicated in the table below and all contributions, earnings, withdrawals, distributions, and aggregate balances for the Named Executive Officers participating in the Deferred Compensation Plan are included in the Nonqualified Deferred Compensation for Fiscal Year 2026 table.
SAVINGS RESTORATION PLAN
Through December 31, 2022, we provided a Savings Restoration Plan to eligible team members. Effective January 1, 2023, this plan was closed to new deferrals and replaced by the Deferred Compensation Plan. Each of our Named Executive Officers retains a balance in the Savings Restoration Plan, and such balances are included in the Nonqualified Deferred Compensation for Fiscal Year 2026 table. Participants accrue earnings, on an accounting entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances.

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EXECUTIVE DEFERRAL PLAN
Through December 31, 2022, we provided an Executive Deferral Plan to eligible team members. Effective January 1, 2023, this plan was closed to new deferrals and replaced by our Deferred Compensation Plan. Each of Messrs. Leombruno and Leonti retains a balance in the Executive Deferral Plan. Participants accrue earnings, on an accounting entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Executive Deferral Plan during fiscal year 2026 are included in the Nonqualified Deferred Compensation for Fiscal Year 2026 table. Participants are our unsecured creditors for their respective account balances.
Deferred Compensation Plan, Savings Restoration Plan, and Executive Deferral Plan account balances are paid out upon any of the following events as follows:

Retirement:
Balances are distributed to the participant in either a lump sum or in periodic installments, based on a prior election by the participant. The participant can delay the commencement of payments up to five years following retirement. Balances continue to accumulate earnings under the various investment funds at all times during the payout period.

Termination Before Retirement:
Balances accruing on or prior to December 31, 2004 are, at our election, distributed to the participant in either a lump sum upon termination or in periodic installments. Account balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum upon termination.

Disability:	If we determine that a participant is totally disabled, the participant’s account balance will be paid in a lump sum.

Withdrawals During Employment:
Balances can be withdrawn without penalty during employment only if we determine that the participant suffered severe financial hardship. Balances accruing on or prior to December 31, 2004 can also be withdrawn voluntarily during employment, subject to a 10% forfeiture penalty.

Death:
Balances are distributed to the participant’s beneficiary in a lump sum or, with respect to the Savings Restoration Plan and the Executive Deferral Plan, if elected by the participant, in installments.

Change in Control:
Under the Savings Restoration Plan, balances accruing on or prior to December 31, 2004 are distributed to the participant in a lump sum without penalty if the participant expressly elected a lump sum. If the participant did not expressly elect a lump sum, distributions are treated as unscheduled withdrawals and are subject to a forfeiture penalty of 5% if they are withdrawn within 30 days or 10% if they are withdrawn beyond the 30-day period. Balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum. Under the Executive Deferral Plan and Deferred Compensation Plan, balances are distributed to the participant in a lump sum.

THE PENSION RESTORATION PLAN
The Pension Restoration Plan is available to all individuals who participate in the Pension Plan and who are otherwise eligible to participate in the Pension Restoration Plan. The Pension Restoration Plan was established to restore benefits lost because of statutory limits on the Pension Plan. Specifically, the benefits available under the Pension Restoration Plan equal the amount that would be payable to the participant under the Pension Plan in excess of the Internal Revenue Service statutory limit if that limit did not exist and the participant had not elected to defer any compensation under the Deferred Compensation Plan.
SUPPLEMENTAL RETIREMENT PROGRAM
The Supplemental Retirement Program was established to provide executive officers with retirement benefits supplemental to the benefits under the Pension Plan. The benefit provided under the Supplemental Retirement Program is intended, at age 65, to provide to participants with at least 15 years of service 55% of the average of the three highest years of base salary plus annual cash incentive compensation. LTIP Awards and Stock Incentives are not considered in calculating the benefits available under the Supplemental Retirement Program. The benefit is subject to reduction for early retirement, less than 15 years of service, benefits under the Pension Plan, the Pension Restoration Plan and any of our non-U.S. pension plans, 50% of primary social security benefits and 100% of any similar non-U.S. state-provided retirement benefits, and contributions to the participant’s retirement income accounts under the Retirement Savings Plan and the Savings Restoration Plan. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Supplemental Retirement Program, however, a vested participant must have at least five years of service. In January 2015, the Committee closed the Supplemental Retirement Program to new participants as of July 1, 2014. Mr. Ross is the only Named Executive Officer who participates in the Supplemental Retirement Program.

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DEFINED CONTRIBUTION SUPPLEMENTAL RETIREMENT PROGRAM
The Defined Contribution Supplemental Retirement Program was established to provide executive officers and certain other key management team members with retirement benefits supplemental to the benefits under the Retirement Savings Plan and the Savings Restoration Plan. The Defined Contribution Supplemental Retirement Program was established to replace the Supplemental Retirement Program for executive officers who are designated as participants on or after July 1, 2014. Depending on a participant’s salary grade on December 31 of each year, we provide an annual non-discretionary employer contribution of 8%, 10% or 12% of a participant’s base salary and ACIP awards that were paid during the calendar year. The Committee may determine to make an additional annual discretionary contribution to a designated participant’s account. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Defined Contribution Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Defined Contribution Supplemental Retirement Program, however, a vested participant must have at least five years of service. Each of the Named Executive Officers participates in the Defined Contribution Supplemental Retirement Program, except for Mr. Ross.
Our contributions made under the Defined Contribution Supplemental Retirement Program during fiscal year 2026 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2026. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Defined Contribution Supplemental Retirement Program during fiscal year 2026 are included in the Nonqualified Deferred Compensation for Fiscal Year 2026 table.
Health and Welfare Benefits
The Named Executive Officers participated in various health and welfare programs generally available to all team members during fiscal year 2026. The Named Executive Officers also participated in our Officer Life Insurance Plan and our Executive Long-Term Disability Plan.
OFFICER LIFE INSURANCE PLAN
Under the Officer Life Insurance Plan, we pay all required premiums for life insurance until retirement up to age 65. The premiums are designed to maintain death benefits equal to:
•five times base salary during employment and two times final base salary after retirement at age 65 for our Chief Executive Officer;
•four times base salary during employment and two times final base salary after retirement at age 65 for our Chief Financial Officer and our President and Chief Operating Officer; and
•three times base salary during employment and two times final base salary after retirement at age 65 for all other Named Executive Officers and other participants.
If the participant retires between ages 55 and 65, the post-retirement death benefit is reduced by 10% of base salary for each year prior to age 65 that the participant retires. The amount of the death benefit is adjusted each year on January 1st based on the participant’s base salary as of the preceding December 1st. The policies underlying the plan are cash value life insurance policies owned by the participants. The premiums we paid on behalf of the Named Executive Officers during fiscal year 2026 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2026.
EXECUTIVE LONG-TERM DISABILITY AND INDIVIDUAL DISABILITY INSURANCE PLANS
The Executive Long-Term Disability Plan and Individual Disability Insurance Plans are intended to replace a reasonable amount of an executive officer’s income upon disability. The plans provide a total benefit in the event of a qualifying disability of two-thirds of base salary plus Officer ACIP awards paid during the calendar year ending December 31 of the year prior to the disability, up to a maximum monthly benefit, in the case of Mr. Ross, of $33,000, or in the case of Ms. Parmentier and Messrs. Leombruno, Jacobson and Leonti, of $35,000. Our executive officers are not eligible to receive the long-term disability benefit generally available to other team members.

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Other Compensation Policies and Practices
Change in Control Agreements
We are not a party to any written employment agreements with our executive officers. We have, however, entered into separate Change in Control Severance Agreements with our executive officers, which we refer to as the Change in Control Agreements. We are not obligated to pay severance to executive officers under any agreement other than the Change in Control Agreements. The executive officers are, however, eligible to receive severance upon termination for reasons other than a change in control in accordance with our general severance policy for salaried employees. The Change in Control Agreements are designed to attract, retain and motivate executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value and safeguarding team member interests in the event of a change in control. The Committee determined that the amounts payable under the Change in Control Agreements are reasonable and necessary to achieve those objectives. The Potential Payments upon Termination or Change of Control at June 30, 2026 tables and the related narrative descriptions provide additional information on the Change in Control Agreements, including a brief discussion of the material provisions of the Change in Control Agreements under the captions “Payments upon a Change in Control” and “Payments upon a Qualifying Termination in Connection with a Change in Control.”
Indemnification Agreements
We enter into separate Indemnification Agreements with each of our executive officers. Each agreement remains in effect during and after employment with respect to any action taken while the individual serves as an executive officer. The agreements are designed to attract, retain and motivate executive officers by encouraging reasonable and measured risk-taking in the interests of our business and our shareholders, and protecting against liabilities incurred in the performance of their duties to the maximum extent permitted by Ohio law.
The agreements provide for indemnification for all expenses, including attorney fees, judgments, fines, and settlement amounts, that the executive officer incurs by reason of his or her service:
•in a civil action or proceeding by another party (unless it is proven that the officer’s act or failure to act was taken with deliberate intent to cause injury to our business or in reckless disregard for the best interest of our business); or
•in a criminal action or proceeding (unless the officer had reasonable cause to believe his or her conduct was unlawful).
Clawback Provisions
Our Board of Directors adopted a Section 16 officer clawback policy effective as of December 1, 2023, which complies with the required standards of the New York Stock Exchange and the SEC (the “NYSE Clawback Policy”). The NYSE Clawback Policy provides for the prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former Section 16 officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received on or after October 2, 2023 by such covered officer that exceeds the amount of incentive-based compensation that would have been received by such covered officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the NYSE Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.
In general, we may utilize a broad range of recoupment methods under the NYSE Clawback Policy. The NYSE Clawback Policy does not condition clawback on the fault of the covered officer, and clawback thereunder is generally mandatory, except in limited circumstances where the Committee has made a determination that recovery would be impracticable and (1) we have already attempted to recover such amounts but the direct expenses paid to a third party in an effort to enforce the NYSE Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code and applicable regulations. Operation of the NYSE Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such covered officer against the loss of such recovered compensation.

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In addition, we previously adopted a clawback policy (the “Prior Policy”), which allows us to recover or withhold annual incentives or other performance-based compensation granted or paid to an officer on or after July 1, 2009 if:
•payment, grant or vesting was based on the achievement of financial results that were subsequently the subject of a restatement of any of our financial statements filed with the SEC;
•our Board of Directors determines that the fraud or misconduct of the executive officer caused or contributed to the need for the restatement;
•the amount that would have been received by the executive officer would have been less if the financial results had been properly reported; and
•our Board of Directors determines in its sole discretion that it is in our best interests and in the best interests of our shareholders to require the executive officer to repay or forfeit all or any portion of the amount paid or payable.
The NYSE Clawback Policy supersedes the Prior Policy with respect to compensation received on or after October 2, 2023. The Prior Policy continues to apply to compensation received prior to October 2, 2023.
In addition, the 2023 Equity Plan includes a restatement-related clawback provision that reaches 2023 Equity Plan participants below the officer level. Under the 2023 Equity Plan, if we are required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, will reimburse the Company the amount of any payment in settlement of a 2023 Equity Plan award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
We supplement the NYSE Clawback Policy and the Prior Policy with provisions in the 2023 Equity Plan and our award agreements that allow for forfeiture and recoupment of both time-based and performance-based awards granted pursuant to the 2023 Equity Plan in the event of a participant’s misconduct. Under the 2023 Equity Plan and our award agreements, the Committee may cancel any unexpired, unpaid or deferred 2023 Equity Plan awards at any time if the participant is not in compliance with the 2023 Equity Plan or with the terms of an award agreement or if the participant engages in detrimental activity (as defined in the 2023 Equity Plan). In addition, our award agreements under the 2023 Equity Plan provide that if a participant engages in any detrimental activity, the participant will: (1) return to the Company, in exchange for payment by the Company of any amount actually paid by the participant, all shares that the participant has not disposed of that were issued pursuant to the 2023 Equity Plan within a specified period prior to the date of the commencement of such detrimental activity; and (2) with respect to any shares so acquired that the participant has disposed of, pay to the Company the difference between the amount actually paid for such shares by the participant and the fair market value of a share on the date of the acquisition.
Executive Perquisites
During fiscal year 2026, we made various executive perquisites available to each of the Named Executive Officers. These perquisites are offered to promote the business objectives for each perquisite as described below and to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals necessary to advance the goals of The Win Strategy. The costs of these perquisites for the Named Executive Officers reportable for fiscal year 2026 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2026.
Private Clubs. We pay or reimburse initiation fees for one private club for each executive officer. We offer this perquisite to encourage executive officers to entertain business colleagues and customers, engage in social interaction with peers from other companies, local leadership and the community, and hold business meetings at off-site locations.
Spousal Travel. In limited circumstances and only with appropriate advance approval, we reimburse our executive officers for transportation, lodging, meals, entertainment and other travel expenses for their spouses or other family members who accompany them on out-of-town business. We offer these perquisites to encourage executive officers to spend an appropriate amount of time with their team members in locations away from corporate headquarters, to allow executive officers and their spouses to develop a more personal relationship with the executive officers’ team members and their families, and to encourage spouses to attend retirement parties, funerals, business dinners and other corporate functions at locations away from their homes.
Executive Physicals. We pay for annual physicals and any necessary travel vaccinations for each of our executive officers and certain other key team members. We offer this benefit as part of our overall preventive medicine program to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

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Executive Compensation
Leased Vehicles. We lease an automobile for each of our executive officers and for certain other key team members. We offer this perquisite to provide executive officers with use of a Company car for business travel needs, recognizing that the vehicles can also be used for personal purposes. We pay or reimburse each executive officer for lease payments on one automobile, typically for a three-year term. Each executive officer has a maximum allowance of $1,570 per month. We also reimburse each executive officer for the cost of tires and maintenance and provide insurance on each vehicle during the lease term. We require each executive officer to take title to his or her vehicle at the end of the lease term because we amortize the entire cost of the vehicle over the lease term. We pay or reimburse each executive officer for sales taxes on his or her vehicle at the time of title transfer, but the executive officer is responsible for the payment of all income taxes assessed on payments and reimbursements made during the lease term and at the time of title transfer, including those assessed on the fair market value of the vehicle at the time of title transfer.
Matching Gifts Program. We match any donation of $25 or more to qualified charitable organizations and educational institutions made by an active, full-time employee or member of our Board of Directors. Our matching contributions are capped at $15,000 per fiscal year per individual with an additional $5,000 cap for donations to charitable organizations and educational institutions that an individual supports through voluntary board service.
Entertainment Venues. We maintain loges, boxes and tickets at various entertainment venues to provide civic support to arts, entertainment and other cultural activities at certain significant business locations and to provide a favorable setting for our team members to entertain customers and other business associates. The loges, boxes and tickets are, however, available to executive officers for personal use if they are not otherwise being used for business purposes. We pay all costs of admission, but all costs of food are paid by the executive officer using the venue only for personal use.
Corporate Aircraft. Our Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer are offered limited non-business use of our corporate aircraft for purposes of their safety, security, confidentiality and productivity while traveling. Such use is limited to U.S. domestic travel only and 50 hours of flight time per fiscal year for our Chief Executive Officer and 30 hours of flight time per fiscal year for each of our President and Chief Operating Officer and Chief Financial Officer. Otherwise, non-business use of our corporate aircraft by our executive officers is only available if (a) the flight was previously authorized for business purposes, there are available seats that are not being used for those business purposes and the officer’s use does not involve a deviation or extension of the planned business-travel itinerary, or (b) there is a medical emergency or other special circumstance and the flight is pre-approved by our Chief Executive Officer, President and Chief Operating Officer or Chief Financial Officer.
Accounting and Tax Considerations
Our executive compensation program is structured to achieve flexibility, maximize benefits and minimize detriments to our business and our executive officers from a tax and accounting perspective. As a result, we continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program.
Compensation Committee Report
The Human Resources and Compensation Committee (as of the date our Form 10-K for fiscal year 2026 was filed with the SEC, whose members at such time are identified below) reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

Human Resources and Compensation Committee:

James R. Verrier, Chair	Lance M. Fritz
Kevin A. Lobo	E. Jean Savage
James L. Wainscott	Beth A. Wozniak

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Executive Compensation
Compensation Tables
Summary Compensation Table for Fiscal Year 2026
The following table sets forth compensation information for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Jennifer A. Parmentier Chairman of the Board and Chief Executive Officer	2026	1,537,500	7,586,898	7,841,940	4,539,822	—	1,255,009	22,761,169
	2025	1,462,500	6,313,226	6,941,315	3,356,416	—	1,244,248	19,317,705
	2024	1,383,333	5,959,762	6,460,290	3,961,507	—	970,295	18,735,187
Todd M. Leombruno Executive Vice President and Chief Financial Officer	2026	978,333	2,098,544	2,168,971	1,699,267	1,429,168	492,513	8,866,796
	2025	937,500	1,713,205	1,888,678	1,303,969	1,476,081	551,438	7,870,871
	2024	891,667	1,761,895	1,909,274	1,547,577	1,164,044	465,139	7,739,596
Andrew D. Ross President and Chief Operating Officer	2026	1,041,667	2,474,769	2,558,273	2,080,661	1,358,465	341,891	9,855,726
	2025	991,667	1,969,511	2,164,813	1,586,206	2,881,870	286,850	9,880,917
	2024	920,000	2,022,228	2,191,343	1,836,265	1,941,924	226,061	9,137,821
Matthew A. Jacobson(8) Vice President and President - Filtration Group	2026	660,417	2,566,855	1,223,522	917,662	—	181,535	5,549,991
Joseph R. Leonti(9) Executive Vice President, General Counsel and Secretary	2026	891,667	1,528,274	1,334,751	1,316,425	—	435,510	5,506,627
	2025	843,333	930,796	1,026,547	938,394	—	470,413	4,209,483
	2024	801,667	957,653	1,038,803	1,113,098	—	407,055	4,318,276
(1)For fiscal year 2026, reflects increases in base salary effective September 1, 2025 for all Named Executive Officers except for Mr. Jacobson. For Mr. Jacobson, reflects an increase in base salary effective July 1, 2025 following his election to the role of Vice President and President - Filtration Group and a mid-year change effective February 1, 2026 to $675,000.
(2)For fiscal year 2026 these amounts consist of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of LTIP Awards granted during fiscal year 2026 to each of the Named Executive Officers. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the awards. The amounts were calculated by multiplying the closing price on the date of grant by the number of LTIP Awards granted, assuming a payout of 100%. As described beginning on page 46, however, LTIP Award payouts will be calculated following the applicable three-year performance period and could range from a minimum of 0% to a maximum of 200%. The grant date fair value of the LTIP Awards granted during fiscal year 2026 at the maximum payout of 200% are: Ms. Parmentier—$15,173,795; Mr. Leombruno—$4,197,088; Mr. Ross—$4,949,538; Mr. Jacobson—$5,133,710; and Mr. Leonti—$3,056,547.
(3)Amounts reflect the aggregate grant date fair value for Stock Incentives granted in fiscal year 2026 computed in accordance with FASB ASC Topic 718. The amounts do not reflect whether a Named Executive Officer has actually realized a financial benefit from the award. The amounts were calculated using the Black-Scholes option pricing model with the following assumptions:

Fiscal Year of Grant	Participant	Grant Date	Type of Grant	Risk-free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2026	Named Executive Officers	8/20/2025	annual grant	3.85%	5.77 years	0.969%	36.13%
During fiscal year 2026, no Stock Incentive awards were forfeited by any of the Named Executive Officers.
(4)Amounts consist of the Officer ACIP awards earned for fiscal year 2026, which were paid in one or more installments with the final payments in August 2026.
(5)Amounts consist of the positive change (if any) in annual actuarial present value of pension benefits for our Named Executive Officers. Ms. Parmentier and Messrs. Jacobson and Leonti do not have a benefit under our defined benefit pension plans. None of the Named Executive Officers received above-market or preferential earnings on deferred compensation.

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Executive Compensation
(6)The following table describes each component of the All Other Compensation column:

Name	Company Contributions to Defined Contribution Plans (a)($)	Life Insurance Premiums Paid ($)	Perquisites (b)($)	Total “All Other Compensation” ($)
Jennifer A. Parmentier	1,010,298	28,799	215,912	1,255,009
Todd M. Leombruno	385,671	32,988	73,854	492,513
Andrew D. Ross	131,487	31,410	178,994	341,891
Matthew A. Jacobson	114,096	35,129	32,310	181,535
Joseph R. Leonti	377,312	32,454	25,744	435,510
(a)Amount consists of the following Company contributions to our Defined Contribution Plans:
Retirement Savings Plan: Ms. Parmentier—$32,094; Mr. Leombruno—$18,080; Mr. Ross—$18,094; Mr. Jacobson—$30,334; and Mr. Leonti—$31,950.
Deferred Compensation Plan: Ms. Parmentier—$395,434; Mr. Leombruno—$96,115; Mr. Ross—$113,393; Mr. Jacobson—$37,319; and Mr. Leonti—$128,755.
Defined Contribution Supplemental Executive Retirement Plan: Ms. Parmentier—$582,770; Mr. Leombruno—$271,476; Mr. Jacobson—$46,443; and Mr. Leonti—$216,607.
(b)Reported in this column are amounts reimbursed or incurred by us with respect to: (i) for each of our Named Executive Officers, executive long-term disability insurance premiums, executive physicals, and leased vehicle, including state sales tax if applicable; (ii) for each of our Named Executive Officers, except for Ms. Parmentier, matching gifts; (iii) for each of our Named Executive Officers, except for Messrs. Jacobson and Leonti, corporate aircraft travel; and (iv) for Mr. Jacobson, private clubs. The Named Executive Officers also use our loges, box seats or tickets to various entertainment venues. However, there is no incremental cost to us for their use of these loges, box seats and tickets. Other than the aggregate incremental cost to the Company of each of Ms. Parmentier's and Messrs. Leombruno's and Ross's personal use of the corporate aircraft of $189,366, $29,487, and $137,649, respectively, no Named Executive Officer received an executive perquisite in an amount that exceeds the greater of $25,000 or 10% of the total amount of executive perquisites received by the Named Executive Officer. We determine the incremental cost of the personal use of our corporate aircraft based on the variable operating costs to us, which includes: (i) landing, ramp, and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep.
(7)For Ms. Parmentier, fiscal year 2024 "All Other Compensation" was reduced by $5,534 from the amount reported in the 2024 Proxy Statement to correct an error. This correction had a corresponding impact on her total compensation for that year.
(8)Mr. Jacobson was not a Named Executive Officer prior to fiscal year 2026. He was promoted to the role of Vice President and President - Filtration Group effective July 1, 2025.
(9)Mr. Leonti was promoted to the role of Executive Vice President effective August 21, 2025. He previously served as Vice President, General Counsel and Secretary since July 1, 2014.

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Executive Compensation
Grants of Plan-Based Awards for Fiscal Year 2026
The following table sets forth information with respect to non-equity incentive plan awards, equity incentive plan awards, and other stock awards and option awards granted to the Named Executive Officers during fiscal year 2026.

		Compensation Committee Action Date (If Different than Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date		Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)	Maximum (#)
Jennifer A. Parmentier
Officer ACIP Award	—	—	—	2,613,750	5,227,500	—	—	—	—	—	—	—
LTIP Award (CY26-27-28)(3)	1/21/2026	—	—	—	—	—	8,026	16,052	—	—	—	7,586,898
Stock Incentives	8/20/2025	—	—	—	—	—	—	—	—	28,483	742.97	7,841,940
Todd M. Leombruno
Officer ACIP Award	—	—	—	978,333	1,956,667	—	—	—	—	—	—	—
LTIP Award (CY26-27-28)(3)	1/21/2026	—	—	—	—	—	2,220	4,440	—	—	—	2,098,544
Stock Incentives	8/20/2025	—	—	—	—	—	—	—	—	7,878	742.97	2,168,971
Andrew D. Ross
Officer ACIP Award	—	—	—	1,197,917	2,395,833	—	—	—	—	—	—	—
LTIP Award (CY26-27-28)(3)	1/21/2026	—	—	—	—	—	2,618	5,236	—	—	—	2,474,769
Stock Incentives	8/20/2025	—	—	—	—	—	—	—	—	9,292	742.97	2,558,273
Matthew A. Jacobson
Officer ACIP Award	—	—	—	528,333	1,056,667	—	—	—	—	—	—	—
LTIP Award (CY23-24-25)(3)	7/1/2025	—	—	—	—	—	320	640	—	—	—	225,050
LTIP Award (CY24-25-26)(3)	7/1/2025	—	—	—	—	—	780	1,560	—	—	—	548,558
LTIP Award (CY25-26-27)(3)	7/1/2025	—	—	—	—	—	867	1,734	—	—	—	609,744
LTIP Award (CY26-27-28)(3)	1/21/2026	—	—	—	—	—	1,252	2,504	—	—	—	1,183,503
Stock Incentives	8/20/2025	—	—	—	—	—	—	—	—	4,444	742.97	1,223,522
Joseph R. Leonti
Officer ACIP Award	—	—	—	757,917	1,515,833	—	—	—	—	—	—	—
LTIP Award (CY23-24-25)(3)	8/20/2025	—	—	—	—	—	47	94	—	—	—	34,920
LTIP Award (CY24-25-26)(3)	8/20/2025	—	—	—	—	—	124	248	—	—	—	92,128
LTIP Award (CY25-26-27)(3)	8/20/2025	—	—	—	—	—	148	296	—	—	—	109,960
LTIP Award (CY26-27-28)(3)	1/21/2026	—	—	—	—	—	1,366	2,732	—	—	—	1,291,266
Stock Incentives	8/20/2025	—	—	—	—	—	—	—	—	4,848	742.97	1,334,751
(1)No threshold is provided because the Committee retains discretion to reduce payouts to zero.
(2)For LTIP Awards, calculated assuming a payout of 100% as described in footnote 2 to the Summary Compensation Table for Fiscal Year 2026.
(3)Does not include LTIP Award shares in the form of dividend equivalent units credited during fiscal year 2026 for LTIP Awards for the calendar years 2023-24-25 (which awards continued to accumulate dividend equivalent units until their payout in April 2026), 2024-25-26, 2025-26-27, and 2026-27-28 performance periods in the following amounts: Ms. Parmentier—336; Mr. Leombruno—95; Mr. Ross—110; Mr. Jacobson—30; and Mr. Leonti—54.
The elements of executive compensation included in each Named Executive Officer’s total compensation as reported in the Summary Compensation Table for Fiscal Year 2026 on page 56 and the compensation programs under which the grants described in the Grants of Plan-Based Awards for Fiscal Year 2026 table above were made are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Outstanding Equity Awards at June 30, 2026
The following table sets forth information with respect to Stock Incentives and stock awards held by the Named Executive Officers as of June 30, 2026.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jennifer A. Parmentier	14,840	—	296.00	8/10/2031	—	—	—	—
	17,260	—	299.19	8/16/2032	—	—	—	—
	28,399	14,201(2)	406.32	8/15/2033	—	—	—	—
	10,976	21,954(3)	578.39	8/13/2034	—	—	—	—
	—	28,483(4)	742.97	8/19/2035	—	—	—	—
	—	—	—	—	—	—	13,142(5)	12,854,453
	—	—	—	—	—	—	9,490(6)	9,282,359
	—	—	—	—	—	—	8,059(7)	7,882,669
Todd M. Leombruno	3,410	—	166.49	8/14/2028	—	—	—	—
	4,070	—	158.90	8/13/2029	—	—	—	—
	3,650	—	209.56	8/11/2030	—	—	—	—
	12,590	—	296.00	8/10/2031	—	—	—	—
	14,650	—	299.19	8/16/2032	—	—	—	—
	8,393	4,197(2)	406.32	8/15/2033	—	—	—	—
	2,986	5,974(3)	578.39	8/13/2034	—	—	—	—
	—	7,878(4)	742.97	8/19/2035	—	—	—	—
	—	—	—	—	—	—	3,885(5)	3,799,996
	—	—	—	—	—	—	2,575(6)	2,518,659
	—	—	—	—	—	—	2,229(7)	2,180,229
Andrew D. Ross	9,150	—	299.19	8/16/2032	—	—	—	—
	9,633	4,817(2)	406.32	8/15/2033	—	—	—	—
	3,423	6,847(3)	578.39	8/13/2034	—	—	—	—
	—	9,292(4)	742.97	8/19/2035	—	—	—	—
	—	—	—	—	—	—	4,459(5)	4,361,437
	—	—	—	—	—	—	2,960(6)	2,895,235
	—	—	—	—	—	—	2,628(7)	2,570,499

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Executive Compensation

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Matthew A. Jacobson	1,020	—	158.90	8/13/2029	—	—	—	—
	1,310	—	209.56	8/11/2030	—	—	—	—
	1,350	—	296.00	8/10/2031	—	—	—	—
	1,570	—	299.19	8/16/2032	—	—	—	—
	1,113	557(2)	406.32	8/15/2033	—	—	—	—
	396	794(3)	578.39	8/13/2034	—	—	—	—
	—	4,444(4)	742.97	8/19/2035	—	—	—	—
	—	—	—	—	—	—	512(5)	500,797
	—	—	—	—	—	—	786(5)	768,802
	—	—	—	—	—	—	344(6)	336,473
	—	—	—	—	—	—	874(6)	854,877
	—	—	—	—	—	—	1,257(7)	1,229,497
	—	—	—	—	1,000(8)	978,120	—	—
Joseph R. Leonti	2,283	2,284(2)	406.32	8/15/2033	—	—	—	—
	1,623	3,247(3)	578.39	8/13/2034	—	—	—	—
	—	4,848(4)	742.97	8/19/2035	—	—	—	—
	—	—	—	—	—	—	2,111(5)	2,064,811
	—	—	—	—	—	—	125(5)	122,265
	—	—	—	—	—	—	1,399(6)	1,368,390
	—	—	—	—	—	—	149(6)	145,740
	—	—	—	—	—	—	1,371(7)	1,341,003
(1)The market value is calculated by multiplying the closing price of our Common Stock on June 30, 2026, $978.12, by the number of shares.
(2)Represents Stock Incentives granted on August 16, 2023. The Stock Incentives vest in three equal annual installments beginning August 16, 2024.
(3)Represents Stock Incentives granted on August 14, 2024. The Stock Incentives vest in three equal annual installments beginning August 14, 2025.
(4)Represents Stock Incentives granted on August 20, 2025. The Stock Incentives vest in three equal annual installments beginning August 20, 2026.
(5)Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2026), actual payouts under the calendar years 2024-25-26 LTIP Awards will be in common shares to be issued in April 2027 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP Awards beginning January 2024. Mr. Jacobson's target LTIP Award amounts reflect additional shares awarded to him as a result of his promotion on July 1, 2025, and Mr. Leonti's target LTIP Award amounts reflect additional shares awarded to him as a result of his promotion on August 20, 2025.
(6)Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2027), actual payouts under the calendar years 2025-26-27 LTIP Awards will be in common shares to be issued in April 2028 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP Awards beginning January 2025. Mr. Jacobson's target LTIP Award amounts reflect additional shares awarded to him as a result of his promotion on July 1, 2025, and Mr. Leonti's target LTIP Award amounts reflect additional shares awarded to him as a result of his promotion on August 20, 2025.
(7)Assumes that we meet our target performance goals and payout will be at 100% of the target LTIP Award shares. Assuming continued employment through the end of the performance period (December 31, 2028), actual payouts under the calendar years 2026-27-28 LTIP Awards will be in common shares to be issued in April 2029 following the Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment. These amounts include the dividend equivalent units for LTIP Awards beginning January 2026.
(8)These RSUs are scheduled to vest on November 1, 2026.

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Option Exercises and Stock Vested for Fiscal Year 2026
The following table sets forth information with respect to Stock Incentives that were exercised during fiscal year 2026 and common shares issued under LTIP Awards that vested for the Named Executive Officers during fiscal year 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jennifer A. Parmentier	10,220	8,035,679	29,808	28,449,649
Todd M. Leombruno	4,040	3,381,642	8,343	7,962,809
Andrew D. Ross	16,960	12,100,776	9,837	9,388,728
Matthew A. Jacobson	970	761,945	1,424	1,359,108
Joseph R. Leonti	2,617	1,180,555	4,546	4,338,839
(1)Calculated by multiplying the number of Stock Incentives exercised by the difference between the exercise price and closing price of our common stock on the exercise date.
(2)Calculated by multiplying the number of shares acquired by the closing price of our common stock on the applicable vesting date of LTIP Awards in April 2026.

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Executive Compensation
Pension Benefits for Fiscal Year 2026
The following table sets forth the actuarial present value of the benefits accumulated by each of the Named Executive Officers under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Jennifer A. Parmentier(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement Program	—	—	—
Todd M. Leombruno	Pension Plan	33.1	924,521	—
	Pension Restoration Plan	33.1	5,945,296	—
	Supplemental Retirement Program	—	—	—
Andrew D. Ross	Pension Plan	27.7	893,085	—
	Pension Restoration Plan	27.7	5,836,493	—
	Supplemental Retirement Program	27.7	6,166,102	—
Matthew A. Jacobson(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement Program	—	—	—
Joseph R. Leonti(3)	Pension Plan	—	—	—
	Pension Restoration Plan	—	—	—
	Supplemental Retirement Program	—	—	—
(1)Credited Service in the Pension Restoration Plan is frozen as of the date the Named Executive Officer becomes 100% vested in the Supplemental Retirement Program (typically age 60).
(2)The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 5.50% for the Pension Plan; (ii) a discount rate of 5.39% for each of the Pension Restoration Plan and Supplemental Retirement Program; (iii) no pre-retirement decrements; and (iv) retirement at age 65. For the Pension Plan, additional assumptions include: (i) participants elect a life annuity; and (ii) the Pri-2012 Mortality Table with no collar adjustment projected generationally with Scale MP-2021 (published by the Society of Actuaries). For the Pension Restoration Plan, using each Named Executive Officer’s participant elections under the Pension Restoration Plan, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) discount segment rates of 4.42%, 5.47% and 6.31%. For the Supplemental Retirement Program, using each Named Executive Officer’s participant elections under the Supplemental Retirement Program, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) a discount rate of 3.96%.
(3)Ms. Parmentier and Messrs. Jacobson and Leonti are not eligible to participate in the Pension Plan, the Pension Restoration Plan or the Supplemental Retirement Program.
The Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program are described in the Compensation Discussion and Analysis section of this Proxy Statement.

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Executive Compensation
Nonqualified Deferred Compensation for Fiscal Year 2026
The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan, the Executive Deferral Plan, the Defined Contribution Supplemental Retirement Program and the Deferred Compensation Plan during fiscal year 2026.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Jennifer A. Parmentier
Savings Restoration Plan	—	—	206,922	—	1,125,036
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	582,770	1,313,470	—	8,610,986
Deferred Compensation Plan(5)	244,696	395,434	221,939	—	1,658,436
Todd M. Leombruno
Savings Restoration Plan	—	—	227,807	—	1,169,228
Executive Deferral Plan	—	—	87,692	—	501,915
Defined Contribution Supplemental Retirement Program	—	271,476	338,824	—	2,129,467
Deferred Compensation Plan	182,584	96,115	166,314	—	1,027,524
Andrew D. Ross
Savings Restoration Plan	—	—	407,877	—	1,975,705
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	—	—	—	—
Deferred Compensation Plan	131,394	113,394	76,417	—	563,487
Matthew A. Jacobson
Savings Restoration Plan	—	—	63,516	—	285,861
Executive Deferral Plan	—	—	—	—	—
Defined Contribution Supplemental Retirement Program	—	46,443	3,929	—	50,371
Deferred Compensation Plan(5)	44,011	37,319	73,792	—	400,031
Joseph R. Leonti
Savings Restoration Plan	—	—	237,004	—	1,276,848
Executive Deferral Plan	—	—	121,977	—	800,062
Defined Contribution Supplemental Retirement Program	—	216,607	1,073,097	—	7,204,970
Deferred Compensation Plan(5)	89,167	128,755	105,682	—	819,926
(1)All of the amounts in this column are included either as "Salary" or as "Non-Equity Incentive Plan Compensation," as applicable, in the Summary Compensation Table for Fiscal Year 2026.
(2)Amounts are included along with our contributions to the Retirement Savings Plan, which is a qualified deferred compensation plan, in the “Company Contributions to Defined Contribution Plans” column in the All Other Compensation components table in footnote 6 of the Summary Compensation Table for Fiscal Year 2026.
(3)Amounts in this column are not included in the Summary Compensation Table for Fiscal Year 2026 because we do not offer above-market or preferential earnings under our nonqualified deferred compensation plans.
(4)Of the amounts reported in this column on an aggregate basis, the following amounts were reported as compensation in the Summary Compensation Table for prior fiscal years: Ms. Parmentier—$2,409,588; Mr. Leombruno—$1,695,371; Mr. Ross—$219,076; Mr. Jacobson—$0; and Mr. Leonti—$2,878,151.
(5)Ms. Parmentier and Messrs. Jacobson and Leonti had nonqualified contributions in their Retirement Income Accounts associated with the Deferred Compensation Plan in the amounts of $168,738, $21,031 and $55,252 respectively.
The Savings Restoration Plan, the Executive Deferral Plan, the Defined Contribution Supplemental Retirement Program and the Deferred Compensation Plan are described in the Compensation Discussion and Analysis section of this Proxy Statement. The investment options under each of the plans are identical. During fiscal year 2026, there were up to eleven investment funds that a Named Executive Officer could choose with annual rates of return for the year ended June 30, 2026 ranging from 3.13% to 41.16%. Under the plans, participants have the ability to change their investments at any time.

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Potential Payments Upon Termination or Change of Control at June 30, 2026
Each of the Named Executive Officers may be entitled to payments under our executive compensation program upon a termination of employment or a change in control. The events that may trigger these payments include death, long-term disability, retirement, termination for cause or resignation, termination without cause, change in control or a qualifying termination in connection with a change in control. The following narratives and tables describe the payments the Named Executive Officers may receive under the written terms of our executive compensation program plans and arrangements as in effect on June 30, 2026, for each triggering event as if the triggering event occurred on June 30, 2026 (the last business day of fiscal year 2026).
During fiscal year 2016, we adopted new Change in Control Agreements and amended our Executive Deferral Plan. The new Change in Control Agreements require a qualifying termination of employment in connection with a change in control and eliminated “gross-up” payments intended to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment. Each of the Named Executive Officers other than Messrs. Leombruno and Jacobson became an executive officer prior to our implementation of these changes to the Change in Control Agreements and, therefore, continues to have an agreement that contains these provisions. The Executive Deferral Plan was similarly amended to eliminate such "gross-up" payments as well as “make whole” payments designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan. Among the Named Executive Officers with an account balance in the Executive Deferral Plan as of June 30, 2026, only Mr. Leonti participated in the Executive Deferral Plan prior to 2016 and therefore retains the right to such "gross up" payment and "make whole" amount under the Executive Deferral Plan.
For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each Named Executive Officer are displayed in the table that immediately follows that description.
Payments Generally Available
A Named Executive Officer will generally receive the following upon termination of employment:
•base salary earned but not yet paid as of the date of termination;
•Officer ACIP awards earned but not yet paid as of the date of termination;
•LTIP Award payouts for the most recently completed three-year performance period not yet paid as of the date of termination;
•amounts accrued and vested under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement and below in this section;
•vested account balances under the Retirement Savings Plan, the Savings Restoration Plan, the Deferred Compensation Plan, the Executive Deferral Plan and the Defined Contribution Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis section of this Proxy Statement and below in this section; and
•any accrued and unused vacation pay as of the date of termination.
The Committee may, however, reduce any payments of an ACIP award or LTIP Award payout in its sole discretion, up to and including a reduction to zero.
In determining the amounts reflected in the following tables, we used the following general assumptions and principles, where applicable:
•We assumed that each of the triggering events occurred on June 30, 2026. This includes our assumption that, upon a qualifying termination in connection with a change in control, the qualifying termination and change in control both occurred on June 30, 2026.
•We did not include amounts for base salaries or Officer ACIP awards in the following tables because the amounts are already earned and are not affected by the triggering events, which are assumed to occur on June 30, 2026.
•Amounts were calculated based on each Named Executive Officer’s age, compensation and years of service as of June 30, 2026.
•All present values of pension amounts shown for the Pension Plan assume a 5.50% discount rate, the Pri-2012 Mortality Table with no collar adjustment projected generationally with Scale MP-2021 (published by the Society of Actuaries), and assume that the annuity payment elected is 50% joint and survivor.
•With the exception of the values for the Supplemental Retirement Program in the “Change in Control” and “Qualifying Termination in Connection with a Change in Control” columns, all lump sum values of pension amounts shown assume the following:

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•for the Pension Restoration Plan, segment rates (after phase-in) of 4.06%, 5.12% and 5.93%, and the applicable 2026 mortality table under Section 417(e) of the Internal Revenue Code; and
•for the Supplemental Retirement Program, a 3.96% interest rate and the applicable 2026 mortality table under Section 417(e) of the Internal Revenue Code.
•We did not include amounts for account balances in the Retirement Savings Plan because this plan is available to all salaried employees. We did not include amounts for account balances under the Savings Restoration Plan, the Executive Deferral Plan (other than with respect to the Change in Control scenarios under the Executive Deferral Plan), or the Deferred Compensation Plan because these amounts, which are reported under the “Aggregate Balance at Last Fiscal Year End” column in the Nonqualified Deferred Compensation for Fiscal Year 2026 table on page 63, are fully vested and would not be increased in connection with any triggering event.
•To calculate the estimated value of the Stock Incentives, we assumed that all vested Stock Incentives were exercised on June 30, 2026.
•To calculate the estimated value of the LTIP Awards, we assumed the performance objectives would be achieved at the target level and used our closing stock price on June 30, 2026, $978.12. Because the payout of the LTIP Awards is dependent upon our performance against the Peer Group companies during the three-year performance period, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s LTIP Award target amount.
Payments upon Death
Upon the death of a Named Executive Officer, in addition to the “Payments Generally Available” described above, the estate or beneficiary of the Named Executive Officer will receive the following:
•accelerated vesting of all outstanding Stock Incentives;
•if the Named Executive Officer is retirement eligible at the time of death, retention of all outstanding Stock Incentives until the expiration date listed in the grant letter, and if the Named Executive Officer is not retirement eligible at the time of death, retention of all outstanding Stock Incentives for the earlier of (i) two years after the Named Executive Officer’s death or (ii) the expiration date listed in the grant letter;
•accelerated vesting of all unvested Restricted Stock Units;
•account balance in the Defined Contribution Supplemental Retirement Program provided the Named Executive Officer has completed 60 calendar months of service at his or her date of death;
•accelerated vesting of the unvested portion of the Named Executive Officer’s account balance under the Deferred Compensation Plan (if any);
•full vesting of benefit under the Supplemental Retirement Program provided the Named Executive Officer has completed 60 calendar months of service at his or her date of death;
•pro-rated LTIP Award payouts for the calendar years 2024-25-26, 2025-26-27, and 2026-27-28 performance periods to be determined at the end of the respective performance periods, based on the full number of months of continuous employment during the 2024-25-26, 2025-26-27, and 2026-27-28 calendar years performance periods; and
•death benefits under the Officer Life Insurance Plan as described on page 52.
In determining the amounts payable upon death reported in the following table, we assumed that the death benefit payable under the Officer Life Insurance Plan, which is funded through individual life insurance policies owned by each of the Named Executive Officers, would be paid by the insurance company issuing the policy.

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Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Officer Life Insurance Death Benefits ($)	Totals ($)
Jennifer A. Parmentier	23,593,582	—	—	—	—	15,353,224	8,610,986	3,400,000	50,957,792
Todd M. Leombruno	6,640,343	—	444,449	2,750,635	—	4,425,993	2,129,467	3,400,000	19,790,887
Andrew D. Ross	7,676,326	—	466,122	2,850,453	12,893,254	5,082,149	—	3,856,365	32,824,669
Matthew A. Jacobson	1,680,885	978,120	—	—	—	1,653,675	50,371	1,950,000	6,313,051
Joseph R. Leonti	3,743,922	—	—	—	—	2,579,628	7,204,970	2,700,000	16,228,520
Payments upon Long-Term Disability
Upon the long-term disability of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:
(i)the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;
(ii)the account balance in the Defined Contribution Supplemental Retirement Program will be paid in a single lump sum as of the date of disability;
(iii)the Named Executive Officers' benefit under the Supplemental Retirement Program will fully vest; and
(iv)the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan until death subsequently occurs.
In addition, the Named Executive Officer will receive the following:
•monthly benefits under the Executive Long-Term Disability Plan;
•six months of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer; and
•premium payments under the Officer Life Insurance Plan until retirement up to age 65.
The benefit in the following table for each of the Named Executive Officers under the Executive Long-Term Disability Plan represents one year of long term disability benefits. The disability benefit payable under the plan is funded through group and individual long-term disability insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policies.

Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Executive Long-Term Disability Benefit ($)	Medical and Dental Benefit ($)	Officer Life Insurance Premiums ($)	Totals ($)
Jennifer A. Parmentier	23,593,582	—	—	—	—	15,353,224	8,610,986	420,000	15,372	28,799	48,021,963
Todd M. Leombruno	6,640,343	—	873,806	6,116,377	—	4,425,993	2,129,467	420,000	15,372	32,988	20,654,346
Andrew D. Ross	7,676,326	—	916,727	5,848,900	11,270,821	5,082,149	—	396,000	16,104	31,410	31,238,437
Matthew A. Jacobson	1,680,885	978,120	—	—	—	1,653,675	50,371	420,000	14,556	35,129	4,832,736
Joseph R. Leonti	3,743,922	—	—	—	—	2,579,628	7,204,970	420,000	9,828	32,454	13,990,802

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Payments upon Retirement
Upon the retirement of a Named Executive Officer at (A) age 65 or older, or (B) age 60 or older with at least ten years of service, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:
(i)all outstanding Stock Incentives will fully vest but will become exercisable according to the original schedule and will remain exercisable until the original expiration date of the award;
(ii)unvested amounts under the Deferred Compensation Plan (if any) would vest upon a Named Executive Officer's attainment of age 55 with at least five years of service;
(iii)if the Named Executive Officer is (A) age 65 or older, or (B) age 60 or older with at least ten years of service and 12 months of continuous employment during the performance periods, he or she will receive a full LTIP Award payout for calendar years 2024-25-26, 2025-26-27 and 2026-27-28 performance periods, to be determined at the end of the performance periods, as if he or she had remained continuously employed through the end of the performance periods; and
(iv)the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan unless death subsequently occurs.
If a Named Executive Officer retires outside of the age and service thresholds stated in (iii) above, he or she will receive a pro-rated LTIP Award payout for the calendar years 2024-25-26, 2025-26-27 and 2026-27-28 performance periods, to be determined at the end of the respective performance periods, based on the number of full months served during each of the performance periods.
If the Named Executive Officer is less than 60 years of age on the date of retirement, then the Named Executive Officer must seek early retirement approval from the Human Resources and Compensation Committee to receive payments with respect to the following:
•the Supplemental Retirement Program; and
•the Defined Contribution Supplemental Retirement Program.
The Named Executive Officers' account balances under such nonqualified deferred compensation plans as of June 30, 2026 are set forth in the Nonqualified Deferred Compensation for Fiscal Year 2026 section of this Proxy Statement.
In addition, Named Executive Officers must be at least 55 years of age on the date of retirement to continue to receive premium payments under the Officer Life Insurance Plan, which if needed will continue for the greater of ten years from commencement of plan participation or the number of years until they reach age 65. As of June 30, 2026, Ms. Parmentier and Messrs. Leombruno and Ross had each reached 55 years of age with at least 10 years of service.
In determining the amounts payable upon retirement reported in the following table, we assumed that none of our Named Executive Officers obtained Human Resources and Compensation Committee approval for early retirement.

Officer	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Defined Contribution Supplemental Retirement Program ($)	Post-Retirement Insurance Premiums ($)	Totals ($)
Jennifer A. Parmentier	23,593,582	—	—	—	—	15,353,224	—	172,794	39,119,600
Todd M. Leombruno	6,640,343	—	873,806	6,116,377	—	4,425,993	—	296,890	18,353,409
Andrew D. Ross	7,676,326	—	916,727	5,848,900	—	5,082,149	—	188,458	19,712,560
Matthew A. Jacobson	1,680,885	978,120	—	—	—	1,653,675	—	—	4,312,680
Joseph R. Leonti	3,743,922	—	—	—	—	2,579,628	—	—	6,323,550

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Executive Compensation
Payments upon Termination for Cause or Resignation
Upon the termination for cause or the resignation of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above, except that the Named Executive Officer will (i) forfeit his or her Supplemental Retirement Program benefit and his or her Defined Contribution Supplemental Retirement Program benefit if the termination for cause is the result of competition by the Named Executive Officer against us, and (ii) forfeit his or her LTIP Awards if the termination or resignation occurs during the applicable performance period.
In determining the amounts payable upon termination for cause under the Supplemental Retirement Program and the Defined Contribution Supplemental Retirement Program, we assumed that the termination did not result from competition against us.

Officer	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Totals ($)
Jennifer A. Parmentier	—	—	—	—
Todd M. Leombruno	873,806	6,116,377	—	6,990,183
Andrew D. Ross	916,727	5,848,900	—	6,765,627
Matthew A. Jacobson	—	—	—	—
Joseph R. Leonti	—	—	—	—
Payments upon Termination without Cause
Upon the termination without cause of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above. In addition, if the Named Executive Officer signs a release of all claims against us, the Named Executive Officer will receive a lump sum payment equal to one week’s pay for each full year of service up to a maximum of twenty-six weeks of pay and continuation of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer for up to three months.
Additionally, he or she will be entitled to pro-rated LTIP Award payouts for the calendar years 2024-25-26, 2025-26-27, and 2026-27-28 during each of the performance periods. Also, if a Named Executive Officer's employment is terminated without cause when such Named Executive Officer has attained the age of at least 55, but less than 60, such Named Executive Officer's benefit under the Supplemental Retirement Program will become fully vested.
In determining the amounts payable upon termination without cause reported in the following tables, we assumed that the Named Executive Officer signed a release.

Officer	Severance Pay ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	LTIP Awards ($)	Medical and Dental Benefits ($)	Totals ($)
Jennifer A. Parmentier	506,731	—	—	—	15,353,224	7,686	15,867,641
Todd M. Leombruno	492,500	873,806	6,116,377	—	4,425,993	7,686	11,916,362
Andrew D. Ross	525,000	916,727	5,848,900	11,270,821	5,082,149	8,052	23,651,649
Matthew A. Jacobson	272,596	—	—	—	1,653,675	7,278	1,933,549
Joseph R. Leonti	346,154	—	—	—	2,579,628	4,914	2,930,696
Payments upon a Change in Control
A Change in Control occurs if and when:
•subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

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•during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our Directors, which we refer to as the Incumbent Board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a Director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the Incumbent Board;
•our shareholders approve a plan of complete liquidation or dissolution; or
•we enter into a merger, consolidation or other reorganization, or sell all of our assets, unless:
•immediately following the business combination, (1) more than 50% of the total voting power eligible to elect Directors of the resulting entity is represented by shares that were common shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the entity resulting from the business combination, and (3) at least a majority of the members of the board of Directors of the resulting entity were members of the Incumbent Board at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such business combination; or
•the business combination is effected by means of the acquisition of common shares from us, and the Board of Directors approves a resolution providing expressly that such business combination does not constitute a Change in Control.
On July 21, 2008, we adopted certain amendments to our deferred compensation plans and arrangements to comply with Section 409A of the Internal Revenue Code. The amendments included certain modifications to the above definition of “Change in Control” for purposes of those plans and arrangements that were necessary to comply with the definition required by Section 409A.
A Change in Control, either with or without a qualifying termination of a Named Executive Officer (as described below in “Payments upon a Qualifying Termination in Connection with a Change in Control”), has the following effects under the executive compensation plans:
•any outstanding unvested Stock Incentive held by a Named Executive Officer vests and becomes exercisable immediately upon a Change in Control;
•any outstanding LTIP Award will be paid in common shares equal to the greater of (i) the target LTIP Award or (ii) the LTIP Award that would be payable at the end of the performance period assuming a level of financial performance equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control;
•upon a Change in Control, all amounts previously deferred by a Named Executive Officer under the Executive Deferral Plan and, for Mr. Leonti, who was a participant in the Executive Deferral Plan prior to 2016, a “make whole” amount designed to compensate for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan;
•upon a Change in Control, under the Supplemental Retirement Program each Named Executive Officer will receive three additional years of age and service credit, a lump-sum payment equal to the present value of the participant’s vested benefit under the Supplemental Retirement Program and, for Ms. Parmentier and Messrs. Ross and Leonti, a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment; and
•upon a Change in Control, any unvested account balance in the Defined Contribution Supplemental Retirement Program is automatically vested and such account shall be increased by three additional years of non-discretionary employer contributions based on the Named Executive Officer’s salary grade and target compensation at the time of the Change in Control. Such increase will not reflect deemed interest and earnings.
Upon the divestiture of a business unit of the Company, any unvested balance under the Deferred Compensation Plan as of the date of such divestiture is automatically vested for any participant who is part of such divested business unit.
In determining the amounts payable upon a Change in Control reported in the following tables, the following assumptions or principles were used.
•We used the same assumptions in “Payments Generally Available” described above.
•We assumed that the Change in Control met the requirements of a Change in Control under Section 409A of the Internal Revenue Code.
•For Stock Incentives that vested on the triggering event, we valued the Stock Incentives at an amount per share equal to the difference between our closing stock price on June 30, 2026, $978.12, and the grant price per share for each of the Stock Incentives.
•For lump sum present values for the Supplemental Retirement Program, we assumed a 2.50% discount rate for a Change in Control that meets the requirements under Section 409A of the Internal Revenue Code. We used the applicable mortality table under Section 417(e) of the Internal Revenue Code.

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Officer	Accelerated Vesting of Stock Incentives ($)	Defined Contribution Supplemental Retirement Program ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Executive Deferral Plan ($)	LTIP Awards ($)	Excise and Related Income Tax Gross-Up ($)	Totals ($)(1)
Jennifer A. Parmentier	23,593,582	10,412,378	—	—	—	—	30,019,481	16,659,279	80,684,720
Todd M. Leombruno	6,640,343	3,020,703	873,806	6,116,377	—	501,915	8,498,885	—	25,652,029
Andrew D. Ross	7,676,326	—	916,727	5,848,900	16,917,907	—	9,827,172	10,684,853	51,871,885
Matthew A. Jacobson	1,680,885	487,771	—	—	—	—	3,690,447	—	5,859,103
Joseph R. Leonti	3,743,922	7,914,163	—	—	—	1,046,357	5,042,209	—	17,746,651
(1)Amounts with respect to Mr. Leombruno and Mr. Jacobson may be subject to reduction in the event that an excise tax under Sections 280G and 4999 of the Internal Revenue Code would otherwise apply.
Payments upon a Qualifying Termination in Connection with a Change in Control
Each of the Change in Control Agreements requires two triggering events to result in any severance payments to the Named Executive Officers:
•Change in Control; and
•termination of the employment of the Named Executive Officer in connection with a Change in Control.
Each Change in Control Agreement provides that, if the employment of the Named Executive Officer is terminated during the three years following a Change in Control, or prior to a Change in Control, where the termination was in anticipation of the Change in Control, either by us without “Cause” (as defined in the Change in Control Agreements) or by the Named Executive Officer for “Good Reason” (as described below), the Named Executive Officer shall be entitled to receive the “Payments upon a Change in Control” described above and the following:
•pro rata base salary, unused vacation, and annual cash and long-term incentive compensation for the year of termination of employment;
•severance pay equal to three times the Named Executive Officer’s annual base salary and annual cash incentive compensation;
•continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years;
•to the extent not previously received, all amounts previously deferred under our non-qualified income deferral plans and, for Mr. Leonti, who was a participant in the Executive Deferral Plan prior to 2016, a “make-whole” amount as described above, where the Named Executive Officer’s termination occurs within two years of a Change in Control that constitutes a “change in control” as defined under Section 409A of the Internal Revenue Code; and
•for Ms. Parmentier and Messrs. Ross and Leonti, a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code.
“Good Reason” for termination of employment by the Named Executive Officer includes diminution in duties, reduction in compensation or benefits, relocation, or resignation from employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control.
A Named Executive Officer's unvested account balance under the Deferred Compensation Plan (if any) would vest in full if such Named Executive Officer experiences a separation from service within 24 months following a Change in Control (as defined in the Deferred Compensation Plan).

Officer	Severance Pay ($)	Accelerated Vesting of Stock Incentives ($)	Accelerated Vesting of Restricted Stock Units ($)	Defined Contribution Supplemental Retirement Program ($)	Pension Plan ($)	Pension Restoration Plan ($)	Supplemental Retirement Program ($)	Executive Deferral Plan ($)	LTIP Awards ($)	Executive Long-Term Disability Premiums ($)	Medical and Dental Benefits ($)	Officer Life Insurance Premiums ($)	Excise and Related Income Tax Gross-Up ($)	Totals ($)(1)
Jennifer A. Parmentier	15,011,596	23,593,582	—	10,412,378	—	—	—	—	30,019,481	12,356	92,232	86,397	25,099,296	104,327,318
Todd M. Leombruno	7,426,960	6,640,343	—	3,020,703	873,806	6,116,377	—	501,915	8,498,885	11,692	92,232	98,963	—	33,281,876
Andrew D. Ross	8,103,906	7,676,326	—	—	916,727	5,848,900	16,917,904	—	9,827,172	14,816	96,624	94,229	15,363,009	64,859,613
Matthew A. Jacobson	3,585,000	1,680,885	978,120	487,771	—	—	—	—	3,690,447	9,809	87,336	105,388	—	10,624,756
Joseph R. Leonti	5,909,944	3,743,922	—	7,914,163	—	—	—	1,046,357	5,042,209	11,208	58,968	97,363	7,851,122	31,675,256
(1)Amounts with respect to Mr. Leombruno and Mr. Jacobson may be subject to reduction in the event that an excise tax under Section 280G and 4999 of the Internal Revenue Code would otherwise apply.

70

Executive Compensation
Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Jennifer A. Parmentier, our Chief Executive Officer, to the annual total compensation of our median team member.
Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. The SEC rules for identifying the median compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Therefore, the estimated pay ratio we report may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.
As reported in the Summary Compensation Table for Fiscal Year 2026, our Chief Executive Officer had annual total compensation for fiscal year 2026 of $22,761,169. Using the Summary Compensation Table methodology, the annual total compensation of our median team member for fiscal year 2026 is $68,744. As a result, we estimate that the ratio of our Chief Executive Officer’s annual total compensation to that of our median team member for fiscal year 2026 was approximately 331 to 1.
For purposes of the fiscal year 2026 Chief Executive Officer pay ratio, we used the same median-paid team member identified in fiscal year 2024, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
We identified the “median team member” from our employee population on April 30, 2024, which included full-time, part-time, temporary, and seasonal team members who were employed on that date, whether in the U.S. or in foreign jurisdictions. As of April 30, 2024, we estimated there were 29,962 U.S. team members and 28,889 non-U.S. team members included in our team member population. We excluded independent contractors and leased employees from our calculation as any independent contractors or leased employees have compensation determined by an unaffiliated third party. We further applied the de minimis exemption, which permits exempting non-U.S. team members that account for five percent or less of our total U.S. and non-U.S. team members. In total, 746 team members were excluded, consisting of the parenthetical numbers below in the following countries: Algeria (1), Argentina (33), Austria (20), Belarus (3), Chile (33), Denmark (34), Greece (1), Hong Kong (27), Hungary (1), Indonesia (45), Ireland (38), Israel (2), Kazakhstan (1), Morocco (4), New Zealand (21), Norway (49), Peru (5), Portugal (2), Romania (2), Singapore (182), Slovenia (3), South Africa (75), Taiwan (Province of China) (30), Thailand (52), Turkey (41) and United Arab Emirates (41).
The consistently applied compensation measure we used was total cash compensation for fiscal year 2024. We annualized the earnings of all permanent employees who were on a leave of absence or were new hires during the measurement period for fiscal year 2024. We did not make any other adjustments permissible by the SEC nor did we make any other material assumptions or estimates to identify our median employee.

2026 Proxy Statement	71

Executive Compensation
Pay Versus Performance Disclosure
Our executive compensation program is designed to align pay outcomes with annual and long-term business performance and shareholders’ interests. Our program design choices, including the level of pay at risk, the mix of short-term and long-term incentives, the mix of long-term incentive vehicles, the metrics selected, and the rigor of incentive goals, all work together toward this objective.
The Human Resources and Compensation Committee, along with its independent compensation consultant, Mercer, routinely assesses the relationship between our executive compensation program and the financial and total shareholder return (TSR) performance of the Company as discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The results of these analyses have influenced our pay decisions and the evolution of our compensation program to help ensure strong pay and performance alignment.
This Pay Versus Performance disclosure, as required by the SEC, provides an additional perspective on pay and performance alignment by evaluating the link between “Compensation Actually Paid,” herein sometimes referred to as “CAP,” as defined by the SEC, and various measures of market and financial performance.
Pay Versus Performance Table
In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs (as defined below) and Company performance for the fiscal years listed below. The Human Resources and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1(1)(2)(3) ($)	Compensation Actually Paid to PEO 2(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income ($ Millions)	EPS Growth Relative to Peer Group(5)
Fiscal Year							TSR ($)	Peer Group TSR ($)
2026	—	22,761,169	—	55,775,920	7,446,635	14,418,185	339.67	195.84	3,649	53rd Percentile
2025	—	19,317,705	—	45,272,113	6,529,885	11,842,642	408.78	233.00	3,532	68th Percentile
2024	—	18,735,187	—	35,615,063	8,190,674	11,353,217	293.00	189.61	2,845	70th Percentile
2023	18,657,423	16,404,346	44,288,911	35,395,261	7,044,646	16,016,277	223.03	164.12	2,084	78th Percentile
2022	18,448,169	—	14,327,292	—	5,842,460	5,316,820	138.26	131.12	1,316	28th Percentile	(6)
(1)Thomas L. Williams was our PEO during the period covered by the table through December 31, 2022 (“PEO 1”). Jennifer A. Parmentier was our PEO from January 1, 2023, through the end of the period covered by the table (“PEO 2”). The individuals comprising the non-PEO named executive officers ("Non-PEO NEOs") for each fiscal year presented are listed below.

2022	2023	2024	2025	2026
Todd M. Leombruno	Todd M. Leombruno	Todd M. Leombruno	Todd M. Leombruno	Todd M. Leombruno
Lee C. Banks	Lee C. Banks	Lee C. Banks	Andrew D. Ross	Andrew D. Ross
Jennifer A. Parmentier	Andrew D. Ross	Andrew D. Ross	Joseph R. Leonti	Joseph R. Leonti
Andrew M. Weeks	Roger S. Sherrard	Berend Bracht	Patrick M. Scott	Matthew A. Jacobson
Joseph R. Leonti
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the Summary Compensation Table Totals with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs in accordance with SEC rules. The exclusions and inclusions for fiscal year 2026 are set forth in the tables below. Equity award values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table for the listed fiscal year. Amounts in the Exclusion of Change in Pension Value columns reflect the amounts attributable to any positive Change in Pension Value reported in the Summary Compensation Table for the listed fiscal year. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed fiscal year.

Fiscal Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Change in Pension Value for PEO 2 ($)	Exclusion of Stock Awards and Option Awards for PEO 2 ($)	Inclusion of Pension Service Cost for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2026	22,761,169	—	(15,428,837)	—	48,443,588	55,775,920

72

Executive Compensation

Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Average Change in Pension Value for Non-PEO NEOs ($)	Exclusion of Average Stock Awards and Option Awards for Non- PEO NEOs ($)	Inclusion of Average Pension Service Cost for Non-PEO NEOs ($)	Inclusion of Average Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2026	7,446,635	(696,908)	(3,988,490)	224,666	11,432,282	14,418,185
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Fiscal Year That Remained Unvested as of Last Day of Fiscal Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year of Unvested Prior- Fiscal Year Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Prior-Fiscal Year Equity Awards that Vested During Fiscal Year for PEO 2 ($)	Fair Value at Last Day of Prior Fiscal Year of Equity Awards Forfeited During Fiscal Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2026	24,506,781	19,071,973	—	4,864,834	—	48,443,588

Fiscal Year	Average Year-End Fair Value of Equity Awards Granted During Fiscal Year That Remained Unvested as of Last Day of Fiscal Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Fiscal Year of Unvested Prior- Fiscal Year Equity Awards for Non- PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Fiscal Year that Vested During Fiscal Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Fiscal Year to Vesting Date of Unvested Prior- Fiscal Year Equity Awards that Vested During Fiscal Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Fiscal Year of Equity Awards Forfeited During Fiscal Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2026	6,519,998	3,900,898	—	1,011,386	—	11,432,282
(4)The Peer Group TSR set forth in this table utilizes the S&P 500 Industrials (Sector) Index (“S&P Industrials Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the fiscal year ended June 30, 2026. The comparison assumes $100 was invested (with reinvestment of dividends) for the period starting June 30, 2021, through the end of the listed fiscal year in the Company and in the S&P Industrials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined EPS Growth Relative to Peer Group to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO 2 and Non-PEO NEOs in fiscal year 2026. As described in the Compensation Discussion & Analysis, the LTIP Award for the three-calendar-year performance period is, in part, based on a comparison of the Company’s EPS growth relative to the Peer Group companies in the aggregate. However, in compliance with SEC guidance, the table above reflects our relative as reported earnings per share performance for each listed fiscal year as compared with the Peer Group companies disclosed in the Compensation Discussion & Analysis for each such fiscal year.
(6)The relative performance of as reported earnings per share in fiscal year 2022 was significantly impacted by costs associated with our acquisition of Meggitt plc.

2026 Proxy Statement	73

Executive Compensation
Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR, and the Peer Group TSR over the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income

74

Executive Compensation
Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and EPS Growth Relative to Peer Group
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our EPS Growth Relative to Peer Group during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus EPS Growth Relative to Peer Group
2026 Performance Measures
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO 2 and other NEOs for fiscal year 2026 to Company performance. The measures in this table are not ranked.

EPS Growth Relative to Peer Group
Segment Operating Income
Sales Revenue
Cash Flow Margin
Revenue Growth Relative to Peer Group
Average Return on Invested Capital Relative to Peer Group

2026 Proxy Statement	75

Item 3 - Ratification of the Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors is responsible for the selection, retention and recommendation of our independent auditor. The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate, our independent auditor. In addition, the Audit Committee ensures the regular evaluation and rotation of the lead audit partner.
The Audit Committee recommends ratification of its appointment of Deloitte & Touche LLP ("D&T") as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2027. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2026, and has served as our independent auditor since fiscal year 2008. A representative of D&T is expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR“ THE PROPOSAL TO RATIFY THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2027.

Audit Fees and All Other Fees
The following table sets forth the aggregate fees billed, or expected to be billed, for audit fees, audit-related fees, tax fees (compliance and planning), and all other fees for services rendered by D&T for the fiscal years ended June 30, 2026 and 2025:

	Twelve Months Ended June 30
	2026	2025
Audit Fees. Fees for auditing our annual consolidated financial statements, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and services normally provided in connection with statutory and regulatory filings or engagements.	$13,599,000	$13,341,000
Audit-Related Fees. Fees for assurance and related services provided to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees.” Fiscal years 2026 and 2025 related primarily to agreed upon procedures reports and other audit-related services.	$7,000	$7,000
Tax Fees—Compliance. Fees billed with respect to tax compliance services, such as global assistance in preparing various types of tax returns.	$1,545,914	$1,484,079
Tax Fees—Planning. Fees billed for tax planning services.	$505,546	$396,284
All Other Fees. Fiscal year 2026 fees billed were in connection with strategy consultation services related to the acquisition of Curtis Instruments, Inc. and the pending acquisition of Filtration Group Corporation. Fiscal year 2025 fees billed were in connection with tax training.	$2,487,134	$1,121

76

Item 3 - Ratification of the Independent Registered Public Accounting Firm
Audit Committee Pre-Approval Policies and Procedures
In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically provides for the pre-approval of certain permissible services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis. All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with our formal policy on auditor independence.
Under this policy, the Audit Committee can also pre-approve estimated fees for permissible non-audit services that may arise in the ordinary course of business. Before engaging our independent registered public accounting firm for such ordinary course services, (i) the services and fees are reviewed to ensure compliance with the policy by the independent registered public accounting firm, our Vice President and Controller, and the Company team members requesting the services and (ii) the independent registered public accounting firm and the Company confirm the services are permissible under the SEC and Public Company Accounting Oversight Board independence rules. The Audit Committee is informed quarterly as to the status of pre-approved services actually provided by the independent auditor. This policy does not delegate the Audit Committee’s responsibility to pre-approve all services performed by our independent registered public accounting firm.
The Chair of the Audit Committee has been authorized by the Audit Committee to pre-approve services arising during the year that were not pre-approved by the Audit Committee at the time of the annual audit services engagement, subject to predefined financial limits set by the Audit Committee. Services that are pre-approved by the Audit Committee Chair are then communicated to, and ratified by, the full Audit Committee at the Audit Committee’s next regularly scheduled meeting.
Ratification of the appointment of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2027 requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented and entitled to vote on the proposal at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors believe that the continued retention of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2027 is in our best interest and the best interest of our shareholders.
Report of the Audit Committee
Each of the members of our Audit Committee is independent as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members in the listing standards of the New York Stock Exchange and under the federal securities laws. The responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, a copy of which is available on the Governance page of our investor relations website at investors.parker.com.
In fulfilling its responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2026 with management and with D&T, our independent registered public accounting firm for the fiscal year ended June 30, 2026.
The Audit Committee has discussed with D&T the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has discussed with D&T its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended June 30, 2026 be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC.

Audit Committee:

Kevin A. Lobo, Chair	E. Jean Savage
Denise Russell Fleming	Laura K. Thompson
Linda A. Harty	James R. Verrier

2026 Proxy Statement	77

Beneficial Ownership of Common Stock

Principal Shareholders
The following table sets forth, as of July 31, 2026, except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of our common shares and the number of common shares and the percentage so owned, as well as the beneficial ownership of our common shares by our Directors, the Named Executive Officers and all of our Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percentage of Class(b)
State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	9,811,479(c)	7.78%
Vanguard Capital Management LLC 100 Vanguard Blvd. Malvern, PA 19355	9,433,349(d)	7.48%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	8,533,279(e)	6.77%
Denise Russell Fleming	828
Lance M. Fritz	6,453
Linda A. Harty	5,101
Kevin A. Lobo	5,566
E. Jean Savage	428(f)
Laura K. Thompson	4,339
James R. Verrier	4,510
James L. Wainscott	21,711
Beth A. Wozniak	41
Jennifer A. Parmentier	112,079(g)
Todd M. Leombruno	67,404(h)
Andrew D. Ross	41,130(i)
Matthew A. Jacobson	7,693(j)
Joseph R. Leonti	22,728(k)
All Directors and executive officers as a group (23 persons)	435,231(l)	0.35%
(a)Unless otherwise indicated, the beneficial owner has sole voting and investment power. Certain executive officers have vested Stock Incentives in the form of SARs. SARs reported as beneficially owned by executive officers are estimated using the gross number of common shares that the applicable executive officer had the right to acquire on July 31, 2026 based on (i) the fair value of our common stock on July 31, 2026, which equaled $976.53, and (ii) the presumed exercise of all SARs that have vested or will vest within 60 days of July 31, 2026 for such individual.
(b)No Director or executive officer beneficially owned more than 1% of our common shares as of July 31, 2026.
(c)Pursuant to a statement filed by State Street Corporation with the SEC on February 4, 2025, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, State Street Corporation has reported that, as of December 31, 2024, it had shared voting power over 3,195,990 common shares and shared dispositive power over 9,809,044 common shares. The beneficial ownership of State Street Corporation includes 7,535,250 shares held by its subsidiary State Street Global Advisors Trust Company, which may also be deemed to be a beneficial owner, having shared voting power over 1,262,255 common shares and shared dispositive power over 7,534,750 common shares.
(d)Pursuant to a statement filed by Vanguard Capital Management LLC with the SEC on April 30, 2026, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, Vanguard Capital Management LLC has reported that, as of March 31, 2026, it had sole voting power over 1,232,656 common shares and sole dispositive power over 9,433,349 common shares.

78

Beneficial Ownership of Common Stock
(e)Pursuant to a statement filed by BlackRock, Inc. with the SEC on January 26, 2024, in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, BlackRock, Inc. has reported that, as of December 31, 2023, it had sole voting power over 7,627,568 common shares and sole dispositive power over 8,533,279 common shares.
(f)This amount includes 10 common shares owned indirectly by Ms. Savage through the Jean Savage Trust.
(g)This amount includes 1,051 common shares as to which Ms. Parmentier holds voting power pursuant to the Retirement Savings Plan as of July 31, 2026, and 46,435 common shares subject to Stock Incentives exercisable by Ms. Parmentier on or prior to September 30, 2026, granted under our stock incentive plans.
(h)This amount includes 3,641 common shares as to which Mr. Leombruno holds voting power pursuant to the Retirement Savings Plan as of July 31, 2026, and 38,448 common shares subject to Stock Incentives exercisable by Mr. Leombruno on or prior to September 30, 2026, granted under our stock incentive plans.
(i)This amount includes 3,794 common shares as to which Mr. Ross holds voting power pursuant to the Retirement Savings Plan as of July 31, 2026, and 18,314 common shares subject to Stock Incentives exercisable by Mr. Ross on or prior to September 30, 2026, granted under our stock incentive plans.
(j)This amount includes 292 common shares as to which Mr. Jacobson holds voting power pursuant to the Retirement Savings Plan as of July 31, 2026, and 5,562 common shares subject to Stock Incentives exercisable by Mr. Jacobson on or prior to September 30, 2026, granted under our stock incentive plans.
(k)This amount includes 430 common shares as to which Mr. Leonti holds voting power pursuant to the Retirement Savings Plan as of July 31, 2026, and 5,708 common shares subject to Stock Incentives exercisable by Mr. Leonti on or prior to September 30, 2026, granted under our stock incentive plans.
(l)This amount includes 13,230 common shares as to which all executive officers as a group hold voting power pursuant to the Retirement Savings Plan as of July 31, 2026, and 190,413 common shares subject to Stock Incentives exercisable on or prior to September 30, 2026, granted under our stock incentive plans held by all executive officers as a group.

2026 Proxy Statement	79

General Information About the Annual Meeting

How can I attend the Annual Meeting?
You may attend the Annual Meeting of Shareholders if you were a shareholder as of the close of business on September 4, 2026. If you are a registered shareholder or a participant in a retirement or savings plan maintained by us and plan to attend in person, please indicate your intention to attend by marking the appropriate box on the Proxy Card and returning same prior to the meeting, but no later than October 19, 2026. If you attend the Annual Meeting in person, please bring the Admission Card (torn from the top half of your proxy card), along with a proper form of photo identification. To ensure a smooth security check-in, and to allow the meeting to begin promptly at 9:00 a.m., please arrive no later than 8:45 a.m.
If your shares are held in the name of a bank, broker or other nominee and you wish to attend the Annual Meeting of Shareholders, you must bring proof of ownership, such as an account statement, that clearly shows that you held our common stock as of September 4, 2026 or a legal proxy obtained from your bank, broker or other nominee. Alternatively, you may obtain an Admission Card by sending your request and a copy of your proof of ownership to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary. You must also bring a photo ID.
For security purposes, no cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas, and other items will be subject to search.
How do I vote?

VOTE VIA INTERNET www.proxyvote.com	VOTE BY PHONE 800-690-6903	VOTE BY MAIL Vote Processing c/o Broadridge 51 Mercedes Way, Edgewood NY 11717	VOTE AT THE MEETING Parker-Hannifin Corporation 6035 Parkland Boulevard Cleveland, Ohio 44124

80

Other Matters

General
Our Board of Directors knows of no other matters that will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.
We will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, our executive officers and other team members may solicit the return of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of common shares. We will, upon request, reimburse them for their expenses in so doing. We have retained MacKenzie Partners, Inc., 7 Penn Plaza, New York, New York 10001, to assist in the solicitation of proxies at an anticipated cost of $28,000 plus disbursements.
You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common shares represented by properly voted proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted:
•in favor of the election of Denise Russell Fleming, Lance M. Fritz, Linda A. Harty, Jennifer A. Parmentier, E. Jean Savage, Laura K. Thompson, James R. Verrier, James L. Wainscott, and Beth A. Wozniak as Directors for a term expiring at the Annual Meeting of Shareholders in 2027;
•in favor of approving, on a non-binding, advisory basis, the compensation of our Named Executive Officers; and
•in favor of the ratification of the appointment of D&T as independent registered public accounting firm for the fiscal year ending June 30, 2027.

2026 Proxy Statement	81

Other Matters
The proposals contained herein are subject to the following approval thresholds:

Item 1 – Election of Directors

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting of Shareholders in person or by proxy will be elected; provided that such nominee receives more votes “for” than “against” his or her election. Accordingly, because abstentions and broker non-votes will not be counted as votes “for” or “against” a Director nominee, they will have no impact on this Item.

Item 2 – Proposal to Approve the Compensation of our Named Executive Officers on a Non-Binding, Advisory Basis

This vote is advisory only and therefore is not binding on us or our Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing the future compensation policies and decisions.

Item 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Although our independent registered public accounting firm may be selected by the Audit Committee without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote on this Item to be a ratification by the shareholders of D&T as our independent registered public accounting firm. Accordingly, abstentions will have the same effect as a vote cast "against" this proposal.

You may revoke your proxy at any time prior to the close of voting at the Annual Meeting of Shareholders by giving us notice in writing or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your attendance at the meeting will not operate to revoke your proxy.
Our Annual Report, including financial statements for the fiscal year ended June 30, 2026, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary, or by calling (216) 896-3000.
You can elect to view our future Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save us the cost of producing and mailing them. If you give your consent, in the future, when, and if, we elect to provide these documents over the internet, you will receive notification that will contain the internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise in writing. If at any time you would like to receive a paper copy of our Annual Report or Proxy Statement, please contact us in writing at Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary, or by calling (216) 896-3000.

82

Other Matters
Shareholders’ Proposals
We must receive at our principal executive offices by May 21, 2027 any proposal of a shareholder intended to be presented at our 2027 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2027 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to us by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, or Non-Rule 14a-8 Proposals, in connection with the 2027 Annual Meeting of Shareholders must be received by us in accordance with our advance notice procedures, which require that shareholders that desire to submit Non-Rule 14a-8 proposals submit the applicable notice to us no earlier than June 30, 2027 and no later than July 30, 2027. Our proxy related to the 2027 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us on or after August 5, 2027. Our proxy related to the 2026 Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us on or after August 6, 2026.
Shareholders who wish to submit Director nominees for inclusion in our proxy statement for the 2027 Annual Meeting of Shareholders must meet the ownership and other requirements for proxy access set forth in our Amended and Restated Regulations. For the 2027 Annual Meeting of Shareholders, such nominations must be received by us no earlier than April 21, 2027 and no later than May 21, 2027.
In addition to satisfying the requirements under our Amended and Restated Regulations, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of Director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice, in order to satisfy the requirements of our Amended and Restated Regulations, must be postmarked or transmitted electronically to us at our principal executive offices no later than 90 nor more than 120 calendar days prior to the one-year anniversary date of the preceding Annual Meeting of Shareholders (for the 2027 Annual Meeting of Shareholders, no later than July 30, 2027 and not before June 30, 2027). It is also possible that certain other deadlines would apply under our Amended and Restated Regulations. For instance, if the date of the Annual Meeting of Shareholders is scheduled for a date more than 90 calendar days prior to or more than 120 calendar days after the anniversary of the preceding Annual Meeting of Shareholders, notice by the shareholder to be timely must be delivered no later than the later of the 90th calendar day prior to such Annual Meeting of Shareholders and the tenth calendar day following the day on which public announcement of the Annual Meeting of Shareholders is first made.
Shareholder Recommendations for Director Nominees
The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to our Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124, Attention: Secretary, and must be received at our executive offices on or before June 30 of each year in anticipation of the following Annual Meeting of Shareholders. All shareholder recommendations for Director nominees must set forth the following information:
1.The name and address of the shareholder recommending the candidate for consideration as such information appears on our records; the telephone number where such shareholder can be reached during normal business hours; the number of common shares owned by such shareholder; the length of time such shares have been owned by the shareholder and any direct or indirect interest of such shareholder in any contract with us or any subsidiaries or affiliates or any of our principal competitors (a list of which will be provided by the Company within ten days following a request therefor by such shareholder); any material transaction between such shareholder and us, any subsidiaries or affiliates or any of our principal competitors (a list of which will be provided by the Company within ten days following a request therefor by such shareholder); and if such shareholder is not a natural person, the identity of the natural person or persons associated with such shareholder and the qualifications and background of such shareholder and any proportionate shares in us or derivative interests held, directly or indirectly, by a general or limited partnership of such shareholder for which such shareholder is a general partner or runs a beneficial interest in a general partner. If such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;
2.Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

2026 Proxy Statement	83

Other Matters
3.The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director;
4.The disclosure of any relationship of the candidate being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect;
5.A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and
6.A written acknowledgment by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in our Proxy Statement and has consented to serve as a Director, if elected.

84

Company Information

Parker Corporate Headquarters
Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124
216 896 3000

Stock Information
New York Stock Exchange
Ticker symbol: PH
investors.parker.com

Independent Registered Public Accounting Firm
Deloitte & Touche, LLP, Cleveland, Ohio

Transfer Agent & Registrar
Equiniti Trust Company
EQ Shareowner Services
P.O. Box 64854
St. Paul, Minnesota 55164-0854
Telephone 800 468 9716
www.shareowneronline.com

Investor Contact
JEFFREY J. MILLER
Vice President – Investor Relations
216 896 2708
jeffrey.miller@parker.com

6035 Parkland Blvd.
Cleveland, Ohio 44124
www.parker.com

Parker

PARKER-HANNIFIN CORPORATION
ATTN: JOSEPH R. LEONTI
6035 PARKLAND BLVD.
CLEVELAND, OH 44124-4141

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 27, 2026 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 25, 2026 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on October 27, 2026 for shares held directly and by 11:59 p.m. Eastern Daylight Time on October 25, 2026 for shares held in one of the Parker-Hannifin Corporation employee savings plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, please do not mail this Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03462-P55308

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARKER-HANNIFIN CORPORATION

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEMS 2 AND 3.

Nominees:	For	Against	Abstain
1a. Denise Russell Fleming	☐	☐	☐
1b. Lance M. Fritz	☐	☐	☐
1c. Linda A. Harty	☐	☐	☐
1d. Jennifer A. Parmentier	☐	☐	☐
1e. E. Jean Savage	☐	☐	☐
1f. Laura K. Thompson	☐	☐	☐
1g. James R. Verrier	☐	☐	☐
1h. James L. Wainscott	☐	☐	☐
1i. Beth A. Wozniak	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PARKER-HANNIFIN CORPORATION
2026 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, October 28, 2026
9:00 a.m., EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T03463-P55308

PARKER-HANNIFIN CORPORATION
Annual Meeting of Shareholders
October 28, 2026 9:00 a.m., EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints JENNIFER A. PARMENTIER, TODD M. LEOMBRUNO and JOSEPH R. LEONTI, and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 28, 2026, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

This card also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Parker Retirement Savings Plan; and to Computershare, Inc. and MUFG Corporate Markets Trustees (UK) Limited, as the administrators for the Parker-Hannifin Corporation Global Employee Stock Purchase Plan; and SunLife, as Trustee for shares held in the Deferred Profit Sharing Plan for Employees of Parker Hannifin Canada, the Parker Registered Retirement Savings Plan for Employees of Parker Hannifin Canada, and the Parker Employee Profit Sharing Plan for Employees of Parker Hannifin Canada. The Trustee of the Parker Retirement Savings Plan will vote all uninstructed and unallocated shares in the same proportion as the shares for which the Trustee receives voting instructions.

Continued and to be signed on reverse side